UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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September 25, 2024

To our Stockholders:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders of Oracle Corporation. Our Annual Meeting will be held on Thursday, November 14, 2024, at 9:00 a.m., Central Time. The 2024 Annual Meeting of Stockholders will be a virtual meeting. At our virtual Annual Meeting, stockholders will be able to attend, vote and submit questions via the Internet.

We describe in detail the actions we expect to take at the Annual Meeting in the following Notice of 2024 Annual Meeting of Stockholders and proxy statement. We have also made available a copy of our Annual Report on Form 10-K for fiscal 2024. We encourage you to read the Form 10-K, which includes information on our operations, products and services, as well as our audited financial statements.

This year, we will again be using the “Notice and Access” method of providing proxy materials to stockholders via the Internet. We believe that this process provides stockholders with a convenient and quick way to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. We will mail to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and the Form 10-K and vote electronically via the Internet. This notice will also contain instructions on how to receive a paper copy of the proxy materials. All stockholders who are not sent a notice, or who otherwise request, will be sent a paper copy of the proxy materials by mail or an electronic copy of the proxy materials by email. See “Questions and Answers about the Annual Meeting” beginning on page 81 for more information.

Please use this opportunity to take part in our corporate affairs by voting your shares on the business to come before this meeting. Whether or not you plan to attend the meeting, please vote electronically via the Internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope. See “How Do I Vote?” on pages 7 and 8 of the proxy statement for more details. Voting electronically, by telephone or by returning your proxy card does NOT deprive you of your right to attend the virtual meeting and to vote your shares during the meeting for the matters acted upon at the meeting. If you cannot attend the virtual meeting, we invite you to listen to a recording following the Annual Meeting through November 21, 2024 by going to www.virtualshareholdermeeting.com/ORCL2024 or our website at www.oracle.com/investor.

Sincerely,

Lawrence J. Ellison

Chairman and Chief Technology Officer

2300 Oracle Way

Austin, Texas 78741

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:00 a.m., Central Time, on Thursday, November 14, 2024

LOCATION	The meeting will be held in a virtual format only. Please visit www.virtualshareholdermeeting.com/ORCL2024.

REPLAY	A recording of the meeting will be available at www.virtualshareholdermeeting.com/ORCL2024 and on our website at www.oracle.com/investor following the Annual Meeting through November 21, 2024.

ITEMS OF BUSINESS

(1)   To elect 13 director nominees to serve on the Board of Directors until our 2025 Annual Meeting of Stockholders.

(2)   To hold an advisory vote to approve the compensation of our named executive officers.

(3)   To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2025.

(4)  To consider and act on one stockholder proposal, if properly presented at the Annual Meeting.

(5)   To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

RECORD DATE	September 16, 2024

PROXY VOTING

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares electronically via the Internet, by telephone or by completing and returning the proxy card or voting instruction card if you requested paper proxy materials. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you requested printed materials, the instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

MEETING ADMISSION

You are entitled to attend the Annual Meeting online, vote and submit one question during the meeting by visiting www.virtualshareholdermeeting.com/ORCL2024 and entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials, on your proxy card (if you requested printed materials) or on the instructions that accompanied your proxy materials. You will only be entitled to vote and submit a question at the Annual Meeting if you are a stockholder as of the close of business on September 16, 2024, the record date. More details on how to participate in this year’s virtual meeting can be found on pages 7 and 8 and in the “Questions and Answers about the Annual Meeting” beginning on page 81. In the event of a technical malfunction or other situation that at the discretion of the Chairman of the Board of Directors may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held, the Chairman or Corporate Secretary of Oracle will convene the meeting at 4:00 p.m., Central Time on the same date and at the location specified above solely for the purpose of holding the adjourned meeting at this later time. Under the foregoing circumstances, we will post information regarding the announcement on the Investors page of Oracle’s website at www.oracle.com/investor.

Brian S. Higgins Senior Vice President and Corporate Secretary September 25, 2024

2024 Annual Meeting of Stockholders

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING	80

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	81

NO INCORPORATION BY REFERENCE	87

OTHER BUSINESS	87

HOUSEHOLDING	87

2024 Annual Meeting of Stockholders

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. For more complete information about these topics, please review our Annual Report on Form 10-K for fiscal 2024 and the contents of this proxy statement. Fiscal 2024 began on June 1, 2023 and ended on May 31, 2024. Fiscal 2025 began on June 1, 2024 and ends on May 31, 2025.

The Notice of Internet Availability of Proxy Materials, this proxy statement and the accompanying proxy card or voting instruction card, including an Internet link to our Annual Report on Form 10-K for fiscal 2024, were first made available to stockholders on or about September 25, 2024.

2024 Annual Meeting of Stockholders

Date and Time

Thursday, November 14, 2024

9:00 a.m., Central Time

Location

Online via live audio webcast at www.virtualshareholdermeeting.com/ORCL2024

Record Date

You will only be entitled to vote and submit a question for the Annual Meeting if you are a stockholder as of the close of business on September 16, 2024, the record date.

Replay

A recording of the meeting will be available on our website at www.oracle.com/investor and at www.virtualshareholdermeeting.com/ORCL2024 following the Annual Meeting through November 21, 2024.

Voting and Attendance

You may vote on the Internet, by telephone, by mail or during the Annual Meeting if you are a stockholder as of the close of business on the record date. You are entitled to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/ORCL2024 and entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials, on your proxy card (if you requested printed materials), or on the instructions that accompanied your proxy materials.

Submitting a Question

You may submit one question either in advance of or during the Annual Meeting if you are a stockholder as of the close of business on the record date. You may submit a question in advance of the meeting at www.proxyvote.com by logging in with your 16-digit control number. During the Q&A session at the Annual Meeting, we will endeavor to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct.

Voting Roadmap

Agenda Item	Board Recommendation	Page

• Election of 13 directors	FOR Each Nominee	71

• Advisory vote to approve the compensation of our named executive officers (NEOs)	FOR	72

• Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2025	FOR	75

• Stockholder proposal	AGAINST	77

2024 Annual Meeting of Stockholders 1

Director Nominees

In Proposal No. 1, we are asking you to vote FOR each of the 13 director nominees listed below. Each director attended at least 75% of all Board meetings and applicable committee meetings during fiscal 2024.

Nominee	Age	Director Since	Independent	Current Committees

Awo Ablo Executive Vice President, Strategy and Partnerships, Tony Blair Institute for Global Change	52	2022		• Governance

Jeffrey S. Berg Chairman, Northside Services, LLC; Former Chairman and CEO, International Creative Management, Inc.	77	1997		• Independence (Chair) • Finance and Audit

Michael J. Boskin Tully M. Friedman Professor of Economics and Wohlford Family Hoover Institution Senior Fellow, Stanford University	78	1994		• Finance and Audit (Chair)

Safra A. Catz CEO, Oracle Corporation	62	2001

Bruce R. Chizen Senior Adviser, Permira Advisers LLP; Strategic Advisor, Voyager Capital; Former CEO, Adobe Systems Incorporated	69	2008		• Governance (Chair) • Finance and Audit

George H. Conrades* Executive Advisor and Former Chairman and CEO, Akamai Technologies, Inc.; Managing Partner, Longfellow Venture Partners	85	2008		• Compensation (Chair) • Independence

Lawrence J. Ellison Chairman, Chief Technology Officer (CTO) and Founder, Oracle Corporation	80	1977

Rona A. Fairhead Former Minister of State, U.K. Department for International Trade; Former Chair, BBC Trust; Former Chair and CEO, Financial Times Group Limited	63	2019		• Finance and Audit

Jeffrey O. Henley Vice Chairman of the Board, Oracle Corporation	79	1995

Charles W. Moorman Senior Advisor and Former CEO, Amtrak; Former CEO, Norfolk Southern Corporation	72	2018		• Compensation • Independence

Leon E. Panetta Co-founder and Chairman, Panetta Institute for Public Policy; Former U.S. Secretary of Defense; Former Director of the Central Intelligence Agency	86	2015		• Compensation • Governance

William G. Parrett Former CEO, Deloitte Touche Tohmatsu	79	2018		• Governance

Naomi O. Seligman Senior Partner, Ostriker von Simson, Inc.	86	2005		• Compensation (Vice Chair)
*	Current lead independent director. See “Corporate Governance—Board Leadership Structure” on page 28 for more information.

2 2024 Annual Meeting of Stockholders

Corporate Governance Highlights

Board of Directors	Stockholder Rights and Engagement	Good Governance Practices

     Ongoing Board refreshment: 5 new directors added in the last 7 fiscal years

     Separate Board Chair and Chief Executive Officer (CEO) roles

     Lead independent director

     Majority of independent directors (10 out of 15)*

     100% independent Board committees

     40% of Board members are women and/or come from a diverse background*

     Annual director elections

     Directors with diverse experiences and perspectives

     Annual Board and committee performance evaluations, including individual director interviews

*  Board of Directors as of September 16, 2024, the record date of the Annual Meeting.

     Single class of voting stock

     No supermajority voting provisions

     Stockholder proxy access

     Stockholder right to call a special meeting (20%)

     Stockholder right to act by written consent

     Active stockholder outreach and engagement program

     Robust director and senior officer stock ownership guidelines

     Robust compensation recovery (clawback) policy

     Anti-hedging policy applicable to all employees and directors

     Anti-pledging policy applicable to all employees and directors except Mr. Ellison (whose pledging activities are carefully monitored by our Governance Committee (as defined below))

     Director majority voting and mandatory resignation policy

Stockholder Engagement and Board Responsiveness

We have a long tradition of engaging with our stockholders to solicit their views on a wide variety of issues, including corporate governance, environmental and social matters, executive compensation and other issues. Our directors and members of our Legal and Investor Relations teams engage with stockholders throughout the year. The feedback received from our stockholder engagement efforts is communicated to and considered by the Board of Directors (the Board), and, when appropriate, the Board implements changes in response to stockholder feedback.

➢

Independent Director Engagement. On a regular basis, representatives of our independent directors hold meetings with our stockholders covering a wide range of topics, which have recently included executive compensation, Board refreshment and leadership structure, culture and inclusion and other corporate governance matters. The meetings tend to be between our largest institutional stockholders and all of the members of our Compensation Committee. Neither our Chairman nor our CEO participates in these meetings. We provide an open forum to our stockholders to discuss and comment on any aspects of our executive compensation program and any governance matters. The Board believes these meetings are important because they foster a relationship of accountability between the Board and our stockholders and help us better understand and respond to our stockholders’ priorities and perspectives.

2024 Annual Meeting of Stockholders 3

In fiscal 2024, all members of our Compensation Committee held meetings with eight large institutional stockholders. Thus far in fiscal 2025, we have reached out to eight large institutional stockholders to set up meetings with members of the Compensation Committee and the full Compensation Committee has already held video conference meetings with four large institutional stockholders.

➢

Executive Director Engagement. As part of our regular Investor Relations engagement program, our executive directors hold meetings with a number of our institutional stockholders throughout the year. We also hold an annual financial analyst meeting at Oracle CloudWorld in Las Vegas where analysts are invited to ask questions and hear presentations from key members of our management team, including our executive directors.

➢

Legal and Investor Relations Engagement. Members of our Legal and Investor Relations teams also engage with stockholders throughout the year. Stockholder proposals are presented to the Nomination and Governance Committee (the Governance Committee) and the committee provides recommendations to the Board regarding such proposals. Typically, members of our Legal team then engage with stockholder proponents before the proxy statement is filed. After our proxy statement is filed, members of our Legal and Investor Relations teams offer to re-engage with stockholders to discuss matters on the annual stockholder meeting agenda and solicit feedback. When appropriate, independent directors join these discussions.

➢

Say-on-Pay Vote Outcome and Board Responsiveness. Stockholders approved our advisory say-on-pay proposal at our 2023 Annual Meeting with 73% of the votes cast voting in favor of the compensation of our NEOs. This result represents an improvement compared to 2022 and our Board remains committed to understanding stockholder views and looks forward to continuing to increase levels of support in the future. As described above, all members of the Compensation Committee have met with and continue to engage with stockholders to actively understand what actions the Compensation Committee may take to address stockholder concerns.

4 2024 Annual Meeting of Stockholders

Below is a summary of the Board’s response to the most significant feedback received from stockholders.

What We Heard	The Board’s Response

The current compensation program for Mr. Ellison and Ms. Catz expires at the end of fiscal year 2025; please explain what changes the Compensation Committee is considering for the fiscal 2026 performance-based equity awards and whether the awards will be less complicated structurally than the current PSOs

The Compensation Committee intends for the new program to align Mr. Ellison’s and Ms. Catz’s compensation with the interests of stockholders and Oracle’s business goals. While the Compensation Committee has not determined the exact structure of the next performance-based equity program that will be put in place for Mr. Ellison and Ms. Catz for fiscal 2026, the directors intend to take the diverse range of stockholder feedback into account when designing the new program.

Please provide additional disclosure regarding how the Compensation Committee determines the amounts of performance-based cash bonuses, if any, paid to NEOs

See page 46 for information regarding the process the Compensation Committee follows and the factors it considers when awarding performance-based cash bonuses and the decision to select year-over-year growth in our non-GAAP operating income as the financial performance metric for determining our NEOs’ bonuses for fiscal 2024 (other than for Mr. Levey, whose bonus arrangement is described on page 47).

What We Heard	The Board’s Response
Mr. Ellison’s pledging of Oracle common stock may pose a risk to stockholders

The Governance Committee reviews Mr. Ellison’s pledging arrangements and carefully assesses any associated risks on a quarterly basis and reports on such arrangements and risks to the Finance and Audit Committee (F&A Committee) and the Board. The Governance Committee periodically seeks outside advice and counsel in connection with its oversight of Mr. Ellison’s pledging arrangements to allow for an independent third-party to assess and provide feedback to the Board on the pledging arrangements.

The Governance Committee believes that Mr. Ellison’s pledging arrangements do not pose a material risk to stockholders or to Oracle for several reasons, including Mr. Ellison’s financial capacity to repay his personal term loans without resorting to the sale or transfer of pledged shares, none of his shares being pledged as collateral for margin accounts, and the pledged shares not being used to shift or hedge any economic risk in owning Oracle common stock. See pages 25 and 26 for details on our Pledging Policy and the Governance Committee’s review of Mr. Ellison’s pledging arrangements.

Several members of the Board are long-tenured and there is concern that they may not be as engaged or effectively challenge management

The Board believes it is desirable to maintain a mix of longer-tenured, experienced directors who have developed deep institutional knowledge of and valuable insight into the company and its operations along with newer directors who can offer fresh perspectives. Longer-serving directors with experience and institutional knowledge bring critical skills, have a better understanding of the challenges Oracle is facing and may be at times more comfortable challenging management, including our CEO and CTO, given the long-standing relationship. The Board has worked diligently to identify and interview qualified new director candidates. The Board elected five new directors in the last seven fiscal years. In addition, the Board refreshment process includes several continuing education opportunities for directors to engage with key executives throughout the company while gaining a deeper understanding of Oracle’s products and services.

2024 Annual Meeting of Stockholders 5

Fiscal 2024 Named Executive Officers (NEOs)

Lawrence J. Ellison Chairman and CTO*

Safra A. Catz CEO**

Jeffrey O. Henley Vice Chairman

Stuart Levey Executive Vice President, Chief Legal Officer

Edward Screven Executive Vice President, Chief Corporate Architect

*Although Mr. Ellison is not an NEO for fiscal 2024, we have included his compensation in the presentation of the compensation tables as voluntary disclosure

** Ms. Catz also serves as our principal financial officer

Human Capital and Compensation Best Practices

Best Practices We Employ

   Compensation Committee has general oversight over all matters related to human capital management and reviews attrition, engagement data and diversity metrics for employees at all career levels

   Diversity metrics and EEO-1 statement are publicly available on our Culture and Inclusion website

   High proportion of compensation for our CEO and CTO is performance-based and aligned with stockholders’ interests

   Caps on maximum payout of bonuses and performance-based equity awards

   Robust stock ownership guidelines

   Disciplined dilution rates from equity awards

   Robust compensation recovery (clawback) policy in the event of a financial restatement or significant misconduct

   Independent Compensation Committee

   Annual risk assessment of compensation programs

   Independent compensation consultant

   Anti-pledging policy applicable to all employees and directors except Mr. Ellison (whose pledging activities are carefully monitored by our Governance Committee)

   Anti-hedging policy applicable to all employees and directors

   Executive Bonus Plan applicable to executive officers directly responsible for Oracle’s financial performance uses pre-established financial performance metrics

   Compensation-focused stockholder engagement

Practices We Avoid

×  No severance benefit arrangements for executives except as required by law or provided under our equity incentive plan to employees generally

×  No “single-trigger” change in control vesting of equity awards

×  No change in control acceleration of performance-based cash bonuses

×  No minimum guaranteed vesting for performance-based equity awards granted to our NEOs

×  No “golden parachute” tax reimbursements or gross-ups for our NEOs

×  No payout or settlement of dividends or dividend equivalents on unvested equity awards

×  No supplemental executive retirement plans, executive pensions or excessive retirement benefits

×  No repricing, cash-out or exchange of “underwater” stock options without stockholder approval

6 2024 Annual Meeting of Stockholders

PROXY STATEMENT

We are providing these proxy materials in connection with Oracle Corporation’s 2024 Annual Meeting of Stockholders (the Annual Meeting). The Notice of Internet Availability of Proxy Materials (the Notice), this proxy statement and the accompanying proxy card or voting instruction card, including an Internet link to our most recently filed Annual Report on Form 10-K, were first made available to stockholders on or about September 25, 2024. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

HOW DO I VOTE?

Your vote is important. You may vote on the Internet, by telephone, by mail or during the Annual Meeting, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction card.

Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on November 13, 2024.

➢	Vote on the Internet

If you are a stockholder of record, you may submit your proxy by going to www.proxyvote.com and following the instructions provided in the Notice. If you requested printed proxy materials, you may follow the instructions provided with your proxy materials and on your proxy card. If your shares are held with a broker, you will need to go to the website provided on your Notice or voting instruction card. Have your Notice, proxy card or voting instruction card in hand when you access the voting website. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

➢	Vote by Telephone

If you are a stockholder of record, you can also vote by telephone by dialing 1-800-690-6903. If your shares are held with a broker, you can vote by telephone by dialing the number specified on your voting instruction card. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded. Have your proxy card or voting instruction card in hand when you call.

➢	Vote by Mail

If you have requested printed proxy materials, you may choose to vote by mail, by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. If the envelope is missing and you are a stockholder of record, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If the envelope is missing and your shares are held with a broker, please mail your completed voting instruction card to the address specified therein. Please allow sufficient time for mailing if you decide to vote by mail.

Please note that if you received a Notice, you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet and how to request paper copies of the proxy materials.

➢	Voting at the Annual Meeting

The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting and vote on the virtual meeting platform. The shares voted electronically, telephonically, or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.

2024 Annual Meeting of Stockholders 7

➢	Attending the Annual Meeting

This year’s Annual Meeting will be held in a virtual format only. The accompanying proxy materials and the meeting’s website, www.virtualshareholdermeeting.com/ORCL2024, include instructions on how to participate in the meeting and how you may vote your shares of Oracle stock. To be admitted to the Annual Meeting online, vote and submit a question during the meeting, you must enter the 16-digit control number included on the Notice of Internet Availability of Proxy Materials, on your proxy card (if you requested printed materials), or on the instructions that accompanied your proxy materials.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Participants should also give themselves enough time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

We encourage you to access the Annual Meeting before it begins. Online check-in will start 15 minutes before the meeting on November 14, 2024. If you have difficulty accessing the meeting, please call the technical support number that will be posted on the meeting log-in page.

Q&A at the Annual Meeting

During the question and answer session, we will address questions submitted in advance of, and questions submitted live during, the Annual Meeting that comply with our meeting rules of conduct. You may submit one question either in advance of or during the meeting. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with the 16-digit control number included on the Notice of Internet Availability of Proxy Materials, on your proxy card (if you requested printed materials), or on the instructions that accompanied your proxy materials. Alternatively, you may submit a question during the Annual Meeting through www.virtualshareholdermeeting.com/ORCL2024.

Please identify yourself when submitting a question. We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct. The meeting rules of conduct will be available during the Annual Meeting at www.virtualshareholdermeeting.com/ORCL2024. We reserve the right to edit any inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Oracle’s business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition in the interest of time and fairness to all stockholders.

The question and answer session will be accessible following the meeting as part of the recording of the meeting that will be available at www.virtualshareholdermeeting.com/ORCL2024 and on our website at www.oracle.com/investor following the Annual Meeting through November 21, 2024.

8 2024 Annual Meeting of Stockholders

BOARD OF DIRECTORS

Nominees for Directors

There are 13 director nominees, all of whom stood for election at our last annual meeting of stockholders. Two of our current non-independent directors, Renée J. James and Vishal Sikka, will not be standing for re-election at the Annual Meeting. We thank them for their service to Oracle. Following the Annual Meeting, the Board size will be reduced from 15 to 13 directors.

➢	Director Qualifications

Our Corporate Governance Guidelines (described in “Corporate Governance—Corporate Governance Guidelines” on page 23) contain Board membership qualifications that apply to Board nominees recommended by the Governance Committee. The Governance Committee strives for a mix of skills, experience and perspectives that will help create an outstanding, diverse, dynamic and effective Board. In selecting nominees, the Governance Committee assesses the character and acumen of candidates and endeavors to collectively establish areas of core competency of the Board, including, among others, industry and technical knowledge and experience; management, accounting and finance expertise; and demonstrated business judgment, leadership and strategic vision. The Governance Committee values a diversity of backgrounds, experience, perspectives and leadership in different fields when identifying director nominees. As noted in our Corporate Governance Guidelines, the Governance Committee is committed to actively seeking directors who are diverse with respect to gender, race and ethnicity for the pool from which director candidates are chosen.

The Governance Committee also takes director tenure into consideration when making director nomination decisions and believes that it is desirable to maintain a mix of longer-tenured, experienced directors that have developed increased institutional knowledge of and valuable insight into our company and its operations and newer directors with fresh perspectives. The Governance Committee and the Board also believe that longer-tenured, experienced directors are a significant strength of the Board, given the large size of our company, the breadth of our product offerings and the international scope of our organization. See “Corporate Governance—Director Tenure, Board Refreshment and Diversity” on page 31 for more information.

Below we identify the key experiences, qualifications and skills our director nominees bring to the Board and that the Board considers important in light of Oracle’s businesses and industry.

Industry Knowledge and Experience

We seek to have directors with experience as executives or directors or in other leadership positions in the particular technology industries in which we compete because our success depends on developing and investing in innovative products and technologies. We believe this experience is critical to the Board’s ability to understand our products and business, assess our competitive position within the technology industry and the strengths and weaknesses of our competitors, maintain awareness of technology trends and innovations, and evaluate potential acquisitions and our acquisition strategy.

Management, Oversight of Complex Organizations, Accounting and Finance Expertise

We believe that an understanding of management practices, oversight of complex organizations and accounting/finance expertise is important for our directors. We value management experience in our directors as it provides a practical understanding of organizations, processes, strategies, risk management and the methods to drive change and growth that permit the Board to, among other things, identify and recommend improvements to our business operations, sales and marketing approaches and product strategy. We also seek to have at least one independent director who qualifies as an audit committee financial expert, and we expect all of our directors to be financially knowledgeable.

2024 Annual Meeting of Stockholders 9

Business Judgment, Leadership and Strategic Vision

We believe that directors with experience in significant leadership positions are commonly required to demonstrate excellent business judgment, leadership skills and strategic vision. We seek directors with these characteristics as they bring important insights to Board deliberations and processes. We also believe that is important to have directors with experience leading other large, complex organizations who can collaborate with and provide counsel to our executive management team.

The Board evaluates its own composition in the context of the diverse experiences and perspectives that the directors collectively bring to the boardroom. Their backgrounds provide the Board with vital insights. The matrix below summarizes what our Board believes are desirable skills and experiences for director nominees in light of our current business strategy but does not encompass all skills and experiences of such director nominees. Each director nominee’s biography provides further details regarding each nominee’s specific qualifications.

Key Skills & Experience	Ellison	Catz	Henley	Ablo	Berg	Boskin	Chizen	Conrades	Fairhead	Moorman	Panetta	Parrett	Seligman

Technology Industry

Risk Management

Strategic Transformation

Global Organizations

Long-term Growth Strategy

Healthcare Industry

Governmental Affairs and Regulation

Finance and Accounting

International Tax and Monetary Policy

Technological Innovation and IP

Cybersecurity

Executive Leadership and Talent Development

Former/current director at another public company

10 2024 Annual Meeting of Stockholders

The experiences, qualifications and skills of each director that the Board considered in his or her nomination are included below the directors’ individual biographies on the following pages. The Board concluded that each nominee should serve as a director based on the specific experience and attributes listed below and the direct personal knowledge of each nominee’s previous service on the Board, including the insight and collegiality each nominee brings to the Board’s functions and deliberations. The age of each director is provided as of September 16, 2024, the record date for the Annual Meeting.

AWO ABLO
Independent Director Director since 2022 Age: 52

Ms. Ablo has served as the Executive Vice President, Strategy and Partnerships at the Tony Blair Institute for Global Change (the Institute), a global non-profit organization, since November 2022 and as an advisor to iceaddis, an Ethiopian innovation hub and technology startup incubator, since 2022. She previously served as the Executive Director, External Relations at the Institute from October 2017 to November 2022 and as the Director, External Affairs at the Institute from March 2017 to October 2017. Previously, Ms. Ablo was Director of Development and External Relations for the Tony Blair Africa Governance Initiative from May 2016 to March 2017. She has also served on various advisory groups and committees, including the Chatham House Global Health Working Group.

Qualifications: Ms. Ablo brings to the Board extensive experience collaborating with senior international government officials, including through her experience at the Institute and through her previous role with the BBC World Service Trust. She also offers valuable perspective on healthcare matters resulting from her past role at the International HIV/AIDS Alliance and her service on the Chatham House Global Health Working Group and other advisory groups and committees. Our Board benefits from Ms. Ablo’s insight into the perspectives and needs of our government and healthcare customers throughout the world.

Board Committees: Governance

JEFFREY S. BERG
Independent Director Director since 1997 Age: 77

Mr. Berg has been an agent, media executive and adviser in the entertainment industry for over 45 years. Mr. Berg has served as Chairman of Northside Services, LLC, a media and entertainment advisory firm, since May 2015. Mr. Berg was Chairman of Resolution, a talent and literary agency he founded, from January 2013 until April 2015. Between 1985 and 2012, he was the Chairman and CEO of International Creative Management, Inc. (ICM), a talent agency for the entertainment industry. He has served as Co-Chair of California’s Council on Information Technology and was President of the Executive Board of the College of Letters and Sciences at the University of California at Berkeley. He previously served on the Board of Trustees of the Anderson School of Management at the University of California at Los Angeles and the Court of Governors of the London School of Economics.

Qualifications: As the former CEO of ICM, Mr. Berg brings to the Board over 25 years of leadership experience running one of the world’s preeminent full service talent agencies in the entertainment industry. Mr. Berg’s prior experience as CEO and as a representative of some of the world’s most well-known performing artists, writers, directors and production companies offers the Board a valuable perspective with respect to managing a global brand in rapidly changing industries and in management, compensation and operational matters.

Board Committees: Finance and Audit, Independence (Chair)

MICHAEL J. BOSKIN
Independent Director Director since 1994 Age: 78

Dr. Boskin is the Tully M. Friedman Professor of Economics and Wohlford Family Hoover Institution Senior Fellow at Stanford University, where he has been on the faculty since 1971. He is CEO and President of Boskin & Co., Inc., a consulting firm. He was Chairman of the President’s Council of Economic Advisers from February 1989 until January 1993. Dr. Boskin currently serves as director of Bloom Energy Corporation.

Qualifications: Dr. Boskin is recognized internationally for his research on world economic growth, tax and budget theory and policy, U.S. saving and consumption patterns and the implications of changing technology and demography on capital, labor and product markets. He brings to the Board significant economic and financial expertise and provides a valuable perspective on a number of challenges faced by Oracle due to its global operations, including, for example, questions regarding international tax and monetary policy, treasury functions, currency exposure and general economic and labor trends and risks. In addition, Dr. Boskin’s experience as CEO of his consultancy firm and as a former director of another large, complex global organization provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Board Committees: Finance and Audit (Chair)

2024 Annual Meeting of Stockholders 11

SAFRA A. CATZ
Chief Executive Officer Director since 2001 Age: 62

Ms. Catz has been our CEO since September 2014. She served as our President from January 2004 to September 2014 and as our Chief Financial Officer (CFO) most recently from April 2011 until September 2014. Ms. Catz was previously our CFO from November 2005 until September 2008 and our Interim CFO from April 2005 until July 2005. Prior to being named President, she held various other positions with us since joining Oracle in 1999. During the last five years, Ms. Catz previously served as a director of The Walt Disney Company.

Qualifications: In her current role at Oracle, Ms. Catz is responsible for all operations at Oracle other than product development and engineering. As our CEO and former CFO, our Board benefits from Ms. Catz’s many years with Oracle and her unique expertise regarding Oracle’s strategic vision, management and operations. Prior to joining Oracle, Ms. Catz developed deep technology industry experience as a managing director with the investment banking firm Donaldson, Lufkin & Jenrette from 1986 to 1999 covering the technology industry. With this experience, Ms. Catz brings valuable insight regarding the technology industry generally, and in particular in the execution of our acquisition strategy. In addition, Ms. Catz’s service as a director of other large, complex global organizations provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

BRUCE R. CHIZEN
Independent Director Director since 2008 Age: 69

Mr. Chizen is currently an independent consultant and has served as Senior Adviser to Permira Advisers LLP (Permira), a private equity firm, since July 2008 and as a Strategic Advisor at Voyager Capital, a venture capital firm, since May 2023. Mr. Chizen previously served as a Venture Partner at Voyager Capital from July 2009 to May 2023. He has also served as an Operating Partner for Permira Growth Opportunities, a private equity fund, since June 2018. From 1994 to 2008, Mr. Chizen served in a number of positions at Adobe Systems Incorporated (Adobe), a provider of design, imaging and publishing software, including CEO (2000 to 2007), President (2000 to 2005), acting CFO (2006 to 2007) and strategic adviser (2007 to 2008). Mr. Chizen currently serves as Chair of both ChargePoint, Inc. and Informatica Inc. and as a director of Synopsys, Inc.

Qualifications: As the former CEO of Adobe, Mr. Chizen brings to the Board first-hand experience in successfully leading and managing a large, complex global organization in the technology industry. In particular, Mr. Chizen’s experience in heading the extension of Adobe’s product leadership provides the Board with perspectives applicable to challenges faced by Oracle. In addition, Mr. Chizen’s current roles at Permira and Voyager Capital require him to be very familiar with companies driven by information technology or intellectual property, which allows him to provide the Board with valuable insights in its deliberations regarding Oracle’s acquisition and product strategies. The Board also benefits from Mr. Chizen’s financial expertise and significant audit and financial reporting knowledge, including his experience as the former acting CFO of Adobe. Mr. Chizen’s service as a director of large, complex global organizations, as well as smaller private companies, provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Board Committees: Finance and Audit, Governance (Chair)

GEORGE H. CONRADES
Lead Independent Director Director since 2008 Age: 85

Mr. Conrades has served as an Executive Advisor to Akamai Technologies, Inc. (Akamai), a content delivery network services provider for media and software delivery and cloud security solutions, since June 2018. He previously served as Akamai’s CEO from 1999 to 2005 and Chairman from 1999 to 2018. Mr. Conrades currently serves as Managing Partner at Longfellow Venture Partners, a private venture fund advising and investing in early stage healthcare and technology companies. He also served as a Venture Partner at Polaris Venture Partners, an early stage investment company, from 1998 to 2012 and is currently Partner Emeritus. During the last five years, Mr. Conrades previously served as a director of Cyclerion, Inc.

Qualifications: As the former CEO of Akamai, Mr. Conrades brings to the Board first-hand experience in successfully leading and managing a large, complex global organization in the technology industry. Mr. Conrades’ experience provides the Board with a perspective applicable to challenges faced by Oracle. In addition, Mr. Conrades’ current role at Longfellow Venture Partners requires him to be very familiar with growth companies, including those driven by information technology or intellectual property, which allows him to provide the Board with valuable insights in its deliberations regarding Oracle’s acquisition and product strategies. Mr. Conrades’ service as a director of large, complex global organizations, as well as smaller private companies, provides the Board with important perspectives in its evaluation of Oracle’s practices and processes as well as matters related to human capital management and compensation.

Board Committees: Compensation (Chair), Independence

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LAWRENCE J. ELLISON
Chairman, Chief Technology Officer and Founder Director since 1977 Age: 80

Mr. Ellison has been our Chairman of the Board and CTO since September 2014. Mr. Ellison served as our CEO from June 1977, when he founded Oracle, until September 2014. He previously served as our Chairman of the Board from May 1995 to January 2004. In the last five years, he previously served as a director of Tesla, Inc.

Qualifications: Mr. Ellison is Oracle’s Founder and served as our CEO since we commenced operations in June 1977 through September 2014. He is widely regarded as a technology visionary and one of the world’s most successful business executives. Mr. Ellison’s familiarity with and knowledge of our technologies and product offerings are unmatched. He continues to lead and oversee our product engineering, technology development and strategy. For over 45 years he has successfully steered Oracle in new strategic directions in order to adapt to and stay ahead of our competition and changing industry trends. Mr. Ellison is our largest stockholder, beneficially owning approximately 41.6% of the outstanding shares of our common stock (based on data available as of September 16, 2024), directly aligning his interests with those of our stockholders.

RONA A. FAIRHEAD
Independent Director Director since 2019 Age: 63

Mrs. Fairhead served as Minister of State for Trade and Export Promotion, Department for International Trade in the United Kingdom from September 2017 to May 2019. She previously served as Chair of the British Broadcasting Corporation (BBC) Trust from October 2014 to April 2017. From 2006 to 2013, Mrs. Fairhead was Chair and CEO of the Financial Times Group Limited, which was a division of Pearson plc, and, prior to that, she served as Pearson plc’s CFO. Before joining Pearson plc, Mrs. Fairhead held a variety of leadership positions at Bombardier Inc. and Imperial Chemical Industries plc. Mrs. Fairhead serves as Chair of the Board of RS Group plc (previously Electrocomponents plc) and as Senior Independent Director of CVC Capital Partners plc and is a member of the U.K. House of Lords.

Qualifications: Mrs. Fairhead brings to the Board extensive international experience in finance, risk management and global operations gained from her leadership roles at the BBC Trust, the Financial Times Group Limited, Pearson plc, RS Group plc and other multinational companies. She also contributes significant expertise in government affairs from her experience as the U.K. Minister of State for Trade and Export Promotion. Mrs. Fairhead brings her valuable perspectives on risk management resulting from her experiences serving as chair of the risk committee and financial system vulnerabilities committee of HSBC Holdings plc and as chair of the U.K. Government’s Cabinet Office Audit and Risk Committee. In addition, Mrs. Fairhead brings to the Board global marketplace insights and customer perspectives developed through her current and prior service on the boards of directors at multinational public companies across multiple industries.

Board Committees: Finance and Audit

JEFFREY O. HENLEY
Vice Chairman Director since 1995 Age: 79

Mr. Henley has served as our Vice Chairman of the Board since September 2014. Mr. Henley previously served as our Chairman of the Board from January 2004 to September 2014. He served as our Executive Vice President and CFO from March 1991 to July 2004.

Qualifications: Our Board benefits from Mr. Henley’s many years with Oracle and his deep expertise and knowledge regarding our strategic vision, management and operations. Mr. Henley meets regularly with significant Oracle customers and is instrumental in closing major commercial transactions worldwide. This role allows Mr. Henley to remain close to our customers and the technology industry generally. Mr. Henley also brings to the Board significant financial and accounting expertise from his service as our former CFO and in other finance positions prior to joining Oracle.

2024 Annual Meeting of Stockholders 13

CHARLES W. MOORMAN
Independent Director Director since 2018 Age: 72

Mr. Moorman is currently a Senior Advisor to Amtrak, a position he has held since 2018, and he previously served as President and CEO from August 2016 to January 2018. Mr. Moorman was previously CEO (from 2005 to 2015) and Chairman (from 2006 to 2015) of Norfolk Southern Corporation (Norfolk Southern), a transportation company. From 1975 to 2005, he held various positions in operations, information technology, and human resources at Norfolk Southern. Mr. Moorman serves as a director of Chevron Corporation and in the last five years he previously served as a director of Duke Energy Corporation.

Qualifications: As the former CEO of Norfolk Southern, Mr. Moorman brings to the Board extensive experience leading and managing the operations of a large, complex Fortune 500 company. Mr. Moorman’s forty-year career with Norfolk Southern included numerous senior management and executive positions requiring expertise in engineering, technology, finance and risk management. Mr. Moorman also brings to the Board significant regulatory expertise and familiarity with environmental affairs gained through his leadership roles at both Amtrak and Norfolk Southern. In addition, Mr. Moorman’s service as a director of other large public companies provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Board Committees: Compensation, Independence

LEON E. PANETTA
Independent Director Director since 2015 Age: 86

Secretary Panetta served as U.S. Secretary of Defense from 2011 to 2013 and as Director of the Central Intelligence Agency from 2009 to 2011. Prior to that time, Secretary Panetta was a member of the U.S. House of Representatives from 1977 to 1993, served as Director of the Office of Management and Budget from 1993 to 1994 and served as President Bill Clinton’s Chief of Staff from 1994 to 1997. He is the co-founder and Chairman of the Panetta Institute for Public Policy and currently serves as moderator of the Leon Panetta Lecture Series, a program he created. Secretary Panetta previously served as Distinguished Scholar to Chancellor Charles B. Reed of the California State University System and professor of public policy at Santa Clara University.

Qualifications: With a distinguished record of public service at the highest levels of government, Secretary Panetta brings to the Board robust, first-hand knowledge of government affairs and public policy issues. Secretary Panetta’s 16 years of experience in the U.S. House of Representatives and service in the administrations of two U.S. Presidents allow him to advise the Board on a wide range of issues related to Oracle’s interactions with governmental entities. In addition, Secretary Panetta’s service as a leader of large and complex government institutions, including the U.S. Department of Defense, the Central Intelligence Agency and the Office of Management and Budget, provides the Board with important perspectives on Oracle’s operational practices and processes, as well as risk management and oversight expertise.

Board Committees: Compensation, Governance

WILLIAM G. PARRETT
Independent Director Director since 2018 Age: 79

Mr. Parrett served as the CEO of Deloitte Touche Tohmatsu (Deloitte), a multinational professional services network, from 2003 until 2007. He joined Deloitte in 1967 and served in a series of roles of increasing responsibility until his retirement in 2007. Mr. Parrett serves as a director of Blackstone Inc. and Thoughtworks, Inc. In the last five years, he previously served as a director of the Eastman Kodak Company, Conduent Inc., Thermo Fisher Scientific Inc. and UBS Group AG. Mr. Parrett is a Certified Public Accountant with an active license.

Qualifications: As the former CEO of Deloitte, Mr. Parrett brings to the Board significant experience leading and managing the operations of a large, complex global organization. Mr. Parrett is highly skilled in the fields of auditing, accounting and internal controls, and risk management, and he brings valuable financial expertise to the Board. In addition, Mr. Parrett’s service as a director of other public companies in the technology and financial services sectors provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Board Committees: Governance

14 2024 Annual Meeting of Stockholders

NAOMI O. SELIGMAN
Independent Director Director since 2005 Age: 86

Ms. Seligman has served as a senior partner at Ostriker von Simson, Inc., a technology research firm which chairs the CIO Strategy Exchange, since June 1999. Since 1999, this forum has brought together senior executives in four vital quadrants of the IT sector. From 1977 until June 1999, Ms. Seligman served as a co-founder and senior partner of the Research Board, Inc., a private sector institution sponsored by 100 chief information officers from major global corporations. In the last five years, Ms. Seligman previously served as a director of Akamai Technologies, Inc.

Qualifications: As a senior partner at Ostriker von Simson, Inc., a co-partner of the CIO Strategy Exchange, and a co-founder and former senior partner of the Research Board, Inc., Ms. Seligman is recognized as a thought leader in the technology industry. Ms. Seligman also serves as an independent advisor to some of the largest multinational corporations where she helps oversee global strategy and operations, which allows her to provide our Board with important perspectives in its evaluation of Oracle’s practices and processes as well as matters related to human capital management and compensation. The Board also benefits from Ms. Seligman’s strong experience and customer-focused perspective and the valuable insights gained from the senior-level relationships she maintains throughout the technology industry.

Board Committees: Compensation (Vice Chair)

2024 Annual Meeting of Stockholders 15

➢	Recommendations of Director Candidates

The Governance Committee will consider all properly submitted candidates recommended by stockholders for Board membership. Our Corporate Governance Guidelines (available on our website at www.oracle.com/goto/corpgov) set forth the Governance Committee’s policy regarding the consideration of all properly submitted candidates recommended by stockholders as well as candidates recommended by current Board members and others.

Any stockholder wishing to recommend a candidate for consideration for nomination by the Governance Committee must provide written notice to the Corporate Secretary of Oracle by mail at Oracle Corporation, 2300 Oracle Way, Austin, Texas 78741 or by email (Corporate_Secretary@oracle.com) with a confirmation copy sent by mail to the address above. The written notice must include the candidate’s name, biographical data and qualifications and a written consent from the candidate agreeing to be named as a nominee and to serve as a director if nominated and elected. By following these procedures, a stockholder will have properly submitted a candidate for consideration. However, there is no guarantee that the candidate will be nominated.

Potential director candidates are generally suggested to the Governance Committee by current Board members and stockholders and are evaluated at meetings of the Governance Committee. In evaluating such candidates, every effort is made to complement and strengthen skills within the existing Board. The Governance Committee seeks Board approval of the final candidates recommended by the Governance Committee. The same evaluation procedures apply to all candidates for director, whether submitted by stockholders or otherwise.

Information regarding procedures for the stockholder submission of director nominations to be considered at our next annual meeting of stockholders may be found in “Corporate Governance—Proxy Access and Director Nominations” on page 24 and “Stockholder Proposals for the 2025 Annual Meeting” on page 80. Submissions must follow the requirements set forth in our Bylaws.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 (Exchange Act) no later than September 15, 2025. However, we note that this date does not supersede any of the requirements or timing set forth in our Bylaws.

Communications with the Board

Any person wishing to communicate with any of our directors, including our lead independent director and our other independent directors, regarding bona fide issues about Oracle may send an email to Corporate_Secretary@oracle.com or may write to the director(s), c/o the Corporate Secretary of Oracle at 2300 Oracle Way, Austin, Texas 78741. The Corporate Secretary will periodically forward relevant communications to the appropriate directors or committees of the Board. In addition, we present germane communications, as well as draft responses, at meetings of our Governance Committee. These communications and draft responses are also provided to the appropriate committee or group of directors based on the subject matter of the communication; for example, communications regarding executive compensation are provided to our Compensation Committee, in addition to our Governance Committee.

Board Meetings

Our business, property and affairs are managed under the direction of the Board. Members of the Board are kept informed of our business through discussions with our Chairman, Vice Chairman, CEO, Chief Legal Officer, Corporate Secretary and other officers and employees, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

During fiscal 2024, the Board met four times. Each director attended at least 75% of all Board and applicable committee meetings in fiscal 2024. Board members are also expected to attend our annual meeting of stockholders. In November 2023, 14 directors attended our annual meeting of stockholders, with one absent due to illness.

Number of Board and Committee Meetings Fiscal 2024

16 2024 Annual Meeting of Stockholders

Board members are also given the opportunity to attend director education sessions throughout the year. The sessions feature presentations by members of management on different areas of our business. Although these sessions are not mandatory, many of our directors choose to participate.

Committees, Membership and Meetings

The current standing committees of the Board are the F&A Committee, the Governance Committee, the Compensation Committee and the Committee on Independence Issues (the Independence Committee).

Each committee reviews its charter at least annually, or more frequently as legislative and regulatory developments and business circumstances warrant. Each of the committees may make additional recommendations to our Board for revision of its charter to reflect evolving best practices. The charters for the F&A, Governance, Compensation, and Independence Committees are posted on our website at www.oracle.com/goto/corpgov.

➢	Committee Membership

The table below identifies committee membership as of September 16, 2024, the record date of the Annual Meeting.

Director	Finance and Audit	Compensation	Governance	Independence

Awo Ablo

Jeffrey S. Berg				Chair

Michael J. Boskin	Chair

Safra A. Catz

Bruce R. Chizen			Chair

George H. Conrades		Chair

Lawrence J. Ellison

Rona A. Fairhead

Jeffrey O. Henley

Renée J. James

Charles W. Moorman

Leon E. Panetta

William G. Parrett

Naomi O. Seligman		Vice Chair

Vishal Sikka

The Board has determined that all directors who served during fiscal 2024 on the Compensation, F&A, Governance and Independence Committees were independent under the applicable New York Stock Exchange (NYSE) listing standards during the periods they served on those committees. The Board has also determined that all directors who served during fiscal 2024 on the Compensation and F&A Committees satisfied the applicable NYSE and U.S. Securities and Exchange Commission (SEC) heightened independence standards for members of compensation and audit committees during the periods they served on those committees. See “Corporate Governance—Board of Directors and Director Independence” on pages 30 and 31 for more information.

2024 Annual Meeting of Stockholders 17

The Finance and Audit Committee

The F&A Committee oversees our accounting and financial reporting processes and the audit and integrity of our financial statements, assists the Board in fulfilling its oversight responsibilities regarding audit, finance, accounting, cybersecurity, tax and legal compliance and risk, and evaluates merger and acquisition transactions and investment transactions proposed by management. In particular, the F&A Committee is responsible for overseeing the engagement, independence, compensation, retention and services of our independent registered public accounting firm. The F&A Committee’s primary responsibilities and duties are to:

•	act as an independent and objective party to monitor our financial reporting process and internal control over financial reporting;

•	review and appraise the audit efforts of our independent registered public accounting firm;

•	receive regular updates from our internal audit department regarding our internal audit plan and compliance with various policies and operational processes across all lines of business;

•	evaluate our quarterly financial performance at earnings review meetings;

•	consider and review acquisition and investment candidates and opportunities identified by management;

•	oversee management’s establishment and enforcement of financial policies and business practices;

•	oversee our compliance with laws and regulations and our Code of Ethics and Business Conduct;

•

provide an open avenue of communication between the Board and the independent registered public accounting firm, Chief Legal Officer, financial and senior management, Chief Compliance & Ethics Officer and internal audit department;

•

review and discuss with management privacy and data security risk exposures, including, among other things, the potential impacts of those exposures on our business, financial results, operations and reputation; and

•	produce the Report of the Finance and Audit Committee of the Board, included elsewhere in this proxy statement, as required by SEC rules.

The F&A Committee held executive sessions with our independent registered public accounting firm on four occasions in fiscal 2024. The Board has determined that each of Dr. Boskin and Mrs. Fairhead qualifies as an “audit committee financial expert” as defined by SEC rules.

The Compensation Committee

The Compensation Committee helps us attract, retain and incentivize talented executives. The Compensation Committee’s primary responsibilities and duties are to:

•	review and approve all compensation arrangements of our CEO and our other executive officers, including, as applicable, base salaries, bonuses and equity awards;

•	review and approve non-employee director compensation, subject to ratification by the Board;

•	lead the Board in its evaluation of the performance of our CEO;

•

review and discuss the Compensation Discussion and Analysis (CD&A) portion of our proxy statement with management and determine whether to recommend to the Board that the CD&A be included in our proxy statement;

•	review the Compensation Committee Report for inclusion in our proxy statement, as required by SEC rules;

•	review and monitor matters related to human capital management, including talent acquisition and retention;

•	review, approve and administer our stock plans and approve equity awards to certain participants;

•

annually assess the risks associated with our compensation practices, policies and programs applicable to our employees to determine whether such risks are appropriate or reasonably likely to have a material adverse effect on Oracle;

•	oversee and review compliance with the stock ownership guidelines for our directors and senior officers; and

•	oversee our 401(k) Plan Committee and amend the Oracle Corporation 401(k) Savings and Investment Plan (the 401(k) Plan) when appropriate.

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In determining any component of executive or director compensation, the Compensation Committee considers the aggregate amounts and mix of all components in its decisions. Our legal department, human resources department and the Compensation Committee’s independent compensation consultant support the Compensation Committee in its work. For additional details regarding the Compensation Committee’s role in determining executive compensation, including its engagement of an independent compensation consultant, refer to “Executive Compensation—Compensation Discussion and Analysis” beginning on page 36. See “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—Long-Term Incentive Compensation—Equity Awards and Grant Administration” on page 49 for a discussion of the Compensation Committee’s role as the administrator of our stock plans and for a discussion of our policies and practices regarding the grant of our equity awards.

Risk Assessment of Compensation Policies and Practices

The Compensation Committee, in consultation with management and Compensia, Inc., the committee’s independent compensation consultant, has assessed the compensation policies and practices applicable to our executive officers and other employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on Oracle. The Compensation Committee conducts this assessment annually.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an officer or employee of Oracle or of any of our subsidiaries or affiliates or has had any relationship with Oracle requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. During the last fiscal year:

•	none of our executive officers served on the board of directors of any other entity, any officers of which served on our Compensation Committee; and

•	none of our executive officers served on the compensation committee of any other entity, any officers of which served either on our Board or on our Compensation Committee.

The Nomination and Governance Committee

The Governance Committee’s primary responsibilities and duties are to:

•	review and evaluate the size, composition, function and duties of the Board consistent with its needs;

•	identify, consider, recommend and assist in recruiting qualified candidates for election to the Board;

•	review and reassess the adequacy of our corporate governance policies and procedures, including our Corporate Governance Guidelines;

•	review the performance of the Board and its committees (including reviewing the performance of individual directors);

•	review and assess the adequacy of our policies, plans and procedures regarding succession planning;

•	oversee compliance with our Policy on Pledging Oracle Securities (see pages 25 and 26 for details) and risks related to pledging arrangements; and

•	oversee and periodically review our environmental, social and governance (ESG) programs, including environmental sustainability.

The Committee on Independence Issues

The Independence Committee is comprised solely of independent directors and is charged with reviewing and approving individual transactions, or a series of related transactions, involving amounts in excess of $120,000 between us (or any of our subsidiaries) and any of our affiliates, such as an executive officer, director or owner of 5% or more of our common stock. The Independence Committee’s efforts are intended to ensure that each proposed related person transaction is on terms that, when taken as a whole, are fair to us. If any member of the Independence Committee would derive a direct or indirect benefit from a proposed transaction, he or she is excused from the review and approval process with regard to that transaction. The role of the Independence Committee also encompasses monitoring of related person relationships as well as reviewing proposed transactions and other matters for potential conflicts of interest and possible corporate opportunities in accordance with our Global Conflict of Interest Policy. In addition, the Independence Committee evaluates and makes recommendations to the Board regarding the independence of each non-employee director under the applicable NYSE listing standards.

2024 Annual Meeting of Stockholders 19

Director Compensation

➢	Highlights

Initial and annual equity awards capped at a maximum dollar value	Emphasis on equity to align director compensation with our stockholders’ long-term interests

No committee chair equity awards	No per-meeting fees

Stockholder-approved limits on equity awards	No performance-based equity awards

Robust stock ownership guidelines (see page 28 for details)	No retirement benefits or perquisites

➢	Overview

Our directors play a critical role in guiding our strategic direction and overseeing the management of Oracle. Ongoing developments in corporate governance, executive compensation and financial reporting have resulted in increased demand for highly qualified and productive public company directors. In addition, Oracle’s acquisition program and expansion into new lines of business can demand substantial time commitments from our directors.

The compensation paid to our non-employee directors is designed to be commensurate with the considerable time commitments, requisite skill set and the many responsibilities and risks of being a director of a public company of Oracle’s size, complexity and profile. Our non-employee directors are compensated based on their respective levels of Board participation and responsibilities, including service on Board committees. Our non-employee directors display a high level of commitment and flexibility in their service to Oracle. Several of our directors serve on more than one committee. Our non-employee directors regularly engage with our senior management and meet with our stockholders throughout the year to better understand their perspectives. Annual cash retainers and equity awards granted to our non-employee directors are intended to correlate with their respective qualifications, responsibilities and time commitments.

Our employee directors, Mr. Ellison, Ms. Catz and Mr. Henley, do not receive separate compensation for serving as directors of Oracle.

➢	Annual Equity Grant for Directors

Non-employee directors participate in our Amended and Restated 1993 Directors’ Stock Plan (the Directors’ Stock Plan), which sets forth stockholder-approved stock option limits on annual equity awards for service on the Board and as a committee chair or vice chair. The Directors’ Stock Plan provides that in lieu of all or some of the stock option limits set forth in the plan, non-employee directors may receive grants of restricted stock units (RSUs) of an equivalent value, as determined by the Board. The Board has determined that a ratio of four stock options to one RSU should be used, consistent with its historic approach for equity awards granted to Oracle employees, and that all non-employee director equity awards will be delivered in the form of RSUs that are granted on May 31 of each year and fully vest on the first anniversary of the date of grant, subject to the director’s continued service.

For a number of years, the Board has provided that each equity award will be limited to the lesser of the stockholder-approved equity award limits set forth in the Directors’ Stock Plan or a specified grant value and has granted equity awards with a value significantly below such stockholder-approved equity award limits. The Board approved further changes to our non-employee director compensation program in fiscal 2020, including reductions in the size of equity awards and the elimination of committee chair equity awards.

Below is a summary of the stockholder-approved equity award limit for annual equity awards compared to the Board-approved grant value limit for such awards and the number of RSUs actually granted to non-employee directors on May 31, 2024. As noted above, no additional equity awards were granted to committee chairs or vice chairs.

Grant Type	Stockholder-Approved Equity Award Limit	Board-Approved Grant Value Limit	Equity Actually Granted on May 31, 2024 (1)	% Reduction from Stockholder-Approved Limits (2)

Board Annual Grant	45,000 options (or 11,250 RSUs)	$350,000	2,986 RSUs	73%

20 2024 Annual Meeting of Stockholders

(1)	Calculated by dividing the grant value limit of $350,000 by the closing price of Oracle common stock on the date of grant ($117.19 per share), rounding down to the nearest whole share.

(2)	Approximate percentage reduction in the number of RSUs actually granted on May 31, 2024 compared to stockholder-approved equity award limits.

➢	Initial Equity Grant for New Directors

The Directors’ Stock Plan also provides for an initial equity award of not more than 45,000 stock options (or 11,250 RSUs) for new non-employee directors, prorated based upon the number of full calendar months remaining in the fiscal year of the director’s appointment. In accordance with the reductions to our non-employee director compensation described above, any new non-employee director will receive an initial equity award equal to the lesser of 11,250 RSUs or RSUs with a total value of $350,000 (calculated by dividing the grant value by the closing price of Oracle common stock on the date of grant, rounding down to the nearest whole share), prorated based upon the number of full calendar months remaining in the fiscal year of the director’s appointment. Initial equity awards fully vest on the first anniversary of the date of grant, subject to the director’s continued service.

➢	Cash Retainer Fees for Directors

In fiscal 2024, each of our non-employee directors received (1) an annual cash retainer fee of $52,500 for serving as a director of Oracle and (2) each of the applicable cash retainer fees set forth in the table on the right for serving as a chair or as a member of one or more of the committees of the Board.

Board members do not receive additional fees for meetings they attend.

Annual Committee Member Cash Retainer Fees
F&A and Compensation Committees	$25,000
Governance and Independence Committees	$15,000
Additional Annual Cash Retainer Fees for Committee Chairs
F&A Committee	$50,000	*
Compensation Committee	$25,000
Governance and Independence Committees	$15,000

*  During FY24, the retainer fee for the F&A Committee Chair was $25,000. Effective in August 2024, this amount was increased to $50,000 in light of the strategic importance of the F&A Committee and the increased time commitment required of the F&A Committee Chair.

➢	Fiscal 2024 Director Compensation Table

The following table provides summary information regarding the compensation we paid to our non-employee directors in fiscal 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) (2) ($)	Total ($)

Awo Ablo	60,659 (3)	345,391	406,050

Jeffrey S. Berg	114,382	345,391	459,773

Michael J. Boskin	102,500	345,391	447,891

Bruce R. Chizen	107,500	345,391	452,891

George H. Conrades	117,500	345,391	462,891

Rona A. Fairhead	77,500	345,391	422,891

Renée J. James	52,500	345,391	397,891

Charles W. Moorman	92,500	345,391	437,891

Leon E. Panetta	92,500	345,391	437,891

William G. Parrett	67,500	345,391	412,891

Naomi O. Seligman	77,500	345,391	422,891

Vishal Sikka	52,500	345,391	397,891

(1)

The amounts reported in this column represent the aggregate grant date fair values of RSUs computed in accordance with the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation—Stock Compensation (FASB ASC 718). The non-employee directors have not presently realized a financial benefit from these awards because none of the RSUs granted in fiscal 2024 have vested. For information on the valuation assumptions used in our stock-based compensation computations, see Note 12 of Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2024.

2024 Annual Meeting of Stockholders 21

(2)	The following table provides additional information concerning the outstanding stock awards (in the form of RSUs) and stock options held by our non-employee directors as of May 31, 2024.

Name	Total Unvested RSUs Outstanding at Fiscal 2024 Year End (a) (#)	RSUs Granted During Fiscal 2024 (a) (#)	Total Option Awards Outstanding at Fiscal 2024 Year End (#)

Awo Ablo	2,986	2,986	—

Jeffrey S. Berg	2,986	2,986	22,500

Michael J. Boskin	2,986	2,986	—

Bruce R. Chizen	2,986	2,986	—

George H. Conrades	2,986	2,986	22,500

Rona A. Fairhead	2,986	2,986	—

Renée J. James	2,986	2,986	9,375

Charles W. Moorman	2,986	2,986	—

Leon E. Panetta	2,986	2,986	37,500

William G. Parrett	2,986	2,986	—

Naomi O. Seligman	2,986	2,986	—

Vishal Sikka	2,986	2,986	—

(a)	The RSUs reported in this column were granted on May 31, 2024 and vest on the first anniversary of the date of grant (May 31, 2025).

(3) A	portion of the fees paid to Ms. Ablo include prorated fees for service on the Governance Committee beginning November 2023.

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CORPORATE GOVERNANCE

We regularly monitor developments in corporate governance and review our processes and procedures in light of such developments. As part of those efforts, we review federal laws affecting corporate governance, as well as rules adopted by the SEC and NYSE. We believe we have in place corporate governance procedures and practices that are designed to enhance our stockholders’ interests.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines (the Guidelines), which address the following matters:

•	director qualifications;

•	director majority voting and mandatory resignation policy;

•	director responsibilities, including risk oversight;

•	executive sessions and leadership roles, including the duties of the lead independent director;

•	director commitments and conflicts of interest;

•	Board committees;

•	director access to officers and employees;

•	director compensation;

•	director orientation and continuing education;

•	director and senior officer stock ownership requirements;

•	CEO evaluations;

•	stockholder communications with the Board;

•	performance evaluations of the Board and its committees; and

•	management succession.

The Guidelines require all members of the F&A, Compensation, Governance and Independence Committees to be independent, each in accordance with or as defined in the rules adopted by the SEC and the NYSE. The Independence Committee and the Board make this determination annually for all non-employee directors.

The Board and each committee have the power to hire legal, accounting, financial or other outside advisors as they deem necessary in their best judgment without the need to obtain the prior approval of any officer of Oracle. Directors have full and free access to officers and employees of Oracle and may ask questions and conduct investigations as they deem appropriate to fulfill their duties.

Conflict of interest expectations for our non-employee directors are addressed in the Guidelines and provide that each non-employee director must disclose to our Chief Legal Officer:

•	all of his or her executive, employment, board of directors, advisory board or equivalent positions in other organizations annually;

•	any such proposed positions with a public company before they become effective and any such positions with a private company promptly following his or her appointment to such entity; and

•	any potential conflicts of interest that may arise from time to time with respect to matters under consideration of the Board.

The Chief Legal Officer must report all such disclosures to the Independence Committee, and the Board must consider such disclosures and other available information and take such actions as it considers appropriate. All directors are expected to comply with Oracle’s Code of Ethics and Business Conduct, except that for our non-employee directors, the provisions regarding conflicts of interest in the Guidelines supersede these same provisions in the Code of Ethics and Business Conduct.

The Guidelines provide for regular executive sessions to be held by non-employee directors. The Guidelines also provide that the Board or Oracle will establish or provide access to appropriate orientation programs or materials for the benefit of newly elected directors, including presentations from senior management and visits to Oracle’s facilities.

2024 Annual Meeting of Stockholders 23

Under the Guidelines, the Board periodically evaluates the appropriate size of the Board and may make any changes it deems appropriate. The Compensation Committee is required under the Guidelines to conduct an annual review of our CEO’s performance and compensation, and the Board reviews the Compensation Committee’s report to ensure the CEO is providing the best leadership for Oracle in the short and long term.

The Guidelines are posted, and we intend to disclose any future amendments to the Guidelines, on our website at www.oracle.com/goto/corpgov.

Proxy Access and Director Nominations

Under our proxy access bylaw, a stockholder (or a group of up to 20 stockholders) owning at least 3% of Oracle’s outstanding shares continuously for at least three years may nominate and include in Oracle’s annual meeting proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the stockholders and the nominees satisfy the requirements specified in our Bylaws.

See “Stockholder Proposals for the 2025 Annual Meeting” on page 80 for information on the requirements for stockholders who wish to submit a director nomination for inclusion in our 2025 proxy statement or submit a director nomination to be presented at our 2025 Annual Meeting of Stockholders (but not for inclusion in our proxy statement).

Majority Voting Policy

The Guidelines set forth our majority voting and mandatory resignation policy for directors, which states that, in an uncontested election, if any director nominee receives an equal or greater number of votes WITHHELD from his or her election as compared to votes FOR such election (a Majority Withheld Vote) and no successor has been elected at such meeting, the director must promptly tender his or her resignation following certification of the stockholder vote.

The Governance Committee must consider the resignation offer and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant, including, but not limited to:

•	the stated reasons, if any, why stockholders withheld their votes;

•	possible alternatives for curing the underlying cause of the withheld votes;

•	the director’s tenure;

•	the director’s qualifications;

•	the director’s past and expected future contributions to Oracle; and

•	the overall composition of the Board.

The Board will act on the Governance Committee’s recommendation within 90 days following certification of the stockholder vote. The Board may accept or reject a director’s resignation. Thereafter, the Board will promptly publicly disclose in a report furnished to the SEC its decision regarding the tendered resignation, including its rationale for accepting or rejecting the tendered resignation. If the Board accepts a director’s resignation, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board, in each case pursuant to our Bylaws. If a director’s resignation is not accepted by the Board, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

Any director who tenders his or her resignation pursuant to this policy may not participate in the Governance Committee recommendation or Board action regarding whether to accept his or her resignation offer. However, if a majority of the members of the Governance Committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote must appoint a committee among themselves to consider any resignation offers and recommend to the Board whether to accept such resignation offers.

24 2024 Annual Meeting of Stockholders

Through this policy, the Board seeks to be accountable to all stockholders and respects the rights of stockholders to express their views through their votes for directors. However, the Board also deems it important to preserve sufficient flexibility to make sound evaluations based on the relevant circumstances in the event of a greater than or equal to 50% WITHHELD vote against a specific director. For example, the Board may wish to assess whether the sudden resignations of one or more directors would materially impair the effective functioning of the Board. The Board’s policy is intended to allow the Board to react to situations that could arise if the resignation of multiple directors would prevent a key committee from achieving a quorum. The policy also would allow the Board to assess whether a director was targeted for reasons unrelated to his or her Board performance at Oracle. The policy imposes a short time frame for the Board to consider a director nominee’s resignation and make its decision public.

Insider Trading Policy

We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, we have adopted an Insider Trading Policy governing the purchase, sale and other dispositions of our securities by our directors, officers and employees. We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable NYSE listing standards. A copy of our Insider Trading Policy was filed as Exhibit 19 to our Annual Report on Form 10-K for fiscal 2024.

Prohibition on Speculative Transactions and Pledging Policy

➢

Prohibition on Speculative Transactions. Our Insider Trading Policy prohibits all employees, including our executive officers, and non-employee directors from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, short sales, puts, calls, options, collars, straddles, exchange/swap funds and other derivative securities) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of Oracle securities. The prohibition does not apply to the exercise of any employee stock options granted by Oracle.

➢	Pledging Policy. The Policy on Pledging Oracle Securities (Pledging Policy) prohibits Oracle directors, executive officers and their immediate family members from:

•	holding Oracle securities in a margin account; and

•	pledging Oracle securities as collateral to secure or guarantee indebtedness, subject to two exceptions:

-	pledges of securities of a target company that are in place at the time Oracle acquires such company are permitted; and

-	Mr. Ellison may continue to pledge Oracle securities as collateral to secure or guarantee indebtedness, but he may not hold Oracle securities in a margin account.

The Pledging Policy also requires the Governance Committee to review all pledging arrangements, assess any risks to Oracle and its stockholders and report on the arrangements to the F&A Committee and the Board. The Pledging Policy provides that all pledges must comply with Oracle’s Insider Trading Policy and must be pre-cleared as specified in Oracle’s Trading Pre-clearance Procedures. The Governance Committee may periodically seek outside advice and counsel in connection with its oversight of pledging arrangements.

➢

Review of Pledging Arrangements. As of September 16, 2024, Mr. Ellison, Oracle’s Founder, Chairman, CTO and largest stockholder, had pledged 277,000,000 shares of Oracle common stock as collateral to secure certain personal indebtedness. The Governance Committee has been advised by outside counsel on the Board’s fiduciary responsibilities for overseeing pledging, the potential risks associated with Mr. Ellison’s pledging and developments in pledging practices generally. The Governance Committee periodically seeks outside advice and counsel in connection with the committee’s oversight function of pledging arrangements. With respect to the shares pledged by Mr. Ellison as of September 16, 2024, the Governance Committee believes that Mr. Ellison’s pledging arrangements do not pose a material risk to stockholders or to Oracle, in part because:

•	The pledged shares secure personal term loans only used to fund outside personal business ventures.

•	None of Mr. Ellison’s shares are pledged as collateral for margin accounts.

2024 Annual Meeting of Stockholders 25

•	The pledged shares are not used to shift or hedge any economic risk in owning Oracle common stock.

•	Mr. Ellison is our Founder and largest stockholder. Mr. Ellison’s stock ownership is more than 4,500 times what he is required to hold under our stock ownership requirements.

•	The Board believes that Mr. Ellison has the financial capacity to repay his personal term loans without resorting to the pledged shares.

No other executive officer or director, or any of their immediate family members, holds shares of Oracle common stock that have been pledged to secure any personal or other indebtedness. Every fiscal quarter, the Governance Committee reviews Mr. Ellison’s pledging arrangements from a risk management perspective and regularly provides a report to the F&A Committee and the Board. In accordance with the Pledging Policy, the Governance Committee considers the following when reviewing the pledging arrangements:

•	historical information and trends regarding Mr. Ellison’s pledging arrangements;

•	the key terms of the loans under which shares of Oracle common stock have been pledged as collateral;

•	the magnitude of the aggregate number of shares of Oracle common stock that are pledged in relation to:

-	the total number of shares of Oracle common stock outstanding; and

-	the total number of shares of Oracle common stock owned by Mr. Ellison;

•	the market value of Oracle common stock;

•	Mr. Ellison’s independent ability to repay any loans without recourse to the already-pledged shares; and

•	any other relevant factors.

26 2024 Annual Meeting of Stockholders

Board and Committee Performance Evaluations

The Board and each of its committees conduct annual self-evaluations to determine whether they are functioning effectively and whether any changes are necessary to improve their performance. The Board believes that the multi-step evaluation process outlined below allows for a constructive review of the Board and is essential to maintaining Board effectiveness.

1
Determine Annual Evaluation Process
Governance Committee determines annual evaluation process including whether to conduct the evaluation internally or to engage an independent third party to perform the evaluation
2
Governance Committee Conducts Interviews
Governance Committee Chair and members conduct interviews with every director and certain members of management to assess the effectiveness of the Board and its committees, director performance, and Board dynamics
3
Governance Committee Discusses Results
Governance Committee Chair reports interview results to the Governance Committee for review and discussion
Committee Self-Evaluations
Chair of each committee guides annual self-evaluation discussion among committee members
4
Board Discusses Results
Results of Governance Committee interviews and committee self-evaluations are reported to the Board for review and discussion. Such results include ideas to improve the efficacy of the Board and its committees, increase the Board's understanding of strategic issues facing the company, and better position the directors to perform their duties
5
Revise Policies and Practices
Board and committee policies and practices are revised as appropriate

2024 Annual Meeting of Stockholders 27

Stock Ownership Guidelines for Directors and Senior Officers

Non-employee directors and senior officers are required to own shares of Oracle common stock to align their interests with the long-term interests of our stockholders. The Compensation Committee oversees and reviews compliance with these ownership requirements, which we refer to as the Stock Ownership Guidelines, and periodically reviews and recommends changes to such requirements.

Under the Stock Ownership Guidelines, each of our non-employee directors and senior officers must own the following number of shares of Oracle common stock within five years from the date such person becomes a director or senior officer:

Title	Minimum Number of Shares
Chairman and CTO	250,000
CEO	250,000
President	100,000
Executive Vice Presidents who are Section 16 Officers	50,000
All other Executive Vice Presidents	25,000
Non-employee directors	10,000

Each person promoted from within the senior officer positions has one year from the date of his or her promotion to comply with any increased ownership requirement. Shares of Oracle common stock that count toward satisfying the Stock Ownership Guidelines include any shares held directly or through a trust or broker; shares held by a spouse; shares held through our 401(k) Plan and our Oracle Corporation Employee Stock Purchase Plan (the ESPP); and shares underlying vested but unexercised stock options, with 50% of the “in-the-money” value of such options being used for this calculation. Full-value awards, such as RSUs, do not count toward satisfying the Stock Ownership Guidelines until they vest and 50% of the value of deferred, vested RSUs counts towards this calculation. As of September 16, 2024, we believe all of our non-employee directors and senior officers are currently in compliance with the Stock Ownership Guidelines or have additional time to comply, and many of them maintain holdings of Oracle common stock significantly in excess of the minimum required number of shares.

Board Leadership Structure

The roles of Board Chair and CEO are currently filled by separate individuals. Since September 2014, Mr. Ellison has served as our Chairman and Ms. Catz has served as our CEO. Previously, Mr. Henley served as Chairman and Mr. Ellison served as CEO.

The Board believes that the separation of the offices of the Chair and CEO is appropriate at this time because it allows our CEO to focus primarily on Oracle’s business strategy, operations and corporate vision. The Board elects our Chair and our CEO, and each of these positions may be held by the same person or by different people. We believe it is important that the Board retain flexibility to determine whether these roles should be separate or combined based upon the Board’s assessment of the company’s needs and Oracle’s leadership at a given point in time. The Board believes our company and our stockholders benefit from this flexibility, as our directors are well positioned to determine our leadership structure given their in-depth knowledge of our management team, our strategic goals, and the opportunities and challenges we face.

We believe that independent and effective oversight of Oracle’s business and affairs is maintained through the composition of the Board, the leadership of our independent directors and Board committees and our governance structures and processes. The Board consists of a substantial majority of independent directors, and all of the standing Board committees are composed solely of independent directors.

As set forth in our Guidelines, on an annual rotating basis, the chairs of the F&A Committee, the Governance Committee and the Compensation Committee serve as the lead independent director at executive sessions of the Board. The lead independent director’s duties include, among others, serving as a liaison between our non-management and management directors, facilitating discussion among non-management directors on key issues and concerns outside of Board meetings, being available, when appropriate, for consultation and direct communication with large stockholders, and performing such other additional duties as the Board determines. Currently, Mr. Conrades serves as the lead independent director and chair of the Compensation Committee. The directors filling this role take it very seriously and the Board believes the position is strengthened by the particular insights and diversity of viewpoints that the different committee chairs bring to the position. This structure also provides a broader group of directors the opportunity to serve in an additional leadership role.

28 2024 Annual Meeting of Stockholders

The Board’s Role in Risk Oversight

Management is responsible for assessing and managing risks to Oracle, and, in turn, the Board is responsible for overseeing management’s efforts to assess and manage material risks and for reviewing options for risk mitigation. The Board and its committees assess whether management has an appropriate framework to manage risks and whether that framework is operating effectively. The Board’s risk oversight areas include, but are not limited to:

•   leadership structure, compensation and succession planning for management and the Board;

•   strategic and operational planning, including with respect to significant acquisitions, long-term debt financing and Oracle’s long-term growth;

•   material financial risks;

•   cybersecurity, artificial intelligence, machine learning and information technology;

•   environmental sustainability, climate change and supply chain risks;

•   culture and inclusion; and

•   legal and regulatory compliance.

Cybersecurity Risk Oversight

Cybersecurity is an important area of focus for our Board. Our information security risk management program is designed to allow our Board to establish a mutual understanding with management of the effectiveness of our information security risk management practices and capabilities, including the division of responsibilities for reviewing our information security risk exposure and risk tolerance, tracking emerging information risks and ensuring proper escalation of certain key risks for periodic review by the Board and its committees. As part of its broader risk oversight activities, the Board oversees cybersecurity risks, both directly and through the F&A Committee. As reflected in its charter, the F&A Committee assists the Board with the management and assessment of privacy and data security risk and is responsible for reviewing and discussing with management privacy and data security risk exposures, including, among other things, the potential impacts of those exposures on our business, financial results, operations and reputation. The F&A Committee also oversees our internal controls over financial reporting, including with respect to financial reporting-related information systems.

Leaders Who Listen

We believe that an important aspect of creating a culture and environment that supports employee, customer and business success is listening to employee feedback. We share the results of our annual employee engagement survey with leaders who receive direct observations from employees about areas critical to Oracle’s strategic priorities, including the employee and customer experience. The results of the survey are also discussed with the Board and committees thereof. In fiscal 2024, 81% of our employees participated in the annual survey. Our leaders listen to employees, evaluate feedback and prioritize actions to enhance employee, business and customer success.

2024 Annual Meeting of Stockholders 29

While the Board has the ultimate oversight responsibility for Oracle’s risk management policies and processes, various committees of the Board also have the following responsibilities for risk oversight.

Compensation Committee

Considers the risks associated with our compensation policies and practices, with respect to executive compensation, director compensation and employee compensation generally, as well as human capital management, including talent acquisition, development and retention.

F&A Committee

Oversees risks associated with our financial statements and financial reporting, our independent registered public accounting firm, our internal audit function, tax issues, mergers and acquisitions, credit and liquidity, information technology, privacy and cybersecurity, legal and regulatory matters and Code of Ethics and Business Conduct compliance.

Governance Committee

Oversees risks associated with our overall governance practices and the leadership structure of management and the Board, as well as risks related to the pledging of Oracle securities. Oversees and periodically reviews ESG matters such as environmental sustainability and greenhouse gas emissions, climate change, energy transition and workforce and Board diversity, including through the review of a matrix that breaks down oversight of ESG matters by Board committee.

In accordance with our Pledging Policy, the Governance Committee regularly reviews Mr. Ellison’s pledging arrangements from a risk management perspective and provides a report to the F&A Committee and the Board, as described in “Corporate Governance—Prohibition on Speculative Transactions and Pledging Policy” on pages 25 and 26.

The Governance Committee also periodically reviews and assesses the adequacy of our policies, plans and procedures with respect to succession planning for Oracle’s key executive officers, including the CEO and the CTO. At least annually, the Board holds an executive session with each of the CEO and the CTO to discuss potential successors and the performance, strengths and weaknesses of any such candidates. The Board also receives regular presentations on different areas of Oracle’s business, which allows the directors to evaluate members of management for succession planning purposes.

Independence Committee	Reviews risks arising from transactions with related persons and director independence issues.

The Board is kept informed of each committee’s risk oversight and other activities via regular reports of the committee chairs to the full Board. For example, the F&A Committee performs an initial review of proposed acquisitions that meet a threshold figure—taking into consideration any risks associated with the transaction—and determines whether to recommend that the Board approve the transaction. The F&A Committee also reviews completed acquisitions periodically to determine whether the acquired companies have performed as expected.

In addition, the full Board plays an active oversight and risk mitigation role through its regular review of Oracle’s strategic direction. While management is responsible for setting Oracle’s strategic direction, the directors review Oracle’s strategy at every regular meeting of the Board. One Board meeting each year is dedicated to strategy and has historically been held off-site. The Board engages in candid discussions with management with respect to Oracle’s strategic direction. We believe this Board oversight helps identify and mitigate risks associated with our overall business strategy.

Board of Directors and Director Independence

Each of our directors stands for election every year. We do not have a classified or staggered board. If the director nominees are elected at the Annual Meeting, the Board will continue to be composed of three employee directors (Mr. Ellison, Ms. Catz and Mr. Henley) and ten non-employee directors.

Upon the recommendation of the Independence Committee, the Board determined that each of the following ten current directors is independent (as defined by applicable NYSE listing standards and our Corporate Governance Guidelines): Ms. Ablo, Mr. Berg, Dr. Boskin, Mr. Chizen, Mr. Conrades, Mrs. Fairhead, Mr. Moorman, Secretary Panetta,

30 2024 Annual Meeting of Stockholders

Mr. Parrett and Ms. Seligman. Therefore, all directors who served during fiscal 2024 on the Compensation, F&A, Governance and Independence Committees were independent under the applicable NYSE listing standards and SEC rules. The Board further determined, upon recommendation of the Independence Committee, that all directors who served during fiscal 2024 on the Compensation and F&A Committees satisfied the applicable NYSE and SEC heightened independence standards for members of compensation and audit committees.

In making the independence determinations, the Board and the Independence Committee considered all facts and circumstances relevant under the NYSE listing standards and SEC rules, including any relationships between Oracle and entities affiliated with the directors. In particular, the following relationships were considered:

•

Dr. Boskin is employed by Stanford University, which has historically received donations from both Oracle and various Board members. In addition, certain Board members serve on advisory or oversight boards at Stanford University or are otherwise employed part-time by Stanford University.

•

In fiscal 2024, Oracle paid a de minimis amount to Stanford University. The total amount Oracle paid to Stanford University constituted approximately 0.0003% of Oracle’s total revenues in fiscal 2024. Based on a review of publicly available data, we believe the payments represented approximately 0.001% of Stanford University’s total revenues in its last fiscal year. The payments fall within NYSE prescribed limits and guidelines.

The non-employee directors held an executive session following each of the regularly scheduled Board meetings, for a total of four meetings in fiscal 2024.

The F&A Committee has adopted a requirement that if an F&A Committee member wishes to serve on more than three audit committees of public companies, the member must obtain the approval of the F&A Committee, which will determine whether the director’s proposed service on the other audit committee(s) will detract from his/her performance on our F&A Committee. No F&A Committee member currently serves on more than three audit committees of public companies.

Director Tenure, Board Refreshment and Diversity

We believe it is desirable to maintain a mix of longer-tenured, experienced directors that have developed increased institutional knowledge of and valuable insight into the company and its operations and newer directors with fresh perspectives. In furtherance of this objective, the Board elected Ms. Ablo in 2022, Dr. Sikka and Mrs. Fairhead in fiscal 2020 and Mr. Moorman and Mr. Parrett in fiscal 2018, for a total of five directors added in the last seven fiscal years.

However, we do not impose director tenure limits or a mandatory retirement age. The Board has considered the perspectives of some stockholders regarding longer-tenured directors but believes that longer-serving directors with experience and institutional knowledge bring critical skills to the boardroom. In particular, the Board believes that given the large size of our company, the breadth of our product offerings and the international scope of our organization, longer-tenured directors are a significant strength of the Board. The Board also believes that longer-tenured directors have a better understanding of the challenges Oracle is facing and may be at times more comfortable challenging management, including our CEO and CTO. Accordingly, while director tenure is taken into consideration when making nomination decisions, the Board believes that imposing arbitrary limits on director tenure would deprive it of the valuable contributions of its most experienced members.

Board Diversity Matrix (as of September 16, 2024)

Total Number of Directors	15

Part I: Gender Identity	Female	Male

Directors	5	10

Part II: Demographic Background

African American or Black	1	—

Asian	—	1

White	4	9

The Board and the Governance Committee value diversity of backgrounds, experience, perspectives and leadership in different fields when identifying director nominees. As set forth in our Guidelines, the Governance Committee, acting on behalf of the Board, is committed to actively seeking directors who are diverse with respect to gender, race and ethnicity for the pool from which director candidates are selected. As of September 16, 2024, 40% of the members of our Board (including our CEO) are women and/or come from a diverse background.

2024 Annual Meeting of Stockholders 31

Stockholder Engagement

We have a long tradition of engaging with our stockholders to solicit their views on a wide variety of issues, including corporate governance, environmental and social matters, executive compensation and other issues. Our directors and members of our Legal and Investor Relations teams engage with stockholders throughout the year. The feedback received from our stockholder engagement efforts is communicated to and considered by the Board, and, when appropriate, the Board implements changes in response to stockholder feedback.

➢   Independent Director Engagement

On a regular basis, representatives of our independent directors hold meetings with our stockholders covering a wide range of topics, which have recently included executive compensation, Board refreshment and leadership structure, culture and inclusion and other corporate governance matters. The meetings tend to be between our largest institutional stockholders and all of the members of our Compensation Committee.

Accountability:

One Share, One Vote

Oracle has a single class of voting stock, with each share entitled to one vote. Our executives, including Mr. Ellison, Oracle’s Founder, Chairman and CTO, are thus held accountable to stockholders, who have voting power in proportion to their economic interest in our stock.

Neither our Chairman nor our CEO participates in these meetings. We provide an open forum to our stockholders to discuss and comment on any aspects of our executive compensation program and any governance matters. The Board believes these meetings are important because they foster a relationship of accountability between the Board and our stockholders and help us better understand and respond to our stockholders’ priorities and perspectives.

In fiscal 2024, all members of our Compensation Committee held meetings with eight large institutional stockholders. Thus far in fiscal 2025, we have reached out to eight large institutional stockholders to set up meetings with members of the Compensation Committee and the full Compensation Committee has already held video conference meetings with four large institutional stockholders.

➢   Executive Director Engagement

As part of our regular Investor Relations engagement program, our executive directors hold meetings with a number of our institutional stockholders throughout the year. We also hold an annual financial analyst meeting at Oracle CloudWorld in Las Vegas where analysts are invited to ask questions and hear presentations from key members of our management team, including our executive directors.

➢   Legal and Investor Relations Engagement

Members of our Legal and Investor Relations teams also engage with stockholders throughout the year. Stockholder proposals are presented to the Governance Committee and the committee provides recommendations to the Board regarding such proposals. Typically, members of our Legal team then engage with stockholder proponents before the proxy statement is filed. After our proxy statement is filed, members of our Legal and Investor Relations teams offer to re-engage with stockholders to discuss matters on the annual stockholder meeting agenda and solicit feedback. When appropriate, independent directors join these discussions.

See page 5 for a summary of recent feedback we have received from our stockholders and the Board’s response to this feedback.

Human Capital Management

➢

Oversight of Human Capital Management. The Compensation Committee is responsible for reviewing and monitoring all matters related to human capital management, including talent acquisition and retention. At Oracle, our success is driven by the quality of our people, who we believe are among the best and brightest in the industry. We strive to attract and retain talented employees, to support employee success and well-being and to foster a culture where everyone has a voice in driving innovation. For information on our workforce, culture and inclusion efforts, career development opportunities and corporate citizenship initiatives, see our Annual Report on Form 10-K for fiscal 2024. Our Culture and Inclusion website (www.oracle.com/careers/culture-inclusion) also provides detailed reporting on the demographic make-up of our workforce and includes a link to our publicly available EEO-1 statement.

32 2024 Annual Meeting of Stockholders

➢

Code of Conduct. In 1995, we adopted a Code of Ethics and Business Conduct (the Code of Conduct), which is periodically reviewed and amended by the Board. We require all employees, including our senior officers and our employee directors, to read and to adhere to the Code of Conduct in discharging their work-related responsibilities. Our Compliance and Ethics Program, under the direction of our Chief Compliance and Ethics Officer, administers training on and enforces the Code of Conduct. We have also appointed Regional Compliance and Ethics Officers to oversee the application of the Code of Conduct in each of our geographic regions. We provide mandatory web-based general training with respect to the Code of Conduct, and we provide additional live and web-based training on specific aspects of the Code of Conduct from time to time to certain employees. Employees are expected to report any conduct they believe in good faith to be a violation of the Code of Conduct. The Code of Conduct is posted on our website at www.oracle.com/goto/corpgov. We intend to disclose on our website any future amendments of the Code of Conduct or any waivers granted to our executive officers from any provision of the Code of Conduct.

➢

Compliance and Ethics Reports. With oversight from the F&A Committee, we have established several different reporting channels that employees may use to seek guidance or submit reports concerning compliance and ethics matters, including accounting, internal controls and auditing matters. These reporting channels include Oracle’s Integrity Helpline, which may be accessed either over the phone or by way of a secure Internet site. Employees may contact the helpline 24 hours a day, seven days a week. Interpreters are provided to helpline callers who want to communicate in languages other than English, and employees using the online system may file a report in the language of their choice. Employees who contact the helpline, whether over the phone or online, generally may choose to remain anonymous. Certain countries other than the United States, however, limit or prohibit anonymous reporting; employees who identify themselves as being from an affected country are alerted if special reporting rules apply to them.

➢

Global Conflict of Interest Policy. Our Global Conflict of Interest Policy (the Conflict of Interest Policy), which supplements the Code of Conduct, is applicable to all Oracle employees. The Conflict of Interest Policy is designed to help employees identify and address situations that may give rise to potential conflicts of interest or the appearance of conflicts of interest. Employees are required to disclose any conflicts of interest or potential conflicts of interest in accordance with the Conflict of Interest Policy. On an annual basis, each senior officer of Oracle is required to submit a Conflicts of Interest Questionnaire and Affirmation disclosing any actual or potential conflicts of interest and affirming that the senior officer has read, understands and is in compliance with the Conflict of Interest Policy.

➢

Social Impact Report. Information regarding our workforce, education initiatives, charitable activities and sustainability initiatives is available in our Social Impact Report published on our website at www.oracle.com/social-impact. The information posted on or accessible through our website, including the Social Impact Report, is not incorporated into this proxy statement (see “No Incorporation by Reference” on page 87).

2024 Annual Meeting of Stockholders 33

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information, as of September 16, 2024, the record date of the Annual Meeting, with respect to the beneficial ownership of Oracle common stock by: (1) each stockholder known by us to be the beneficial owner of more than 5% of our common stock; (2) each director or nominee; (3) each executive officer named in the Summary Compensation Table (SCT); and (4) all current executive officers and directors as a group. Except as set forth below, the address of each stockholder is 2300 Oracle Way, Austin, Texas 78741.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class

Directors and NEOs

Lawrence J. Ellison (2)	1,153,232,353	41.6%

Awo Ablo	8,579	*

Jeffrey S. Berg (3)	215,712	*

Michael J. Boskin (4)	91,776	*

Safra A. Catz (5)	8,618,592	*

Bruce R. Chizen (6)	79,125	*

George H. Conrades (7)	43,639	*

Rona A. Fairhead (8)	29,997	*

Jeffrey O. Henley (9)	3,723,632	*

Renée J. James (10)	63,875	*

Stuart Levey (11)	92,952	*

Charles W. Moorman (12)	83,043	*

Leon E. Panetta (13)	80,590	*

William G. Parrett (14)	35,589	*

Edward Screven (15)	3,367,267	*

Naomi O. Seligman (16)	58,498	*

Vishal Sikka	22,108	*

All current executive officers and directors as a group (18 persons) (17)	1,169,895,722	42.2%

Other More Than 5% Stockholders

The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355 (18)	149,688,484	5.4%

*	Less than 1%

(1)	Unless otherwise indicated below, each stockholder listed had sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws, if applicable.

(2)

Includes 7,500,000 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date and 277,000,000 shares pledged as collateral to secure certain personal indebtedness, including various lines of credit. See “Corporate Governance—Prohibition on Speculative Transactions and Pledging Policy” on pages 25 and 26 for more information on Board and committee oversight of Mr. Ellison’s pledging arrangements.

(3)	Includes 5,000 shares owned by Mr. Berg’s spouse and 210,712 shares held in a trust for the benefit of Mr. Berg and his family.

(4)	Includes 1,000 shares owned by Dr. Boskin’s spouse.

(5)	Includes 7,500,000 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(6)	Includes 9,866 shares held in a trust for the benefit of Mr. Chizen and his family.

(7)	Includes 22,500 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

34 2024 Annual Meeting of Stockholders

(8)	Includes 11,275 shares held by Mrs. Fairhead’s children.

(9)

Includes 1,147,081 shares held in a trust for the benefit of Mr. Henley and his family, 237,302 shares held in a trust by the J&J Family Foundation, 706,214 shares held in a grantor retained annuity trust of which Mr. Henley is the trustee, 1,600,000 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date and 33,035 RSUs that will vest within 60 days of the record date.

(10)	Includes 9,375 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(11)

This amount represents 39,474 RSUs that will vest within 60 days of the record date and for which settlement will be deferred and 39,863 vested RSUs (including dividend equivalents) for which settlement has been deferred.

(12)	Includes 47,454 shares held in trusts for the benefit of Mr. Moorman’s family.

(13)

Includes 58,090 shares held in a trust for the benefit of Secretary Panetta’s family and 22,500 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(14)	Includes 22,975 shares held in a trust for the benefit of Mr. Parrett’s family.

(15)

Includes 10,188 shares held by Mr. Screven’s spouse, 838 shares held by Mr. Screven’s son, who resides in his household, 66,775 RSUs that will vest within 60 days of the record date (including 705 RSUs that are held by Mr. Screven’s son) and 592,367 vested RSUs (including dividend equivalents) for which settlement has been deferred.

(16)	Includes 6,010 shares owned by Ms. Seligman’s spouse of which she disclaims beneficial ownership and 14,414 shares held in a trust.

(17)

Includes all shares described in the notes above. Also includes 42,889 additional shares of Oracle common stock and 5,506 RSUs that will vest within 60 days of the record date which are held by an executive officer who is not named in the table.

(18)

Based on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group (Vanguard). The Schedule 13G/A indicates that as of December 29, 2023, Vanguard had shared voting power with respect to 2,045,413 shares, had sole dispositive power with respect to 142,948,208 shares and had shared dispositive power with respect to 6,740,276 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

2024 Annual Meeting of Stockholders 35

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our fiscal 2024 executive compensation program for the following named executive officers (NEOs):

Fiscal 2024

Named Executive Officers

Lawrence J. Ellison

Chairman and Chief Technology Officer*

Safra A. Catz

Chief Executive Officer**

Jeffrey O. Henley

Vice Chairman

Stuart Levey

Executive Vice President, Chief Legal Officer

Edward Screven

Executive Vice President, Chief Corporate Architect

* Although Mr. Ellison is not an NEO for fiscal 2024, we have included his compensation in the presentation of the
compensation tables as voluntary disclosure

**Ms. Catz also serves as our principal financial officer

Quick Reference Guide
Executive Summary	36
Eight-Year Performance-Based Stock Options	38
Stockholder Engagement and Compensation Committee Responsiveness	40
Elements of our Executive Compensation Program	40
Fiscal 2024 Compensation for our NEOs	41
Fiscal 2024 Pay Outcomes: Pay-for-Performance	42
Objectives of Our Executive Compensation Program	42
Human Capital and Compensation Best Practices	43
Determination of Executive Compensation Amounts	43
Elements of Our Executive Compensation Program	46
Base Salary	46
Annual Cash Bonuses	46
Long-Term Incentive Compensation	48
All Other Compensation	49
Other Factors in Setting Executive Compensation	51
Compensation Recovery (Clawback) Policy	53
Compensation Committee Report	53
Compensation Tables	54

Executive Summary

Fiscal 2024 Executive Compensation Highlights For Our NEOs
Mr. Ellison and Ms. Catz

• No increase in Mr. Ellison’s base salary of $1 or Ms. Catz’s base salary of $950,000

• Each earned $5,292,260 in connection with the annual performance-based cash bonus program

• No new equity awards and three of seven tranches of PSOs have vested since the PSOs were granted in fiscal 2018

Mr. Henley, Mr. Levey and Mr. Screven

• No increase in the base salaries for Messrs. Henley, Levey and Screven and each received an annual RSU award

• Each of these three NEOs also received a cash bonus

• The total compensation mix for these NEOs was heavily weighted toward equity-based awards whose values correlate with our stock price, thus aligning their total direct compensation with the interests of our stockholders

36 2024 Annual Meeting of Stockholders

2024 Individual NEO Considerations in Setting Compensation

For all NEOs

➢   Peer group competitive pay data

➢   Input from the Compensation Committee’s independent compensation consultant

➢   Assessment of contributions, roles and responsibilities considering the factors enumerated below

Mr. Ellison, Chairman and CTO

➢   Invaluable knowledge and experience as Oracle’s Founder, having guided the company for over 45 years

➢   Responsibility for business strategy, corporate vision and technology innovation

➢   Balancing objectives of retaining services and providing a meaningful annual compensation package to incentivize continued superior performance and engagement

➢   The need to maintain the focus of Mr. Ellison’s visionary drive as Chairman and CTO, which is distinct from his roles as director and a significant stockholder

Ms. Catz, CEO

➢   Strength of leadership and responsibility for long-term strategy, corporate operations, culture, and financial performance

➢   Leadership in Oracle’s transition from a major license software supplier to a premier cloud infrastructure and full-stack applications provider

➢   Oversight and responsibility for the accuracy and integrity of our financial results as our principal financial officer

Mr. Henley, Vice Chairman

➢   Highly valued contributions to Oracle’s strategic vision, management and operations

➢   Instrumental role in regularly meeting with significant Oracle customers and in closing major commercial transactions worldwide

➢   Value gained from Mr. Henley’s more than 30 years of experience at Oracle, including his former experience as CFO and service as a trusted advisor to our senior executives

Mr. Levey, Chief Legal Officer

➢   Scope of oversight for all legal matters at Oracle and managing a large-scale multinational legal team

➢   Critical role in setting the strategy for Oracle’s litigation and regulatory matters

➢   Leadership in a wide range of areas, including compliance and ethics, data protection and privacy, intellectual property and corporate governance

Mr. Screven, Chief Corporate Architect

➢   Responsibility for driving technology and architecture decisions across all Oracle products to ensure that product development is consistent with Oracle’s overall long-term strategy

➢   Leadership of company-wide strategic initiatives, including with respect to industry standards and cybersecurity

2024 Annual Meeting of Stockholders 37

ORACLE’S PERFORMANCE

Fiscal 2024 Performance Highlights	Stockholder Returns

➢   Total GAAP revenues of $53 billion, up 6% in USD and in constant currency from fiscal 2023

➢   GAAP Cloud services and license support revenues of $39.4 billion, up 12% in USD and up 11% in constant currency from fiscal 2023

➢   GAAP operating income of $15.4 billion, up 17% from fiscal 2023

➢   GAAP operating margin of 29%

➢   GAAP net income of $10.5 billion

➢   GAAP earnings per share of $3.71, up 21% from fiscal 2023

➢   $5.6 billion returned to stockholders in fiscal 2024

∎   $1.2 billion in repurchases of common stock

∎   $4.4 billion in dividends paid

➢   Under our stock repurchase program, we bought back 2.4 billion shares at an average price of $52.92 and have reduced our total shares outstanding by 38% from the start of fiscal 2015 through the end of fiscal 2024

Oracle’s stock was up 63% from the end of fiscal 2022 to the end of fiscal 2024 The S&P 500 was up 28% for the same two year period

Eight-Year Performance-Based Stock Options: A Rigorous Long-Term Equity Program Directly Linked to Performance and Stockholder Value Creation

No equity awards were granted to Mr. Ellison or Ms. Catz in fiscal 2024. In fiscal 2018, the Compensation Committee granted each of these NEOs an equity award consisting entirely of performance-based stock options (PSOs). Consistent with the long-term nature of our transition toward our cloud business – an important part of our long-term success – the PSOs granted to each of Mr. Ellison and Ms. Catz were originally intended to represent five years of equity compensation and were granted with the expectation that these NEOs would receive no additional equity awards until fiscal 2022 at the earliest.

38 2024 Annual Meeting of Stockholders

In fiscal 2022, the Compensation Committee extended the end of the PSO performance period by three fiscal years from May 31, 2022 to May 31, 2025. After reviewing internal projections and forecasts, the Compensation Committee determined that the remaining operational performance goals were appropriately challenging. Furthermore, when designing the PSO program, the Compensation Committee required the matching of operational performance goals with sustained 30-day market capitalization goals because it wanted to ensure that our stockholders would also benefit from the achievement of these goals. The Compensation Committee also extended its commitment to our stockholders in line with the extension of the PSO performance period and will not grant any new equity awards to Mr. Ellison or Ms. Catz during the remainder of the PSO’s eight-year performance period.

The PSOs can be earned only upon the attainment of rigorous performance goals over an eight-year performance period running from fiscal 2018 through fiscal 2025. The Compensation Committee has certified that the following goals have been achieved to date:

•	$80 stock price goal;

•	all of the market capitalization goals;

•	the operational goal of attaining $10 billion in non-GAAP total SaaS revenues in a fiscal year; and

•	the operational goal of maintaining non-GAAP PaaS/IaaS gross margins of at least 30% for three of the eight fiscal years.

Accordingly, three of the seven tranches have vested as of September 25, 2024. While all of the market capitalization goals have been achieved, no additional tranches will be earned until matching operational performance goals are also achieved.

Stock Price
Market Capitalization
Operational Performance
PSO Performance Goals
Tranche 1
Average stock price equals or exceeds $80 for 30 days
Achieved FY21
Tranches 2-7
Increase market capitalization by $16.7B
Achieved FY21
Increase market capitalization by $33.3B
Achieved FY22
Increase market capitalization by $50.0B
Achieved FY22
Increase market capitalization by $66.7B
Achieved FY24
Increase market capitalization by $83.3B
Achieved FY24
Increase market capitalization by $100.0B
Achieved FY24
Attain $10B in non-GAAP total SaaS revenues
Achieved FY23
Maintain non-GAAP PaaS/IaaS gross margin of at least 30% for three of the eight fiscal years
Achieved FY24
Become the largest enterprise SaaS company
Attain $20B in non-GAAP total cloud revenues
Attain $10B in non-GAAP total PaaS & IaaS revenues
Attain non-GAAP SaaS gross margin of 80%
FY18
FY19
FY20
FY21
FY22
FY23
FY24
FY25
Granted on July 20, 2017
1st Tranche Earned
Stock Price Goal achieved (2.5M PSOs Vested June 30, 2021) for each of Mr. Ellison and Ms. Catz
2nd Tranche Earned
1 Market Cap + 1 Operational Performance Goal achieved (2.5M PSOs Vested June 30, 2023) for each of Mr. Ellison and Ms. Catz
3rd Tranche Earned
1 market cap + 1 operational goal achieved (2.5M PSOs vested June 27, 2024) for each of Mr. Ellison and Ms. Catz
Tranches 4-7 Outstanding
Subject to Operational Performance Goals achievement (10M PSOs unvested for each of Mr. Ellison and Ms. Catz)

2024 Annual Meeting of Stockholders 39

Stockholder Engagement and Compensation Committee Responsiveness

The Compensation Committee actively solicits the views of our principal unaffiliated stockholders on executive compensation matters. On an annual basis, all of the members of the Compensation Committee hold meetings with our unaffiliated stockholders to actively understand what actions the Compensation Committee and the Board may take to address stockholders’ concerns regarding executive compensation and other corporate governance matters.

Stockholders approved our advisory say-on-pay proposal at our 2023 Annual Meeting with 73% of the votes cast voting in favor of the compensation of our NEOs. This result represents ongoing year-over-year improvements, and our Board remains committed to understanding stockholder views and looks forward to continuing to increase levels of support in the future. Thus far in fiscal 2025, we have reached out to eight large institutional stockholders to set up a meeting with members of the Compensation Committee, and the full Compensation Committee held video conference meetings with four large institutional stockholders. The Compensation Committee and the Board take the views of our stockholders and their feedback into account throughout the year.

For a detailed summary of the Board’s response to key feedback received from stockholders, see the table on page 5. The most significant feedback from our stockholders on our executive compensation program related to fiscal 2026 performance-based equity awards to be granted to Mr. Ellison and Ms. Catz. Stockholders shared a diverse range of viewpoints on how the next equity program should be structured, with some preferring long performance periods and others requesting two to three year performance periods. Stockholders also shared their preferred performance metrics, equity vehicles and timing cadences for equity grants. The Compensation Committee will take this feedback into consideration when designing the next equity program and intends to align Mr. Ellison’s and Ms. Catz’s compensation with the interests of stockholders and Oracle’s business goals.

Elements of our Executive Compensation Program

Our executive compensation program consists of the three principal elements described in the table below. Each element of our executive compensation program is closely linked to our business objectives. We believe this compensation mix encourages appropriate decisions that are consistent with our business strategy of constantly improving our performance and building short-term and long-term stockholder value.

Compensation Element	Designed to Reward	Relationship to Business Objectives	At-Risk
Base Salary (page 46)	• Experience, knowledge of the industry, duties and scope of responsibility	• Provide a minimum, fixed level of cash compensation to attract and retain talented NEOs who can successfully design and execute our business strategy
Annual Cash Bonus (pages 46 and 47)	• Success in achieving annual financial results	• Motivate and reward our NEOs for achieving or exceeding annual financial performance goals • Share incremental profits earned by Oracle with our NEOs
Long-Term Incentive Compensation (page 48)	• Success in achieving sustainable long-term results

•   Align our NEOs’ interests with long-term stockholder interests to increase overall stockholder value

•   Motivate and reward our NEOs for achieving sustainable long-term results

•   Attract and retain talented NEOs in a competitive market for talent

See “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program” beginning on page 46 for a discussion of each of these principal elements.

40 2024 Annual Meeting of Stockholders

Fiscal 2024 Compensation for Mr. Ellison and Ms. Catz

We believe the fiscal 2024 compensation of Mr. Ellison and Ms. Catz addresses the feedback received from our stockholders. Mr. Ellison and Ms. Catz were awarded no new equity awards in fiscal 2024, and we believe their overall compensation is aligned with the long-term interests of our stockholders.

In fiscal 2024, the principal elements of compensation for each of Mr. Ellison and Ms. Catz were as follows:

•	Base Salary: $1 for Mr. Ellison (unchanged since fiscal 2011) and $950,000 for Ms. Catz (unchanged since fiscal 2012)

•	Annual Performance-Based Cash Bonus: $5,292,260 for each of Mr. Ellison and Ms. Catz

•	Long-Term Incentive Compensation:

–	No new equity awards were granted in fiscal 2024 because the PSOs granted in fiscal 2018 (and extended in fiscal 2022) are intended to represent eight years of equity compensation

➢

Oracle’s average stock price was $80 or more for 30 calendar days ending in June 2021, thereby satisfying the PSO stock price goal, and 2,500,000 PSOs vested for each of Mr. Ellison and Ms. Catz on June 30, 2021

➢

Oracle’s market capitalization increased by more than $100 billion compared to the baseline market capitalization set in fiscal 2018, thereby satisfying all six of the PSO market capitalization goals as of fiscal 2024 year end. However, due to the rigor and long-term nature of the PSO goals, only two of the operational performance goals have been satisfied to date

¡

The Compensation Committee certified that the operational performance goal of attaining $10 billion in non-GAAP total SaaS revenues was satisfied in fiscal 2023 and 2,500,000 PSOs (representing the second tranche of PSOs) vested for each of Mr. Ellison and Ms. Catz on June 30, 2023

¡

The Compensation Committee certified that the operational performance goal of maintaining non-GAAP PaaS/IaaS gross margins of at least 30% for three of the eight fiscal years was satisfied in fiscal 2024 and 2,500,000 PSOs (representing the third tranche of PSOs) vested for each of Mr. Ellison and Ms. Catz on June 27, 2024

Fiscal 2024 Compensation for All Other NEOs

The principal elements of fiscal 2024 compensation for Messrs. Henley, Levey and Screven were a base salary, a cash bonus opportunity and an RSU award, as described in further detail beginning on page 46. The total compensation mix for these NEOs was heavily weighted toward equity-based awards whose values correlate with our stock price, thus aligning their compensation with the interests of our stockholders. In the aggregate, approximately 87% of the fiscal 2024 total direct compensation (as reported in the SCT on page 54) for Messrs. Henley, Levey and Screven was equity-based and approximately 97% was at-risk.

2024 Annual Meeting of Stockholders 41

Fiscal 2024 Pay Outcomes: Pay-for-Performance

A significant portion of the compensation amounts our NEOs ultimately realize are contingent on the achievement of our primary business objectives and the creation of short-term and long-term value for our stockholders. The table below summarizes the fiscal 2024 outcomes for our NEOs’ performance-based compensation. Details regarding the material elements of the PSOs and cash bonus awards can be found on pages 38, 39, 46, and 47.

Pay Element	NEO	Fiscal 2024 Outcome
PSOs	• Lawrence J. Ellison • Safra A. Catz

•   All six market capitalization goals and two matching operational performance goals have been satisfied, with one matching operational performance goal of the PSOs satisfied in fiscal 2024

–   Third tranche (1/7th) of the PSOs vested on June 27, 2024

Annual Cash Bonus	• All NEOs

•   The annual cash bonuses paid to Ms. Catz and Messrs. Ellison, Henley and Screven are based solely on financial performance tied to growth in non-GAAP operating income and were all paid at 106% of the target amount

–  Lawrence J. Ellison – $5,292,260

–  Safra A. Catz – $5,292,260

–  Jeffrey O. Henley – $529,226

–  Edward Screven – $2,646,130

•   The annual cash bonus paid to Mr. Levey was paid at 133% of the target amount under our discretionary corporate bonus plan, which is funded based on the growth in our non-GAAP operating income over the preceding fiscal year and paid based on individual allocations

–  Stuart Levey – $1,000,000

Objectives of Our Executive Compensation Program

The objectives of our executive compensation program are to:

•	attract and retain highly talented and productive executive officers;

•	align the interests of our executive officers with those of our stockholders; and

•	provide incentives for their superior performance.

The Compensation Committee believes we employ some of the most talented senior executive officers in our industry. Our senior executive officers are routinely recruited as candidates to lead other large, sophisticated technology companies. Given the strength of our NEO group, the Compensation Committee believes it is critical they receive total compensation opportunities that reflect their individual skills and experiences and are commensurate with the management of an organization of Oracle’s size, scope and complexity. Further, the Compensation Committee believes that our NEOs’ compensation levels must be appropriate to retain and properly motivate them. At the same time, however, the Compensation Committee seeks to align our NEOs’ pay with the investment gains or losses of Oracle’s stockholders.

Within Oracle, we strive to offer competitive compensation for employees at all levels of the organization to attract, motivate and retain employees in a competitive market for talent. Pay opportunities for our most senior executive officers, including our NEOs, are calibrated commensurate with their role in driving our business and financial results.

42 2024 Annual Meeting of Stockholders

Human Capital and Compensation Best Practices

Best Practices We Employ	Practices We Avoid

   Compensation Committee has general oversight over all matters related to human capital management and reviews attrition, engagement data and diversity metrics for employees at all career levels

   Diversity metrics and EEO-1 statement are publicly available on our Culture and Inclusion website

   High proportion of compensation for our CEO and CTO is performance-based and aligned with stockholders’ interests

   Caps on maximum payout of bonuses and performance-based equity awards

   Robust stock ownership guidelines

   Disciplined dilution rates from equity awards

   Robust compensation recovery (clawback) policy in the event of a financial restatement or significant misconduct

   Independent Compensation Committee

   Annual risk assessment of compensation programs

   Independent compensation consultant

   Anti-pledging policy applicable to all employees and directors except Mr. Ellison (whose pledging activities are carefully monitored by our Governance Committee)

   Anti-hedging policy applicable to all employees and directors

   Executive Bonus Plan applicable to executive officers directly responsible for Oracle’s financial performance uses pre-established financial performance metrics

   Compensation-focused stockholder engagement

  No severance benefit arrangements for executives except as required by law or provided under our equity incentive plan to employees generally

  No “single-trigger” change in control vesting of equity awards

  No change in control acceleration of performance-based cash bonuses

  No minimum guaranteed vesting for performance-based equity awards granted to our NEOs

  No “golden parachute” tax reimbursements or gross-ups for our NEOs

  No payout or settlement of dividends or dividend equivalents on unvested equity awards

  No supplemental executive retirement plans, executive pensions or excessive retirement benefits

  No repricing, cash-out or exchange of “underwater” stock options without stockholder approval

Determination of Executive Compensation Amounts for Fiscal 2024

Compensation Decision-Making Process and the Roles of the Board and Management

The Compensation Committee approved our NEOs’ fiscal 2024 compensation and determined that the fiscal 2024 compensation levels were appropriate and necessary to reward, retain and motivate our NEOs based on our executive compensation philosophy and the Compensation Committee’s subjective evaluations of:

•	the potential future contributions our NEOs can make to our success and our NEOs’ roles in executing our business strategies;

•	our desired future financial performance in each NEO’s principal areas of responsibility and the degree to which we wish to provide incentives for him or her;

2024 Annual Meeting of Stockholders 43

•	each NEO’s past performance, experience and level of responsibility;

•	the Compensation Committee’s belief that many of the NEOs could lead another company and the goal of protecting against recruiting efforts by other companies;

•	the complexity of our business and ongoing increases in workloads and responsibilities for our NEOs;

•	each NEO’s expected progress toward goals within his or her areas of responsibility;

•	each NEO’s skills, knowledge and experience;

•	the appropriate mix of compensation (i.e., short-term versus long-term, fixed versus variable) for each NEO; and

•	any other factors the Compensation Committee deems appropriate.

In its assessment, the Compensation Committee considers the recommendations of our CEO with respect to Mr. Levey, and our CEO and CTO with respect to Messrs. Henley and Screven. The Compensation Committee does not have a set formula by which it determines which of these factors is more or less important, and the specific factors used and their weighting may vary among individual NEOs and over time. When determining the size of the equity awards, the Compensation Committee considers both the overall size of the awards and the potential value of the awards.

In 2024, the Compensation Committee deliberated on, determined and approved our NEOs’ compensation based on the collective subjective judgment of its members, which is guided by their significant collective business experience, and evaluation of the factors above. The Compensation Committee also considered competitive pay data drawn from the companies in our compensation peer group as provided by the Compensation Committee’s independent compensation consultant. See “Board of Directors—Nominees for Directors—Director Qualifications” beginning on page 9 for a discussion of the expertise and skills of each of our Compensation Committee members. None of our NEOs determines his or her own compensation.

Fiscal 2024 Compensation for Mr. Ellison, Chairman and CTO

Annual Base Salary	$1 (unchanged since fiscal 2011)

Performance-Based Cash Bonus

A target cash bonus opportunity of $5,000,000 under the Executive Bonus Plan based on the growth in our non-GAAP operating income over the preceding fiscal year multiplied by 0.2458%

Mr. Ellison received a bonus payment of $5,292,260

Long-Term Incentive Compensation

New awards granted: None

Payout of previously granted PSOs: The third tranche of PSOs vested on June 27, 2024 upon the matching of the second market capitalization goal ($33.3 billion growth achieved in fiscal 2022) and one operational goal achieved in fiscal 2024 (maintain non-GAAP PaaS/IaaS gross margins of at least 30% for three of the eight fiscal years in the PSO performance period)

The Compensation Committee approved this compensation package based on several factors, including competitive pay data drawn from the companies in our compensation peer group, input from the Compensation Committee’s independent compensation consultant and an assessment of Mr. Ellison’s overall responsibility for business strategy, corporate vision and technology innovation. The Compensation Committee emphasized the objectives of retaining his services and providing meaningful incentives for superior performance and engagement. The Compensation Committee believes that Mr. Ellison, as Oracle’s Founder who has guided the company for over 45 years, is invaluable. Although Mr. Ellison has a significant equity interest in Oracle, the Compensation Committee believes his annual compensation package is necessary to maintain the focus of his visionary drive and his active role in our operations, technology, strategy and growth. The Compensation Committee also believes that Mr. Ellison’s role as an executive at Oracle is distinct from his roles as a director and significant stockholder.

44 2024 Annual Meeting of Stockholders

Fiscal 2024 Compensation for Ms. Catz, CEO

Annual Base Salary	$950,000 (unchanged since fiscal 2012)

Performance-Based Cash Bonus

A target cash bonus opportunity under the Executive Bonus Plan of $5,000,000 based on the growth in our non-GAAP operating income over the preceding fiscal year multiplied by 0.2458%

Ms. Catz received a bonus payment of $5,292,260

Long-Term Incentive Compensation

New awards granted: None

Payout of previously granted PSOs: The third tranche of PSOs vested on June 27, 2024 upon the matching of the second market capitalization goal ($33.3 billion growth achieved in fiscal 2022) and one operational goal achieved in fiscal 2024 (maintain non-GAAP PaaS/IaaS gross margins of at least 30% for three of the eight fiscal years in the performance period)

The Compensation Committee approved this compensation package based on several factors, including competitive pay data drawn from the companies in our compensation peer group, input from the Compensation Committee’s independent compensation consultant and an assessment of Ms. Catz’s significant roles and responsibilities with Oracle. As our CEO, Ms. Catz is responsible for Oracle’s long-term strategy, corporate operations, culture and financial performance. In addition, her leadership is critical to Oracle’s transition from a major license software supplier to a premier cloud infrastructure and full-stack applications provider. As our principal financial officer, she also has oversight and responsibility for the accuracy and integrity of our financial results.

Fiscal 2024 Compensation for Mr. Henley, Vice Chairman

Annual Base Salary	$650,000

Performance-Based Cash Bonus

A target cash bonus opportunity of $500,000 under the Executive Bonus Plan based on the growth in our non-GAAP operating income over the preceding fiscal year multiplied by 0.0246%

Mr. Henley received a bonus payment of $529,226

Long-Term Incentive Compensation	New awards granted: An annual award of 79,010 RSUs

The Compensation Committee approved this compensation package based on several factors, including competitive pay data drawn from the companies in our compensation peer group, input from the Compensation Committee’s independent compensation consultant, the recommendations of our CEO and CTO and an assessment of Mr. Henley’s highly valued contributions to Oracle’s strategic vision, management and operations. Mr. Henley regularly meets with significant Oracle customers and is instrumental in closing major commercial transactions worldwide. As Oracle’s former CFO and a seasoned executive with over 30 years of experience at Oracle, Mr. Henley also serves as a trusted advisor to our senior executives.

Fiscal 2024 Compensation for Mr. Levey, Executive Vice President, Chief Legal Officer

Annual Base Salary	$950,000

Cash Bonus

A target cash bonus opportunity of $750,000 under our discretionary corporate bonus plan, which is funded based on the growth in our non-GAAP operating income over the preceding fiscal year and paid based on individual allocations

Mr. Levey received a bonus payment of $1,000,000

Long-Term Incentive Compensation	New awards granted: An annual award of 105,347 RSUs

The Compensation Committee approved this compensation package based on several factors, including competitive pay data drawn from the companies in our compensation peer group as provided by the Compensation Committee’s independent compensation consultant, the recommendation of our CEO and an assessment of Mr. Levey’s significant role and responsibilities overseeing all legal matters at Oracle and managing a large-scale multinational legal team. Mr. Levey plays a critical role in setting the strategy for Oracle’s litigation and regulatory matters and provides

2024 Annual Meeting of Stockholders 45

leadership in the areas of compliance and ethics, data protection and privacy, intellectual property and corporate governance, among other responsibilities. See “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—Annual Cash Bonuses—Cash Bonus Opportunity for Mr. Levey” on page 47 for a discussion of the disciplined approach the Compensation Committee takes with regard to Mr. Levey’s bonus determination.

Fiscal 2024 Compensation for Mr. Screven, Executive Vice President, Chief Corporate Architect

Annual Base Salary	$900,000

Performance-Based Cash Bonus

A target cash bonus opportunity of $2,500,000 under the Executive Bonus Plan based on the growth in our non-GAAP operating income over the preceding fiscal year multiplied by 0.1229%

Mr. Screven received a bonus payment of $2,646,130

Long-Term Incentive Compensation	New awards granted: An annual award of 158,020 RSUs

The Compensation Committee approved this compensation package based on several factors, including competitive pay data drawn from the companies in our compensation peer group, input from the Compensation Committee’s independent compensation consultant and the recommendations of our CEO and CTO. The Compensation Committee determined that Mr. Screven drives technology and architecture decisions across all Oracle products to ensure that product development is consistent with Oracle’s overall long-term strategy. Mr. Screven also plays a critical role by leading company-wide strategic initiatives, including with respect to industry standards and cybersecurity.

Elements of Our Executive Compensation Program

Base Salary

Base salary represents the only fixed component of the three principal elements of our executive compensation program and is intended to provide a baseline amount of annual compensation for our NEOs. When setting base salary levels, the Compensation Committee considers the base salaries paid to NEOs in comparable positions at the companies in our compensation peer group, Oracle’s performance and the individual NEO’s contributions to Oracle.

The base salaries of Mr. Ellison and Ms. Catz have not increased in over ten years. Mr. Ellison’s base salary is set at $1 consistent with the Compensation Committee’s view that his entire total direct compensation opportunity should be “at-risk.” Ms. Catz’s base salary is $950,000 and has not changed in over ten years. Consistent with fiscal 2023, in fiscal 2024, Mr. Henley received a base salary of $650,000, Mr. Levey received a base salary of $950,000 and Mr. Screven received a base salary of $900,000.

Annual Cash Bonuses

Performance-Based Cash Bonuses under the Executive Bonus Plan

Our stockholder-approved Executive Bonus Plan is intended to motivate our senior executive officers by rewarding them when our annual financial performance objectives are met or exceeded. Under the Executive Bonus Plan, the Compensation Committee assigns each participant an annual target cash bonus opportunity and establishes the financial performance metric or metrics that must be achieved before an award will be paid to the participant for the year.

The Compensation Committee selected year-over-year growth in our non-GAAP operating income as the financial performance metric for determining our NEOs’ bonuses for fiscal 2024 (other than for Mr. Levey whose bonus arrangement is described below). The Compensation Committee selected non-GAAP operating income growth in part because it is a single performance metric that incorporates both top-line performance (i.e., revenues) and bottom-line performance (i.e., expenses) and it is regularly used by management to understand, manage and evaluate our business performance and make operating decisions with a view to the creation of stockholder value. As a measure of profitability, this metric requires our NEOs to manage multiple variables to achieve the goal of growing our non-GAAP operating income, which the Board believes to be an important measure of Oracle’s financial performance and value

46 2024 Annual Meeting of Stockholders

creation for our stockholders, and focuses our senior executives on the impact of items directly related to our core business operations. Non-GAAP operating income growth is also the metric that funds our discretionary corporate bonus plan for all eligible employees (including Mr. Levey). The Compensation Committee believes this alignment in bonus metrics is advantageous because it ensures all senior executives are working towards a common goal.

Under the bonus formula, if Oracle’s non-GAAP operating income does not grow year-over-year, then our NEOs will not receive any bonuses under the Executive Bonus Plan even if Oracle has been profitable. The Compensation Committee has discretion to reduce or eliminate but not increase the award determined by the bonus formula. For fiscal 2024, the maximum amount that could be earned was capped at 200% of the target awards.

Between fiscal 2023 and fiscal 2024, our non-GAAP operating income grew by approximately $2.2 billion. Non-GAAP operating income is defined under the Executive Bonus Plan for fiscal 2024 as operating income, less stock-based compensation expenses, amortization of intangible assets, acquisition related and other expenses and restructuring expenses.

Fiscal 2024 Performance-Based Cash Bonuses

Non-GAAP operating	X	Applicable Growth	=	Award Payout
Income Growth		Multiple

Executive	Target Award Opportunity	Applicable Growth Multiple	YoY Growth in Non- GAAP Op. Income ($M)	Actual Award Payout	Award as a Percentage of Target
Lawrence J. Ellison	$5,000,000	0.2458%	$2,153	$5,292,260	106%
Safra A. Catz	$5,000,000	0.2458%	$2,153	$5,292,260
Jeffrey O. Henley	$500,000	0.0246%	$2,153	$529,226
Edward Screven	$2,500,000	0.1229%	$2,153	$2,646,130

Cash Bonus Opportunity for Mr. Levey

Executive officers who are not directly responsible for Oracle’s financial performance and therefore do not participate in the performance-based Executive Bonus Plan may be eligible to receive a bonus under our discretionary bonus plan, which is funded based on non-GAAP operating income growth and paid based on individual allocations. At the beginning of each fiscal year, the Compensation Committee sets target and maximum discretionary bonus amounts for executive officers who are eligible to receive bonuses under the discretionary bonus plan. After the size of the discretionary bonus pool has been determined, the Compensation Committee approves the bonus amount to be paid to each eligible executive officer based on management and the Compensation Committee’s subjective evaluation of a variety of factors, including the executive officer’s past performance, experience and level of responsibility, potential future contributions to Oracle’s success and expected changes in the executive officer’s workload and responsibilities. The Compensation Committee takes a disciplined approach with respect to awarding discretionary bonuses and generally only does so if Oracle’s non-GAAP operating income grows year-over-year.

As Chief Legal Officer, Mr. Levey oversees all legal matters at Oracle and manages a large-scale multinational legal team. Because Mr. Levey is not directly responsible for Oracle’s financial performance, the Compensation Committee determined that Mr. Levey would be more appropriately incentivized under our discretionary corporate bonus plan. At the beginning of fiscal 2024, the Compensation Committee set a target bonus opportunity of $750,000 for Mr. Levey, based on the factors outlined under “Determination of Executive Compensation Amounts for Fiscal 2024,” above, among other things, an assessment of Mr. Levey’s responsibilities, competitive pay data drawn from the companies in our compensation peer group as provided by its independent compensation consultant and the recommendation of our CEO.

After fiscal 2024 year end, the Compensation Committee discussed Mr. Levey’s performance during fiscal 2024 with management and granted Mr. Levey a bonus of $1,000,000 (133% of target) based upon its assessment of Mr. Levey’s significant contributions to Oracle’s legal strategy and successes during fiscal 2024 and his potential future contributions to Oracle’s success. The bonus paid to Mr. Levey was reasonable as compared with compensation paid to executives in similar roles by the companies in our compensation peer group according to pay data provided by the Compensation Committee’s independent compensation consultant.

2024 Annual Meeting of Stockholders 47

Long-Term Incentive Compensation

Our philosophy with regard to granting long-term incentive compensation is to:

•	be sensitive to the overall number and value of shares of Oracle common stock underlying the equity awards granted;

•

effectively manage the overall net dilution resulting from our use of equity as a compensation tool by granting equity awards to a relatively small number of employees, with a focus on our senior executive officers, engineers and high performers in other areas of our business; and

•

provide the largest awards to our top performers and individuals with the greatest responsibilities because they have the potential and ability to contribute the most to the success of our business and the creation of long-term stockholder value.

Consistent with this philosophy, our cumulative potential dilution since June 1, 2021 has been an annualized rate of 2.1% per year. For details on the calculation of our cumulative potential dilution, see Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for fiscal 2024.

Long-Term Incentive Compensation for Mr. Ellison and Ms. Catz

Previously awarded long-term incentive compensation for Mr. Ellison and Ms. Catz is 100% performance-based. In fiscal 2018, the Compensation Committee granted each of Mr. Ellison and Ms. Catz an equity award consisting entirely of PSOs that may be earned in seven equal tranches, with one tranche vesting only upon the attainment of a stock price goal and each of the remaining six tranches vesting only upon the attainment of one of six market capitalization and operational performance goals, with achievement of both a market capitalization and matching operational performance goal required for a tranche to vest. Performance measured against the goals is evaluated annually.

In fiscal 2024, the Compensation Committee did not grant any new equity awards to Mr. Ellison or Ms. Catz. The PSOs are intended to represent eight years of long-term incentive compensation for each of Mr. Ellison and Ms. Catz. The Compensation Committee continues to honor its original commitment to our stockholders and will not grant any new equity awards to Mr. Ellison or Ms. Catz during fiscal 2025 (the final year of the eight-year performance period of the PSOs). See pages 38 and 39 for details on the PSOs.

Long-Term Incentive Compensation for Messrs. Henley, Levey and Screven

Our other NEOs receive long-term equity compensation in the form of RSUs that vest in equal annual installments over four years from the date of grant. The Compensation Committee believes that RSUs serve as an effective performance incentive for these executive officers because they become more valuable as our stock price increases (which benefits all stockholders) and fully vest only if the recipient remains employed through the final vesting date. Because RSUs have value to the recipient even in the absence of stock price appreciation, RSUs help retain and incentivize employees during periods of market volatility, and result in Oracle granting fewer shares of common stock than through stock options of equivalent grant date fair value.

In fiscal 2024, Mr. Henley received an annual award of 79,010 RSUs, Mr. Levey received an annual award of 105,347 RSUs and Mr. Screven received an annual award of 158,020 RSUs. In determining the long-term incentive compensation to be awarded to Messrs. Henley, Levey and Screven, the Compensation Committee desired to provide strong retention incentives with the value ultimately delivered tied to stockholder returns. The Compensation Committee considered the critical nature of the roles that Messrs. Henley, Levey and Screven perform and their performance in such roles. Mr. Henley is Vice Chair of the Board, former CFO of Oracle and a seasoned executive who serves as a trusted advisor to our senior executives. Messrs. Screven and Levey both have material duties that include compliance matters: Mr. Screven oversees Oracle’s security compliance and Mr. Levey oversees Oracle’s legal compliance. The Compensation Committee believes that awarding performance-based long-term incentive compensation to these particular executive officers could create undesirable incentives. Accordingly, the Compensation Committee instead determined to grant RSUs with an extended, four-year vesting schedule, as this motivates the executives to deliver sustained, holistic performance and more appropriately balances their incentives relative to their roles while in turn encouraging the creation of long-term value for our stockholders.

48 2024 Annual Meeting of Stockholders

Equity Awards and Grant Administration

The Board has designated the Compensation Committee as the administrator of the 2020 Equity Plan and the Directors’ Stock Plan. The Compensation Committee, among other things:

•	selects award recipients under the 2020 Equity Plan;

•	approves the form of grant agreements;

•	determines the terms and restrictions applicable to the equity awards; and

•	adopts sub-plans for particular subsidiaries and locations.

The Board has delegated to a separate committee comprised of executive officers an annual equity award budget for equity award grants to certain employees. Among other limitations, the executive officer committee cannot grant equity to non-employees or to certain senior executives whose compensation is within the purview of the Compensation Committee alone. Equity awards approved by either the Compensation Committee or the executive officer committee during a calendar month are typically granted together on a pre-established day of the following month.

The Compensation Committee and F&A Committee also monitor the dilution and “overhang” effects of our outstanding equity awards in relation to the total number of outstanding shares of Oracle common stock.

Equity Award Timing Policies and Practices

We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material nonpublic information into account when determining the timing and terms of such awards. Although we do not have a formal policy with respect to the timing of our equity award grants, the Compensation Committee has historically granted such awards on a predetermined annual schedule. In fiscal 2024, we did not grant new awards of stock options, stock appreciation rights, or similar option-like instruments to our NEOs.

All Other Compensation

Limited Perquisites and Personal Benefits

In fiscal 2024, we provided our NEOs with limited perquisites and personal benefits, each of which the Compensation Committee believes are reasonable and in the best interests of Oracle and our stockholders. Certain of these perquisites and personal benefits are described in more detail below. For our NEOs whose total perquisites and personal benefits exceeded $10,000 in total value in fiscal 2024, the amounts of such perquisites and personal benefits are reported in the “All Other Compensation” column of the SCT.

➢	Residential Security

The Board has established a residential security program for the protection of our CTO and CEO based on an assessment of risk, which includes consideration of the executive’s position and work location. We require these security measures for Oracle’s benefit because of the importance of these executives to Oracle and to address specific threats and safety concerns, and we believe these security costs are necessary and appropriate business expenses since these costs arise from the nature of the executives’ employment at Oracle.

The Compensation Committee reviews and approves the residential security budget each year, which includes a review of the actual and credible threats made against our senior executives during the last completed fiscal year. In fiscal 2024, Oracle provided a fixed budget in the amount of $3 million for Mr. Ellison’s residential security protection. Any unused funding would be refunded to Oracle and all overages would be paid by Mr. Ellison. For Ms. Catz, in fiscal 2024 Oracle paid to repair and maintain the existing security system at her primary residence. The Compensation Committee believes that costs associated with this security program have been, and continue to be, reasonable and are a necessary and appropriate business expense.

We view the security services provided for our senior executives as an integral part of our risk management program and as necessary and appropriate business expenses. However, because they may be viewed as conveying a personal benefit to these individuals, we include the aggregate incremental costs to Oracle of these services in the total value of perquisites and personal benefits paid to Mr. Ellison and Ms. Catz.

2024 Annual Meeting of Stockholders 49

➢	Aircraft Use

Our company-owned aircraft are considered a business tool to be used for essential business purposes only. Our policy regarding the use of company-owned aircraft prohibits the use of the aircraft for non-business travel by all employees other than our CTO and CEO. In fiscal 2024, Ms. Catz used company-owned aircraft for personal travel. The aggregate incremental cost to Oracle for use of the company-owned aircraft for non-business travel in fiscal 2024 was $200,086 for Ms. Catz. The aggregate incremental cost of non-business use of our company-owned aircraft includes the variable costs incurred by Oracle to operate the aircraft for such use, including fuel costs, crew expenses (including travel, lodging and meals), in-flight catering, landing fees, communication expenses and other trip-related variable costs, and does not include fixed costs that would be incurred regardless of whether there was any non-business use of the aircraft, such as aircraft purchase costs, pilot and crew salaries, insurance costs and maintenance. For trips that involve mixed non-business and business usage, we include the incremental cost of any non-business usage (i.e., the excess of the cost of the actual trip over the cost of a hypothetical trip without the non-business usage). We include the aggregate incremental costs to Oracle of this personal travel in the total value of perquisites and personal benefits paid to Ms. Catz.

We also permit our NEOs to be accompanied by guests during business travel on private aircraft that are provided by Oracle. This may be deemed to be a “personal benefit” for our NEOs and we include any aggregate incremental costs incurred by Oracle in the total value of perquisites and personal benefits paid to our NEOs. We believe there was no aggregate incremental cost to Oracle during fiscal 2024 as a result of our NEOs being accompanied by guests when traveling on Oracle business.

To the extent required by tax regulations, amounts associated with non-business use of our company-owned aircraft are imputed as income and no tax gross-ups are provided to our NEOs for this imputed income. Additionally, in certain instances, a portion of the aircraft costs for either non-business travel or which is attributable to non-business passengers, cannot be deducted by Oracle for corporate income tax purposes. When applicable, we disclose the amount of these incremental forgone tax deductions in the footnotes accompanying the SCT. In fiscal 2024, use of our company-owned aircraft by our NEOs did not result in a loss of a corporate income tax deduction.

➢	Legal Counsel Fees

We hire legal counsel to assist our executives with complying with reporting obligations under applicable laws in connection with their personal political campaign contributions. We view this as a necessary and appropriate business expense because the personal political contributions of our executives can trigger disclosure obligations by Oracle. However, because this may be viewed as conveying a personal benefit to these individuals, we include the costs incurred by Oracle in connection with such legal counsel in the total value of perquisites and personal benefits paid to our NEOs.

Insurance Premiums

All Oracle employees are eligible to receive flexible credits to be used toward covering the premiums for cafeteria-style benefit plans, including life insurance and long-term disability benefits. The amounts of flexible credits received by our NEOs are reported in the “All Other Compensation” column of the SCT.

401(k) Plan

Our employees, including our NEOs, are eligible to participate in our 401(k) Plan and we match 50% of an eligible salary deferral up to the first 6% of such deferrals, not to exceed $5,100 in a calendar year and subject to a multi-year vesting schedule. The amounts of the matching contributions are reported in the “All Other Compensation” column of the SCT.

Pension Benefits or Supplemental Retirement Benefits

During fiscal 2024, other than the 401(k) Plan and our deferred compensation programs (described below), we did not provide any pension or retirement benefits to our NEOs and do not believe that these types of benefits are necessary to further the objectives of our executive compensation program.

We offer the 1993 Deferred Compensation Plan (the Cash Deferred Compensation Plan) to certain employees, including eligible NEOs, under which participants may elect to defer all or a portion of their base salary and annual cash bonus. We also offer certain employees, including eligible NEOs, the ability to defer the settlement of their earned and vested RSUs under the terms of the Oracle Corporation Stock Unit Award Deferred Compensation Plan

50 2024 Annual Meeting of Stockholders

(the RSU Deferred Compensation Plan). We offer these plans because we believe they are competitive elements of compensation for our NEOs. For a description of our Cash Deferred Compensation Plan and RSU Deferred Compensation Plan, see “Executive Compensation—Fiscal 2024 Non-Qualified Deferred Compensation Table” beginning on page 57.

Severance, Change in Control and Death Benefits

Each of our NEOs is employed “at will.” None of our NEOs has an employment agreement with Oracle that provides for payments or benefits in the event of a termination of employment or in connection with a change in control of Oracle.

If Oracle is acquired, all RSUs and time-based stock options granted to our employees (including our NEOs) under the 2020 Equity Plan and the Amended and Restated 2000 Long-Term Equity Incentive Plan (the Prior Plan) will become fully vested if (1) the equity awards are not assumed or (2) the equity awards are assumed and the holder’s employment is terminated without cause within 12 months after the acquisition. The vesting acceleration provisions apply to all employees who receive or have received equity awards under the 2020 Equity Plan and/or the Prior Plan and they are not subject to any other material conditions or obligations.

Pursuant to the terms of the PSO grant agreements, in the event of a change in control of Oracle, any unvested tranches subject to market capitalization goals and operational performance goals will be earned only to the extent any unmatched market capitalization goals have been met on or before the trading date immediately prior to the change in control.

In addition, if any employee of Oracle dies while employed by Oracle, Oracle’s standard forms of RSU grant agreement under the 2020 Equity Plan and the Prior Plan provide for one additional tranche of vesting of RSUs for all grantees, including executives. Pursuant to the terms of the PSO grant agreements, upon the applicable NEO’s death, his or her unvested PSOs remain outstanding and eligible to vest through the next vesting measurement date following his or her death. The Prior Plan also provided for two additional tranches of vesting of time-based stock options upon a grantee’s death, including executives.

Other Factors in Setting Executive Compensation

Compensation Consultant

The Compensation Committee selected and directly engaged Compensia, Inc. (Compensia), a national compensation consulting firm, as its independent compensation advisor for fiscal 2024 to provide analysis and market data on executive and director compensation matters, both generally and within our industry. Compensia assisted the Compensation Committee with a comparison of our non-employee director compensation policies and practices and our executive compensation policies and practices against a group of peer companies (as determined and identified below) and with reviewing the annual risk assessment of our compensation policies and practices applicable to our NEOs and other employees. Compensia did not determine or recommend any amounts or levels of our executive compensation for fiscal 2024.

The Compensation Committee recognizes that it is essential to receive objective advice from its external advisors. Consequently, the Compensation Committee is solely responsible for retaining and terminating Compensia. Compensia reports directly to the Compensation Committee and Compensia did not provide any other services to Oracle during fiscal 2024. The Compensation Committee has determined that the work resulting from Compensia’s engagement did not raise any conflicts of interest.

Peer Company Executive Compensation Comparison

The Compensation Committee, in consultation with Compensia, annually establishes a group of peer companies, which are generally in the technology sector, for comparative purposes based on a number of factors, including:

•	their size and complexity;

•	their market capitalization;

•	their competition with us for talent;

•	the nature of their businesses;

•	the industries and regions in which they operate; and

2024 Annual Meeting of Stockholders 51

•

the structure of their executive compensation programs (including the extent to which they rely on annual bonuses and other forms of variable, performance-based incentive compensation) and the availability of information about these programs.

For fiscal 2024, the companies comprising the compensation peer group consisted of:

Accenture plc	Cisco Systems, Inc.	Microsoft Corporation

Adobe Inc.	Hewlett Packard Enterprise Company	QUALCOMM Incorporated

Alphabet Inc.	Intel Corporation	Salesforce, Inc.

Amazon.com, Inc.	International Business Machines Corporation	SAP SE

Apple Inc.	Meta Platforms, Inc.

In determining fiscal 2024 executive compensation, the Compensation Committee considered, among other factors, executive pay information drawn from this group of peer companies for comparative purposes. However, the Compensation Committee did not use such information to tie any executive’s individual compensation to specific target percentiles.

Risk Assessment of Our Executive Compensation Policies and Practices

As part of its annual compensation-related risk review, the Compensation Committee considered, among others, the following factors which mitigate incentives for our executive officers to take inappropriate risks:

•

The PSOs granted to Mr. Ellison and Ms. Catz are divided into seven equal tranches that are eligible to be earned based on the attainment of rigorous stock price, market capitalization and operational performance goals within eight fiscal years of the date of grant. Consequently, Mr. Ellison and Ms. Catz will only realize value from their equity awards through sustained long-term appreciation of our stock price and significant growth in our cloud business, which mitigates excessive short-term risk taking.

•

All annual performance-based cash bonuses are subject to a specified dollar cap that limits the maximum amount payable to an NEO and may be decreased in the Compensation Committee’s discretion, which protects against an NEO receiving a windfall or disproportionately large bonus relative to the Compensation Committee’s assessment of our actual financial performance.

•

The financial metric used in the Executive Bonus Plan for Ms. Catz and Messrs. Ellison, Henley and Screven is year-over-year growth in Oracle’s non-GAAP operating income. The Compensation Committee selected non-GAAP operating income growth in part because it is the metric that funds our discretionary corporate bonus plan for all eligible employees (including Mr. Levey). The Compensation Committee believes this alignment in bonus metrics is advantageous because it ensures all senior executives are working towards a common goal. Additionally, our management regularly uses this metric to understand, manage and evaluate our business and make operating decisions. Using this metric for the annual performance-based cash bonus opportunities further aligns these NEOs’ interests with our business goals.

•

We have historically maintained a compensation recovery (clawback) policy that allows us to recover or cancel any cash bonuses paid that are awarded as a result of achieving financial performance goals that are not met under any restated financial results. We have adopted a clawback policy, effective as of October 2, 2023, that complies with the new SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act and also permits Oracle to seek to recover incentive compensation from executive officers and certain other employees who are determined to have engaged in, or in some cases to have been aware of or willfully blind to, significant misconduct.

•

Each of our senior officers is subject to robust stock ownership requirements described in “Corporate Governance—Stock Ownership Guidelines for Directors and Senior Officers” on page 28. Our senior officers would experience significant lost value in their holdings of Oracle common stock and potentially all of the value of their Oracle stock options and other equity awards if our stock price suffered an extended decline due to inappropriate or unnecessary risk taking.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. The

52 2024 Annual Meeting of Stockholders

Compensation Committee considers the deductibility of compensation as one factor in making executive compensation decisions, including grandfathering rules that apply to certain arrangements that were in effect in November 2017, such as the PSOs. However, the Compensation Committee retains the discretion to award compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.

Accounting considerations also play a role in the design of our executive compensation program. Accounting rules require us to expense the grant date fair values of our equity awards (that is, the value of our equity awards based on U.S. generally accepted accounting principles (GAAP)), which reduces the amount of our reported profits under U.S. GAAP. Because of this stock-based expensing and the impact of dilution to our stockholders, we closely monitor the number, share amounts and the fair values of the equity awards that are granted each year.

Compensation Recovery (Clawback) Policy

We have historically maintained a clawback policy for our executive officers providing that if Oracle restates its reported financial results, we will seek to recover or cancel any cash bonuses paid that were awarded as a result of achieving financial performance goals that are not met under the restated financial results. We have adopted a clawback policy, effective as of October 2, 2023, that complies with the new SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act and also permits Oracle to seek to recover incentive compensation from executive officers and certain other employees who are determined to have engaged in, or in some cases to have been aware of or willfully blind to, significant misconduct. A copy of our Compensation Clawback Policy was filed as Exhibit 97 to our Annual Report on Form 10-K for fiscal 2024.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by:	George H. Conrades, Chair Naomi O. Seligman, Vice Chair Charles W. Moorman Leon E. Panetta

2024 Annual Meeting of Stockholders 53

Fiscal 2024 Summary Compensation Table

The following table provides summary information concerning cash, equity and other compensation awarded to or earned by our NEOs in fiscal 2024, 2023 and 2022.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Stock Awards ($) (4)	Option Awards ($) (5)	Non-Equity Incentive Plan Compensation ($) (6)	All Other Compensation ($)		Total ($)
Lawrence J. Ellison (1)	2024	1		—		—	—	5,292,260	3,013,678	(7)	8,305,939
Chairman and Chief	2023	1		—		—	—	4,165,213	3,136,719		7,301,933
Technology Officer	2022	1		—		—	129,275,000	7,799,355	1,577,707		138,652,063
Safra A. Catz	2024	950,000		—		—	—	5,292,260	221,974	(8)	6,464,234
Chief Executive Officer*	2023	950,000		—		—	—	4,165,213	135,467		5,250,680
	2022	950,000		—		—	129,275,000	7,799,355	167,677		138,192,032
Jeffrey O. Henley	2024	650,000		—		8,712,433	—	529,226	7,954	(9)	9,899,613
Vice Chairman	2023	650,000		—		8,608,921	—	416,521	8,050		9,683,492
Stuart Levey	2024	950,000		1,000,000	(3)	11,616,614	—	—	15,682	(10)	13,582,296
EVP, Chief Legal Officer	2023	557,765	(2)	650,000		11,537,388	—	—	12,036		12,757,189
Edward Screven	2024	900,000		—		17,424,865	—	2,646,130	7,980	(11)	20,978,975
EVP, Chief Corporate	2023	900,000		—		17,217,777	—	2,082,607	8,050		20,208,434
Architect	2022	883,333		—		17,312,000	—	3,899,678	8,277		22,103,288
*	Ms. Catz also serves as our principal financial officer.

(1)	Although Mr. Ellison is not an NEO for fiscal 2024 under applicable SEC rules, we have included his compensation in the presentation of the compensation tables as voluntary disclosure.

(2)	This amount reflects a partial year of salary paid to Mr. Levey following his commencement of employment with Oracle in October 2022.

(3)

This amount represents the cash bonus paid to Mr. Levey under our discretionary corporate bonus plan based upon the Compensation Committee’s assessment of Mr. Levey’s contributions during fiscal 2024. See “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—Annual Cash Bonuses—Cash Bonus Opportunity for Mr. Levey” on page 47 for further discussion of this bonus award and the disciplined approach the Compensation Committee takes with regard to awarding discretionary bonuses.

(4)

The amounts reported in this column represent the aggregate grant date fair values of RSUs (for Messrs. Henley, Levey and Screven) granted during the relevant fiscal years computed in accordance with FASB ASC 718. For information on the valuation assumptions used in our computations, see Note 12 to our Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal 2024. See “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—Long-Term Incentive Compensation—Long-Term Incentive Compensation for Messrs. Henley, Levey and Screven” on page 48 for a discussion of these awards. The amounts reported do not reflect whether the NEO has actually realized or will realize an economic benefit from these awards.

(5)

The amounts reported in this column for Mr. Ellison and Ms. Catz for fiscal 2022 represent the fair values of the PSOs as of the date of the modification, which occurred in fiscal 2022, to extend the performance period through May 31, 2025, computed in accordance with FASB ASC 718, and valued based on the probability of achievement of the performance goals as measured at the time of the modification. The reported amount is equal to the fair value of the modified PSOs as of the modification date and it represents the full value of the as-modified award over the 8-year PSO performance period. Assuming maximum achievement of the performance goals, the fair value of the PSOs as of the date of the modification would be approximately $330 million each for Mr. Ellison and Ms. Catz. We estimated the fair values of the PSOs modified during fiscal 2022 using a Monte Carlo simulation approach as of the modification date with the following assumptions: a risk-free interest rate of 0.68%, an expected term of 4 years, an expected volatility of 25.48% and a dividend yield of 1.64%. See “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—Long-Term Incentive Compensation” beginning on page 48 and “Executive Compensation—Compensation Discussion and Analysis—Executive Summary—Eight-Year Performance-Based Stock Options” on pages 38 and 39 for a discussion of the material features of these awards. The amounts reported do not reflect whether Mr. Ellison or Ms. Catz have actually realized or will realize an economic benefit from these awards.

(6)

The amounts reported in this column represent performance-based cash bonuses under the Executive Bonus Plan. See “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—Annual Cash Bonuses—Performance-Based Cash Bonuses under the Executive Bonus Plan” on pages 46 and 47 for a discussion of these bonus awards for fiscal 2024.

(7)

This amount represents (i) Company matching contributions under our 401(k) Plan of $5,100, (ii) flexible credits used towards covering the premiums for cafeteria-style benefit plans in the amount of $6,714, (iii) security-related costs and expenses of $2,999,264 for Mr. Ellison’s primary residence, and (iv) legal counsel fees. For more information see “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—All Other Compensation” beginning on page 49.

54 2024 Annual Meeting of Stockholders

(8)

This amount represents (i) Company matching contributions under our 401(k) Plan of $5,100, (ii) flexible credits used towards covering the premiums for cafeteria-style benefit plans in the amount of $14,860, (iii) security-related costs and expenses to augment the existing security system at Ms. Catz’s primary residence, (iv) legal counsel fees and (v) aggregate incremental costs to Oracle of $200,086 for Ms. Catz’s use of Oracle’s private aircraft for non-business travel. For more information see “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—All Other Compensation” beginning on page 49.

(9)

This amount represents (i) Company matching contributions under our 401(k) Plan of $5,100 and (ii) flexible credits used towards covering the premiums for cafeteria-style benefit plans in the amount of $2,854. For more information see “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—All Other Compensation” beginning on page 49.

(10)

This amount represents (i) Company matching contributions under our 401(k) Plan of $5,100 and (ii) flexible credits used towards covering the premiums for cafeteria-style benefit plans in the amount of $10,582. For more information see “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—All Other Compensation” beginning on page 49.

(11)

This amount represents (i) Company matching contributions under our 401(k) Plan of $5,100 and (ii) flexible credits used towards covering the premiums for cafeteria-style benefit plans in the amount of $2,880. For more information see “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—All Other Compensation” beginning on page 49.

Grants of Plan-Based Awards During Fiscal 2024 Table

The following table shows equity and non-equity plan-based awards granted to our NEOs during fiscal 2024. The equity awards identified in the table below are also reported in the Outstanding Equity Awards at Fiscal 2024 Year-End Table.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock Awards ($) (4)
Name	Grant Date	Award Type	Threshold ($)	Target ($) (2)	Maximum ($) (2)
Lawrence J. Ellison (1)		Cash Bonus	—	5,000,000	10,000,000
Safra A. Catz		Cash Bonus	—	5,000,000	10,000,000
Jeffrey O. Henley	9/15/2023	RSUs				79,010	8,712,433
		Cash Bonus	—	500,000	1,000,000
Stuart Levey	9/15/2023	RSUs				105,347	11,616,614
Edward Screven	9/15/2023	RSUs				158,020	17,424,865
		Cash Bonus	—	2,500,000	5,000,000

(1)	Although Mr. Ellison is not an NEO for fiscal 2024 under applicable SEC rules, we have included his compensation in the presentation of the compensation tables as voluntary disclosure.

(2)

The target plan award amounts reported in these columns are determined based on our internal profitability expectations for the fiscal year multiplied by the individual’s bonus percentage under the Executive Bonus Plan. The maximum plan award amounts are equal to 200% of the applicable target. The actual payout amount for fiscal 2024 under the Executive Bonus Plan was $5,292,260 for each of Mr. Ellison and Ms. Catz, $529,226 for Mr. Henley and $2,646,130 for Mr. Screven, as reported in the “Non-Equity Incentive Plan Compensation” column of the SCT above. See “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—Annual Cash Bonuses” beginning on page 46 for a discussion of the material features of the Executive Bonus Plan for fiscal 2024.

(3)

The RSUs reported in this column were granted under the 2020 Equity Plan. The RSUs vest 25% per year over four years on the anniversary of the date of grant, in each case, subject to the NEO’s continued employment through each applicable vesting date.

(4)

The amounts reported in this column represent the aggregate grant date fair values of RSUs granted during fiscal 2024 computed in accordance with FASB ASC 718. For information on the valuation assumptions used in our computations, see Note 12 to our Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal 2024.

2024 Annual Meeting of Stockholders 55

Outstanding Equity Awards at Fiscal 2024 Year-End Table

The following table provides information on the outstanding PSOs, RSUs and time-based stock options held by our NEOs as of May 31, 2024.

		Option Awards (2)					Stock Awards (2)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (3)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (4)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (5)	Market Value of Shares or Units of Stock That Have Not Vested ($) (6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Lawrence J.	7/20/2017	5,000,000	2,500,000	10,000,000	51.13	7/20/2025
Ellison (1)	7/24/2014	2,250,000	—	—	40.47	7/24/2024
Safra A. Catz	7/20/2017	5,000,000	2,500,000	10,000,000	51.13	7/20/2025
Jeffrey O.	9/15/2023						79,010	9,259,182	—	—
Henley	9/20/2022						99,105	11,614,115	—	—
	8/3/2021						50,000	5,859,500	—	—
	8/4/2020						25,000	2,929,750	—	—
	6/27/2018	400,000	—	—	43.45	6/27/2028
	7/10/2017	400,000	—	—	49.62	7/10/2027
	6/30/2016	400,000	—	—	40.93	6/30/2026
	7/2/2015	400,000	—	—	40.36	7/2/2025
Stuart Levey	9/15/2023						105,347	12,345,615	—	—
	11/5/2022						118,422	13,877,874	—	—
Edward Screven	9/15/2023						158,020	18,518,364	—	—
	9/20/2022						198,210	23,228,230	—	—
	8/3/2021						100,000	11,719,000	—	—
	8/4/2020						50,000	5,859,500	—	—
	7/24/2014	700,000	—	—	40.47	7/24/2024

(1)	Although Mr. Ellison is not an NEO for fiscal 2024 under applicable SEC rules, we have included his compensation in the presentation of the compensation tables as voluntary disclosure.

(2)

All time-based stock options and RSUs vest 25% per year over four years on each anniversary of the date of grant, in each case subject to the NEO’s continued employment through each applicable vesting date.

(3)

The amounts shown in this column reflect earned and unvested PSOs as of May 31, 2024. The PSOs are divided into seven equal tranches that are eligible to be earned based on the attainment of certain stock price, market capitalization and operational performance goals within eight fiscal years of the date of grant and service through the vesting date. One operational performance goal was satisfied in fiscal 2024 and matched with the achievement of the second market capitalization goal in fiscal 2022 such that the third tranche (1/7th) of the PSOs was earned in fiscal 2024 and subsequently vested in fiscal 2025 on June 27, 2024. See “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—Long-Term Incentive Compensation” beginning on page 48 and “Executive Compensation—Compensation Discussion and Analysis—Executive Summary—Eight-Year Performance-Based Stock Options” on pages 38 and 39 for a discussion of the material features of these awards, including the vesting criteria.

(4)	The amounts in this column reflect unearned and unvested PSOs as of May 31, 2024. See note (3) for additional information regarding the PSOs.

(5)

For Messrs. Henley, Levey and Screven, this column reflects unvested RSUs. See “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—Long-Term Incentive Compensation—Long-Term Incentive Compensation for Messrs. Henley, Levey and Screven” on page 48 for a discussion of the material features of these awards, including the vesting criteria.

(6)	Value calculated using the closing market price of Oracle common stock on May 31, 2024 ($117.19 per share).

56 2024 Annual Meeting of Stockholders

Option Exercises and Stock Vested During Fiscal 2024 Table

The following table provides information on our NEOs’ exercise of stock options exercised to prevent such options from expiring in fiscal 2024 or fiscal 2025, and the vesting of our NEOs’ RSUs during fiscal 2024.

	Option Awards (2)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (3)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (4)
Lawrence J. Ellison (1)	7,000,000	637,516,075	—	—
Safra A. Catz	2,750,000	236,267,574	—	—
Jeffrey O. Henley	400,000	34,580,080	108,035	12,401,357
Stuart Levey	—	—	39,473	4,625,058 (5)
Edward Screven	700,000	65,928,189	166,069	18,963,601

(1)	Although Mr. Ellison is not an NEO for fiscal 2024 under applicable SEC rules, we have included his compensation in the presentation of the compensation tables as voluntary disclosure.

(2)	The options exercised by our NEOs during fiscal 2024 were all exercised in order to prevent such options from expiring in fiscal 2024 or fiscal 2025.

Name	Number of Shares Exercised	Exercise Price	Expiration Date

Lawrence J. Ellison	7,000,000	$30.11	July 1, 2023

Safra A. Catz	2,250,000	$40.47	July 24, 2024

	500,000	$38.89	October 5, 2024

Jeffrey O. Henley	400,000	$40.47	July 24, 2024

Edward Screven	700,000	$30.11	July 1, 2023

(3)

The value realized on exercise is calculated as the difference between the market price of Oracle common stock at the time of exercise and the applicable exercise price of the stock options multiplied by the number of exercised shares. The value realized on exercise is not necessarily indicative of value actually received by the NEO, as the NEO may choose to hold (rather than sell) some or all of the shares acquired upon exercise.

(4)

The value realized on vesting equals the closing market price of Oracle common stock on the vesting date multiplied by the number of vested shares. The value realized on vesting is not necessarily indicative of value actually received by the NEO, as the NEO may choose to hold (rather than sell) some or all of the shares acquired upon vesting.

(5)

Includes the value of the vested portion of an RSU award granted on November 5, 2022 for which Mr. Levey elected to defer receipt under the RSU Deferred Compensation Plan. The value of the deferred RSUs realized on vesting is also reflected in the “Executive Contributions in FY 2024” column of the Fiscal 2024 Non-Qualified Deferred Compensation Table below. The actual value of the RSUs realized upon settlement may be different than the value reflected in this table.

Fiscal 2024 Non-Qualified Deferred Compensation Table

Our NEOs and certain other highly compensated employees are eligible to enroll in our Cash Deferred Compensation Plan and RSU Deferred Compensation Plan.

Cash Deferred Compensation Plan

Under the Cash Deferred Compensation Plan, employees may elect to defer annually the receipt of a portion of their compensation and thereby defer taxation of these deferred amounts until actual payment of the deferred amounts in future years. Participants may elect to defer base salary, bonus and commissions earned during a given year. The maximum amount of compensation permitted to be deferred is the amount remaining after all deductions for other benefits and taxes are first deducted from the gross payment. Participants may defer payment until age 59 1/2 or until termination of employment, subject to earlier payment in the event of a change in control of Oracle or death. Distributions may be made, at the participant’s option, in a lump sum payment or in installments over a period of five or ten years.

Participants may receive market returns on their deferred compensation amounts based on the performance of a variety of mutual fund-type investments selected by them. Almost all of the investment options in our Cash Deferred Compensation Plan are identical, subject to certain asset class variations, to the investment options in our 401(k) Plan.

2024 Annual Meeting of Stockholders 57

RSU Deferred Compensation Plan

Under the RSU Deferred Compensation Plan, employees may elect to defer the receipt of either 0% or 100% of their earned and vested RSUs and thereby defer taxation of the awards. Participants may elect to defer receipt for five or ten years from the grant date of the award, or until termination of employment, subject to earlier payment in the event of death and certain other circumstances. Distributions may be made, at the participant’s option, in a lump sum payment or in installments over a period of five or ten years. Dividend equivalents are credited to participants’ accounts after deferred RSUs have vested.

The table below provides information on the non-qualified deferred compensation of our NEOs in fiscal 2024.

Name	Executive Contributions in FY 2024 ($)	Registrant Contributions in FY 2024 ($)	Aggregate Earnings in FY 2024 ($) (2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at FY 2024-end ($)
Lawrence J. Ellison (1)
Cash Deferred Compensation (3)	—	—	12,253,436	—	53,300,816
Safra A. Catz	—	—	—	—	—
Jeffrey O. Henley
Cash Deferred Compensation (4)	603,565	—	2,758,158	—	9,554,472
Stuart Levey
RSU Deferred Compensation (5)	4,265,058	—	392,971	—	4,658,029
Edward Screven
Cash Deferred Compensation (6)	2,520,564	—	1,436,675	—	13,541,807
RSU Deferred Compensation (7)	—	—	7,537,448	—	69,218,572

(1)	Although Mr. Ellison is not an NEO for fiscal 2024 under applicable SEC rules, we have included his compensation in the presentation of the compensation tables as voluntary disclosure.

(2)	The amounts shown in the “Aggregate Earnings in FY 2024” column are not included in the SCT for fiscal 2024 because such earnings were not preferential or above-market.

(3)

Mr. Ellison is not currently eligible to participate in the Cash Deferred Compensation Plan or the RSU Deferred Compensation Plan because his base salary is $1. Amounts shown for Mr. Ellison relate to contributions made when he was eligible to participate in the Cash Deferred Compensation Plan.

(4)

Mr. Henley participates in the Cash Deferred Compensation Plan. The amount shown in the “Executive Contributions in FY 2024” column for Mr. Henley is reported in the SCT for fiscal 2023 and fiscal 2024. The amount shown in the “Aggregate Balance at FY 2024-end” column for Mr. Henley includes an additional $876,879 that was previously reported in the SCT for fiscal years prior to fiscal 2024.

(5)

Mr. Levey deferred receipt of an RSU award granted on November 5, 2022 under the RSU Deferred Compensation Plan. All contributions shown are attributable to the value of 39,473 deferred RSUs realized on vesting in fiscal 2024. All earnings shown are attributable to credited dividend equivalents and an increase in our stock price as measured on May 31, 2024. No amounts shown were reported in the SCT compensation for fiscal 2024. The grant date fair value of Mr. Levey’s deferred RSU award granted on November 5, 2022 ($11,537,388) was previously reported in the SCT for fiscal 2023.

(6)

Mr. Screven participates in the Cash Deferred Compensation Plan. The amount shown in the “Executive Contributions in FY 2024” column for Mr. Screven is reported in the SCT for fiscal 2023 and fiscal 2024. The amount shown in the “Aggregate Balance at FY 2024-end” column for Mr. Screven includes an additional $8,702,368 that was previously reported in the SCT for fiscal years prior to fiscal 2024.

(7)

Mr. Screven deferred receipt of an RSU award granted on December 5, 2018 under the RSU Deferred Compensation Plan. All contributions shown are attributable to the value of 125,000 deferred RSUs realized on vesting in fiscal 2024. All earnings shown are attributable to credited dividend equivalents and an increase in our stock price as measured on May 31, 2024. No amounts shown were reported in the SCT compensation for fiscal 2024. The grant date fair value of Mr. Screven’s deferred RSU award granted on December 5, 2018 ($23,050,000) was previously reported in the SCT for fiscal 2019.

58 2024 Annual Meeting of Stockholders

Potential Payments Upon Termination or Change in Control

Typically, we have entered into an employment offer letter with each of our NEOs upon hire that provides the executive is employed “at will.” None of these employment offer letters with our NEOs provide for payments or benefits upon a termination of employment or in connection with a change in control of Oracle. Only the 2020 Equity Plan, the Prior Plan and the PSOs provide for acceleration of equity awards upon a qualifying termination of employment or a change in control, as described below.

No “Single-Trigger” Change in Control Benefits Under Our Equity Plan and Equity Awards

Under the 2020 Equity Plan and the Prior Plan, the vesting of RSUs and time-based stock options, including those held by our NEOs, will accelerate only if both of the following events occur:

•	Oracle is acquired; and

•	either the equity awards are not assumed, or the equity awards are assumed and the recipient’s employment is terminated without cause within 12 months following the acquisition.

Pursuant to the terms of the PSO grant agreements, in the event of a change in control, any unvested tranches subject to market capitalization goals and operational performance goals will be earned to the extent any unmatched market capitalization goals have been met on or before the trading date immediately prior to the change in control.

The following table provides the intrinsic value as of May 31, 2024 (the last trading day of our fiscal year) of the unvested RSUs and “in-the-money” time-based stock options held by our NEOs that would accelerate under the circumstances described in the preceding paragraphs. The intrinsic values of the unvested RSUs were calculated by multiplying the unvested RSUs by the closing market price of Oracle common stock on May 31, 2024 ($117.19 per share). The table also includes the intrinsic value of five tranches of unearned PSOs as all six PSO market capitalization goals were achieved as of May 31, 2024 and only one matching operational performance goal had been certified as having been achieved as of May 31, 2024. After fiscal year end on June 27, 2024, the Compensation Committee certified the achievement of an additional operational goal earned during fiscal 2024. The intrinsic value of the PSOs was calculated by multiplying the five tranches of unearned PSOs by the amount by which the closing market price of Oracle common stock on May 31, 2024 exceeded the exercise price of the PSO.

Name	Intrinsic Value of Unvested Equity Awards ($)
Lawrence J. Ellison (1)	825,750,000
Safra A. Catz	825,750,000
Jeffrey O. Henley	29,662,547
Stuart Levey	26,223,489
Edward Screven	59,325,094

(1)	Although Mr. Ellison is not an NEO for fiscal 2024 under applicable SEC rules, we have included his compensation in the presentation of the compensation tables as voluntary disclosure.

Death Benefits

If any employee of Oracle dies while employed by Oracle, two additional tranches of time-based stock options (if any) granted pursuant to the Prior Plan will vest upon his or her death. Oracle’s standard form of RSU grant agreement also provides for one additional tranche of vesting of RSUs for all grantees, including executives. Pursuant to the terms of the PSO grant agreements, upon the applicable NEO’s death, his or her unvested PSOs are subject to the same performance-based vesting terms through the next vesting measurement date following his or her death.

The following table provides the intrinsic value as of May 31, 2024 (the last trading day of our fiscal year) of unvested RSUs that would accelerate on death. The intrinsic values of the unvested RSUs were calculated by multiplying the accelerated RSUs by the closing market price of Oracle common stock on May 31, 2024 ($117.19 per share). The table also includes the intrinsic value of one tranche of unearned PSOs because on the first vesting measurement date following May 31, 2024, the Compensation Committee certified that one operational performance goal had been achieved in fiscal 2024 and could be matched with a previously achieved market capitalization goal. The intrinsic value of the PSOs was calculated by multiplying the number of accelerated shares by the amount by which the closing market price of Oracle common stock on May 31, 2024 exceeded the exercise price of the PSOs.

2024 Annual Meeting of Stockholders 59

Name	Intrinsic Value of Unvested Equity Awards ($)
Lawrence J. Ellison (1)	165,150,000
Safra A. Catz	165,150,000
Jeffrey O. Henley	12,045,667
Stuart Levey	7,712,274
Edward Screven	24,091,334

(1)	Although Mr. Ellison is not an NEO for fiscal 2024 under applicable SEC rules, we have included his compensation in the presentation of the compensation tables as voluntary disclosure.

Equity Compensation Plan Information

The following table provides information regarding our equity compensation plans as of May 31, 2024 (shares in millions).

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($) (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#) (2)
Equity compensation plans approved by stockholders	188	51.15	493
Equity compensation plans not approved by stockholders	—	—	—
Total	188 (3)(4)	51.15 (3)(4)	493 (5)

(1)

The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options (primarily PSOs) and does not reflect the shares that will be issued upon vesting of outstanding RSU awards which have no exercise price.

(2)	Excludes the shares listed under the column heading “Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights.”

(3)

Excludes approximately 1 million stock options and RSUs that were assumed in connection with our acquisitions, with such options having a weighted average exercise price of $32.71 per share. No additional awards were or can be granted under the plans pursuant to which these awards were originally issued.

(4)

Of the approximately 188 million shares to be issued, approximately 51 million reflect shares to be issued upon exercise of outstanding stock options (primarily PSOs) with a weighted average exercise price of $51.15 per share and a weighted average remaining contractual life of 1.65 years. The remaining portion represents RSUs, which have no purchase price. PSOs are reflected as though all PSOs outstanding will vest.

(5)

Includes approximately 457 million shares available for future issuance under the 2020 Equity Plan, approximately 1 million shares available for future issuance under the Directors’ Stock Plan and approximately 35 million shares available for future issuance under the ESPP, including the shares subject to purchase during the offering period which commenced on April 1, 2024 (the exact number of which will not be known until September 30, 2024, the end of the offering period). Under the 2020 Equity Plan, each share issued pursuant to an option reduces the number of shares available for future issuance by one share, and each share issued pursuant to full-value awards (including RSUs) reduces the number of shares available for future issuance by 2.5 shares.

60 2024 Annual Meeting of Stockholders

CEO PAY RATIO

In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median compensated employee worldwide (the median global employee).

For fiscal 2024, the ratio of CEO to median global employee annual total compensation is 82 to 1. The fiscal 2024 total compensation of Ms. Catz was $6,464,234. The fiscal 2024 total compensation of our median global employee was $78,950.

The SEC rules allow us to identify our median global employee once every three years unless there has been a change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change in our pay ratio disclosure. Since May 31, 2023, there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. As such, our median compensated global employee determination remains the same as that for fiscal 2023. However, our median employee used for purposes of our 2023 CEO pay ratio was promoted from an individual contributor role to a manager position and received increased compensation in fiscal 2024. We therefore used the next most similarly situated global employee from when we conducted the median employee analysis in 2023 to calculate our 2024 CEO pay ratio.

In calculating the CEO pay ratio, the SEC rules allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions reflecting their unique employee populations. Therefore, our reported CEO pay ratio may not be comparable to CEO pay ratios reported by other companies due to differences in industries and geographical dispersion, as well as the different estimates, assumptions, and methodologies applied by other companies in calculating their CEO pay ratios.

2024 Annual Meeting of Stockholders 61

PAY VERSUS PERFORMANCE

The following tables and related disclosures have been prepared in accordance with the SEC’s pay versus performance rules in Item 402(v) of Regulation
S-K
under the Exchange Act and do not necessarily reflect the economic benefit actually realized by our NEOs or the method by which the Compensation Committee makes compensation determinations. For a discussion of our executive compensation program and the Compensation Committee’s decision-making process in determining and approving our NEOs’ compensation, see “Executive Compensation—Compensation Discussion and Analysis” beginning
o
n page 36.
Pay Versus Performance Table

Year	SCT Total for PEO ($) (1)	Compensation Actually Paid (CAP) to PEO ($) (2)	Average SCT Total for Non- PEO NEOs ($) (1)	Average CAP to Non-PEO NEOs ($) (3)	Value of Initial Fixed $100 Investment Based On:		Net Income ($) (millions)	Non-GAAP Operating Income Growth ($) (6) (millions)
					Total Shareholder Return (TSR) ($) (4)	Peer Group TSR ($) (5)

2024	6,464,234	94,264,234	13,191,706	38,148,634	132.03	136.76	10,467	2,153

2023	5,250,680	304,050,680	12,487,762	96,299,855	106.80	68.89	8,503	1,309

2022	138,192,032	139,242,032	58,544,998	56,911,587	37.95	42.02	6,717	593

2021	10,631,223	40,389,348	12,161,232	31,342,646	48.84	48.00	13,746	1,618

(1)
For fiscal years 2024, 2023, 2022 and 2021, Safra A. Catz served as our principal executive officer (PEO). Our non-PEO
NEOs for fiscal years 2022 and 2021 were Lawrence J. Ellison, Edward Screven and Dorian E. Daley. Our
non-PEO
NEOs for fiscal years 2024 and 2023 were Jeffrey O. Henley, Stuart Levey and Edward Screven. In addition, although Mr. Ellison was not an NEO for fiscal year 2024 or 2023 under applicable SEC rules, we have voluntarily included him as a non-PEO
NEO for each of such years.

(2)
The amounts reported in this column represent the amount of “compensation actually paid” (CAP) to Ms. Catz computed in accordance with Item 402(v) of Regulation
S-K
and do not reflect the actual amount of compensation earned by or paid to Ms. Catz during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Ms. Catz’s total compensation for each year to determine the CAP:

Year	SCT Total for PEO ($)	Deduction of Equity Amounts Reported in SCT ($)	Fair Value for Unvested Awards Granted in the Covered Year ($)	Fair Value for Vested Awards Granted in the Covered Year ($)	Change in Fair Value of Outstanding Unvested Awards from Prior Years ($)		Change in Fair Value of Awards from Prior Years that Vested in the Covered Year ($)	CAP to PEO ($)

2024	6,464,234	—	—	—	54,300,000	(a)	33,500,000	94,264,234

2023	5,250,680	—	—	—	298,800,000	(b)	—	304,050,680

2022	138,192,032	(129,275,000)	—	—	123,300,000		7,025,000	139,242,032

2021	10,631,223	—	—	—	29,325,000		433,125	40,389,348

(a)	This amount includes the change in the fair value of 2,500,000 PSOs (representing the third tranche of PSOs) which were earned in fiscal 2024 and vested in fiscal 2025 on June 27, 2024.

(b)	This amount includes the change in the fair value of 2,500,000 PSOs (representing the second tranche of PSOs) which were earned in fiscal 2023 and vested in fiscal 2024 on June 30, 2023.

(3)
The amounts reported in this column represent the average amount of CAP to the non-PEO
NEOs as a group, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the non-PEO
NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to the average total compensation for the non-PEO
NEOs for each year to determine the CAP:

Year	Average SCT Total for non-PEO NEOs ($)	Deduction of Average Equity Amounts Reported in SCT ($)	Average Fair Value for Unvested Awards Granted in the Covered Year ($)	Average Fair Value for Vested Awards Granted in the Covered Year ($)	Change in Average Fair Value of Outstanding Unvested Awards from Prior Years ($)		Change in Average Fair Value of Awards from Prior Years that Vested in the Covered Year ($)	Average CAP to non-PEO NEOs ($)

2024	13,191,706	(9,438,478)	9,932,357	—	15,424,691	(a)	9,038,358	38,148,634

2023	12,487,762	(9,341,022)	14,522,834	—	78,125,625	(b)	504,656	96,299,855

2022	58,544,998	(53,190,333)	8,279,833	—	39,812,596		3,464,493	56,911,587

2021	12,161,232	(6,701,250)	9,715,000	—	15,523,575		644,089	31,342,646

62 2024 Annual Meeting of Stockholders

(a)
This calculation includes the change in the fair value of 2,500,000 PSOs (representing the third tranche of PSOs) held by Mr. Ellison which were earned in fiscal 2024 and vested in fiscal 2025 on June 27, 2024.

(b)
This calculation includes the change in the fair value of 2,500,000 PSOs (representing the second tranche of PSOs) held by Mr. Ellison which were earned in fiscal 2023 and vested in fiscal 2024 on June 30, 2023.

(4)
The amounts reported in this column reflect the cumulative total stockholder return on our common stock for each of the last four fiscal years ended May 31, 2024, assuming an investment of $100 on May 31, 2020, and the reinvestment of any dividends.

(5)
The peer group used in this disclosure, the Dow Jones U.S. Technology Total Return Index, is the same peer group used in the Stock Performance Graph in Part II, Item 5 of our Annual Report on Form
10-K
for the fiscal year ended May 31, 2024. The amounts reported in this column reflect the cumulative total return of the Dow Jones U.S. Technology Total Return Index for each of the last four fiscal years ended May 31, 2024, assuming an investment of $100 on May 31, 2020.

(6)
Non-GAAP
operating income is a
non-GAAP
financial measure that reflects adjustments based on stock-based compensation expenses, amortization of intangible assets, acquisition related and other expenses and restructuring expenses. As noted in the CD&A, year-over-year growth in our non-GAAP
operating income is the financial performance metric that is used to determine performance-based cash bonuses under the Executive Bonus Plan, and which funds our discretionary bonus plan. For more information see “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—Annual Cash Bonuses” beginning on page 46.

Pay Versus Performance Relationship Descriptions
The objectives of our executive compensation program are to attract and retain highly talented and productive executive officers, align the interests of our executive officers with those of our stockholders and provide incentives for their superior performance. Each element of our executive compensation program is closely linked to our business objectives and we believe that the mix of base salary, annual cash bonuses and long-term incentive compensation encourages our NEOs to make appropriate decisions that are consistent with our business strategy of constantly improving our performance and building short-term and long-term stockholder value. For additional information regarding our executive compensation program, see “Executive Compensation—Compensation Discussion and Analysis” beginning on page 36.
The CAP to our PEO decreased from fiscal 2023 to fiscal 2024 as presented in the pay versus performance table primarily because one additional tranche of the PSOs became probable of achievement for accounting purposes during fiscal 2023. In contrast, during fiscal 2024, no additional tranches of the PSOs became probable of achievement for accounting purposes. Additionally, the increase in fair value for the probable tranches of PSOs was higher during fiscal 2023, compared to fiscal 2024, due to the greater increase in our stock price during fiscal 2023 compared to fiscal 2024. The average amount of CAP to our non-PEO
NEOs decreased from fiscal 2023 to fiscal 2024 for similar reasons related to Mr. Ellison’s PSOs. For the other NEOs, the decrease reflected a greater increase in our stock price during fiscal 2023 compared to fiscal 2024. The amounts for all of our NEOs include changes in the valuation of unvested equity awards, the value of which has not been realized, and the amounts reported do not reflect whether our NEOs have actually realized or will realize an economic benefit from these unvested equity awards.

2024 Annual Meeting of Stockholders 63

➢	Compensation Actually Paid and Total Stockholder Return
The following graph illustrates the relationship between CAP to our PEO and the average amount of CAP to our non-PEO
NEOs, our cumulative total stockholder return and our cumu
la
tive peer group total stockholder return for fiscal years 2021, 2022, 2023 and 2024, each as set forth in the pay versus performance table above.

➢	Compensation Actually Paid and Net Income
The following graph illustrates the relationship between CAP to our PEO and the average amount of CAP to our non-PEO
NEOs and our net income for fiscal years 2021, 2022, 2023 and 2024, each as set forth in the pay versus performance table above.

64 2024 Annual Meeting of Stockholders

➢	Compensation Actually Paid and Non-GAAP Operating Income Growth
The following graph illustrates the relationship between CAP to our PEO and the average amount of CAP to our non-PEO
NEOs and our
non-GAAP
operating income growth for fiscal years 2021, 2022, 2023 and 2024, each as set forth in the pay versus performance table above.

Financial Performance Measures
The table below lists the financial performance measures that the Compensation Committee beli eve
s represent the most important financial performance measures used to link CAP to our NEOs to Oracle’s performance for fiscal 2024.
Non-GAAP
operating income growth is the financial performance metric that is used to determine performance-based cash bonuses under the Executive Bonus Plan and which funds Oracle’s discretionary corporate bonus plan. The other metrics noted below are the metrics associated with the operational performance goals of the PSOs which are held by our CEO and CTO. The Compensation Committee also believes that market capitalization goals, which are an element of the PSOs, are important to align the long-term compensation paid to our CEO and CTO with the interests of our stockholders. See “Executive Compensation—Compensation Discussion and Analysis” beginning on page 36 for a further description of our executive compensation program. The performance measures included in this table are not ranked by relative importance.

Non-GAAP Operating Income Growth

Non-GAAP Total Cloud Revenue

Non-GAAP Total SaaS Revenue

Non-GAAP Total PaaS and IaaS Revenue

Non-GAAP SaaS Gross Margin

Non-GAAP PaaS and IaaS Gross Margin

2024 Annual Meeting of Stockholders 65

TRANSACTIONS WITH RELATED PERSONS

From time to time, we enter into transactions with entities in which an executive officer, director, 5% or more beneficial owner of our common stock or an immediate family member of these persons has a direct or indirect material interest. As set forth in its charter, the Independence Committee reviews and approves each related person transaction or series of similar transactions exceeding $120,000, including material amendments thereto.

Prior to approving any transaction, the Independence Committee must be informed or have knowledge of:

•	the related person’s relationship or interest; and

•	the material facts of the proposed transaction, and any material amendments thereto.

The proposed transaction, and any material amendments thereto, must be on terms that, when taken as a whole, are fair to Oracle.

We annually survey our non-employee directors and executive officers to identify any entities they are affiliated with that may enter into a transaction with Oracle that may require disclosure as a related person transaction. We prepare a list of related person entities, which we post internally for reference by our sales force and our purchasing groups. On a quarterly basis, we also review and update this list with Mr. Ellison’s advisors, as many of the entities on this list are direct or indirect investments of Mr. Ellison. Potential transactions are compared against this list by management to determine if they require review and approval by the Independence Committee. With respect to sales of products and services, we also compare transactions posted to our general ledger against this list to determine if any related person transactions occurred without pre-approval and the reason pre-approval was not obtained, whether inadvertent or otherwise.

For sales of products and services to be approved by the Independence Committee, we provide the Independence Committee with data indicating that the proposed discounts and terms are consistent with the discounts and terms provided to unrelated customers. For purchases, we provide the Independence Committee with data points showing that the rates or prices are comparable to the rates or prices we could have obtained from an unrelated vendor or are consistent with pricing the vendor uses with other unrelated parties.

Mr. Ellison has entered into a written price protection agreement with us that applies to any related person transaction involving a purchase of goods or services from an entity in which Mr. Ellison has a direct or indirect material interest and with which we enter into a transaction while Mr. Ellison is one of our executive officers or Chairman of the Board. Under this agreement, if we present Mr. Ellison with reasonable evidence of a lower price or rate for the same goods or services offered by the related company, which would have been available to us at the time we entered into the applicable transaction, then Mr. Ellison will reimburse us for the difference. This agreement expires three years after the date on which Mr. Ellison is neither an executive officer of Oracle nor Chairman. The Independence Committee may approve certain other transactions where it can conclude that such transactions are otherwise on terms that are fair to us.

The Independence Committee also reviews and monitors ongoing relationships with related persons to ensure they continue to be on terms that are fair to us. On an annual basis, the Independence Committee receives a summary of all transactions with related persons, including transactions that did not require approval. Total related person transaction revenues were approximately 0.02% of our total revenues. Total related person operating expenses were approximately 0.03% of our total operating expenses in fiscal 2024.

Sales of Products and Services to Ellison Related Persons

In the ordinary course of our business, we sell products and services to companies in which Mr. Ellison or a member of his immediate family directly or indirectly has a material interest. In fiscal 2024, the total amount of all purchases by these companies was approximately $6.5 million. Listed below are our transactions with such companies that purchased more than $120,000 in products and services from us in fiscal 2024. Unless otherwise noted, Mr. Ellison has a direct material interest in each of the below entities.

•	Autonomous Medical Devices, Inc. purchased approximately $463,000 in cloud SaaS, PaaS and IaaS products.

•	Desert Champions LLC purchased approximately $519,000 in cloud SaaS products, hardware and consulting services.

66 2024 Annual Meeting of Stockholders

•	Ellison Institute, LLC purchased approximately $944,000 in cloud SaaS, PaaS and IaaS products.

•	Lanai Resorts, LLC purchased approximately $407,000 in cloud SaaS products, software licenses, support and consulting services.

•	Lawrence Investments, LLC purchased approximately $138,000 in cloud SaaS products.

•	Sensei AG Holdings, Inc. purchased approximately $430,000 in cloud SaaS, PaaS and IaaS products, support and consulting services.

•	Skydance Media purchased approximately $2,201,000 in cloud PaaS and IaaS products. Each of Mr. Ellison and his son, David Ellison, has a direct material interest in this entity.

•	The Ronin Project, Inc. purchased approximately $658,000 in cloud SaaS, PaaS and IaaS products and licenses.

•	Vianai Systems, Inc. purchased approximately $416,000 in cloud PaaS and IaaS products. Each of Mr. Ellison and Dr. Sikka has a direct material interest in this entity.

Purchases of Products and Services from Ellison Related Persons

From time to time, we purchase products and services from companies in which Mr. Ellison has a direct material interest. In fiscal 2024, the total amount of all purchases from these companies was approximately $8.1 million, which included the payments made to purchase products and services from F50 League LLC and Wing and a Prayer, Inc. These transactions are described in greater detail below.

➢	F50 League

In fiscal 2024, Oracle commenced a three-year sponsorship agreement with the SailGP sailing league (operated by Mr. Ellison’s company F50 League LLC) with the option to extend the term for an additional two years. Pursuant to the agreement, Oracle received a SailGP sponsorship package valued at approximately $10 million per year, including being designated Event Title Partner at one race weekend per season, branding rights, event tickets, customer experiences and other benefits. In fiscal 2024, Oracle paid F50 League approximately $7.5 million and SailGP received Oracle products and services valued at approximately $2.5 million.

➢	Wing and a Prayer

In fiscal 2024, Oracle leased aircraft and purchased services from Wing and a Prayer, Inc., a company owned by Mr. Ellison, for business travel by our executive officers. The aggregate payment amount for Oracle’s use of the aircraft in fiscal 2024 was approximately $565,000. In May 2023, the Independence Committee commissioned an independent third-party review and analysis of the fiscal 2024 lease rates for the aircraft and determined that the lease rates billed for our use of the aircraft and pilots are at or below the market rates charged by third-party commercial charter companies for similar aircraft.

Transactions with Ampere Computing LLC

Oracle is an equity and convertible debt investor in Ampere. Renée J. James, an Oracle director who is not standing for re-election, is the Chairman and CEO of Ampere and Oracle has appointed one director to Ampere’s board. From time to time since 2017, we have made investments in Ampere in the form of equity and convertible debt instruments. The total carrying value of our investments in Ampere, after accounting for losses under the equity method of accounting, was $1.5 billion as of May 31, 2024.

Our equity investments in Ampere represent an ownership interest of approximately 29% as of May 31, 2024. We also own convertible debt investments in Ampere which, under the terms of an agreement with Ampere and other co-investors, will mature in June 2026 and are convertible into equity securities at the holder’s option under certain circumstances. During the fiscal year ended May 31, 2024, we invested an aggregate of $600 million in convertible debt instruments issued by Ampere. In accordance with the terms of an agreement with other co-investors, we are also a counterparty to certain put (exercisable by a co-investor) and call (exercisable by Oracle) options at prices of approximately $400 million to $1.5 billion, respectively, to acquire additional equity interests in Ampere from our co-investors through January 2027. If either of such options is exercised by us or our co-investors, we would obtain control of Ampere and consolidate its results with our results of operations.

2024 Annual Meeting of Stockholders 67

In fiscal 2023, Oracle placed a $104.1 million pre-payment order for Ampere processors which can be accessed through direct purchases from Ampere. We also make indirect purchases of Ampere processors through a third-party vendor. During fiscal 2023, we purchased Ampere processors for an aggregate of approximately $4.7 million directly and approximately $43.2 million indirectly. During fiscal 2024, we purchased approximately $3 million directly and none indirectly. At fiscal year end, we had approximately $101.1 million remaining available under our pre-payment order.

In fiscal 2024, Ampere purchased approximately $2.3 million in cloud SaaS, PaaS and IaaS products, licenses and support from Oracle.

Compensation of Related Persons Employed by Oracle

Steven Janicki, Vice President, Oracle IT Communications and Collaboration, is Mr. Ellison’s half-brother. In fiscal 2024, Mr. Janicki received a base salary of $282,000. Mr. Janicki also received an equity award of 878 RSUs and $4,737 in flexible credits used toward cafeteria-style benefit plans in fiscal 2024.

Robert Screven, Applications Engineer, is Mr. Screven’s son. In fiscal 2024, Robert Screven received a base salary of $134,000. Robert Screven also received an equity award of 176 RSUs and $951 in flexible credits used toward cafeteria-style benefit plans in fiscal 2024.

68 2024 Annual Meeting of Stockholders

LEGAL PROCEEDINGS

Derivative Litigation Concerning Oracle’s NetSuite Acquisition

On May 3 and July 18, 2017, two alleged stockholders filed separate derivative lawsuits in the Court of Chancery of the State of Delaware, purportedly on Oracle’s behalf. Thereafter, the court consolidated the two derivative cases and designated the July 18, 2017 complaint as the operative complaint. The consolidated lawsuit was brought against all the then-current members and one former member of our Board, and Oracle as a nominal defendant. Plaintiff alleged that the defendants breached their fiduciary duties by causing Oracle to agree to purchase NetSuite Inc. at an excessive price. The complaint sought (and the operative complaint continues to seek) declaratory relief, unspecified monetary damages (including interest) and attorneys’ fees and costs. The defendants filed a motion to dismiss, which the court denied on March 19, 2018.

On May 4, 2018, our Board established a Special Litigation Committee (SLC) to investigate the allegations in this derivative action. Three non-employee directors served on the SLC. On August 15, 2019, the SLC filed a letter with the court, stating that the SLC believed that plaintiff should be allowed to proceed with the derivative litigation on behalf of Oracle. After the SLC advised the Board that it had fulfilled its duties and obligations, the Board withdrew the SLC’s authority, except that the SLC maintained certain authority to respond to discovery requests in the litigation.

After plaintiff filed the July 18, 2017 complaint, an additional plaintiff joined the case. Plaintiffs filed several amended complaints and filed their final amended complaint on December 11, 2020. The final amended complaint asserts claims for breach of fiduciary duty against our Chief Executive Officer, our Chief Technology Officer, the estate of Mark Hurd (our former Chief Executive Officer who passed away on October 18, 2019) and two other members of our Board. Oracle is named as a nominal defendant. On December 11, 2020, the estate of Mark Hurd and the two other members of our Board moved to dismiss this complaint. On June 21, 2021, the court granted this motion as to the estate of Mark Hurd and one Board member and denied the motion as to the other Board member, who filed an answer to the complaint on August 9, 2021. On December 28, 2020, our Chief Executive Officer, our Chief Technology Officer and Oracle as a nominal defendant filed answers to the operative complaint.

Trial commenced on July 18, 2022, and on November 18, 2022, the court held a final hearing on the parties’ post-trial briefing. On December 27, 2022, the court “so ordered” a stipulation, dismissing the Board member from this action. On May 12, 2023, the court issued its trial ruling, finding for defendants and rejecting plaintiffs’ claims. The court entered judgment for defendants on March 5, 2024. On April 2, 2024, plaintiffs filed a notice of appeal, appealing the court’s judgment and certain discovery decisions relating to the SLC. On May 2, 2024, plaintiffs filed their opening appellate brief. On June 3, 2024, our Chief Executive Officer and Chief Technology Officer filed their opposition brief, and the SLC filed an opposition brief on the discovery issues. On July 10, 2024, plaintiffs filed their reply brief. The Supreme Court of Delaware, sitting en banc, will hear oral argument on October 23, 2024.

While Oracle continues to evaluate these claims, we do not believe these matters will have a material impact on our financial position or results of operations.

Derivative Litigation Concerning Oracle’s Cloud Business

On February 12 and May 6, 2019, two stockholder derivative lawsuits were filed in the U.S. District Court for the Northern District of California. The cases were consolidated, and on July 8, 2019, a single plaintiff filed a consolidated complaint. The consolidated complaint brought various claims relating to a Rule 10b-5 class action that was filed in the same court on August 10, 2018, and which was settled for a payment by Oracle of $17,500,000. That matter is now concluded. In the Rule 10b-5 class action, plaintiff alleged Oracle and certain Oracle officers made or were responsible for false and misleading statements regarding Oracle’s cloud business.

Plaintiff in the derivative action filed an amended complaint on June 4, 2021. The derivative suit is brought by an alleged stockholder of Oracle, purportedly on Oracle’s behalf, against our Chief Technology Officer, our Chief Executive Officer and the estate of Mark Hurd. Plaintiff claims that the alleged actions described in the 10b-5 class action caused harm to Oracle, including harming Oracle because Oracle allegedly repurchased its own stock at an inflated price. Plaintiff also claims that defendants violated their fiduciary duties of candor, good faith, loyalty, and due care by failing to prevent this alleged harm. Plaintiff also brings derivative claims for violations of federal securities laws. Plaintiff seeks a ruling that this case may proceed as a derivative action, a finding that defendants are liable for breaching their fiduciary duties, an award of damages to Oracle, an order directing defendants to enact corporate reforms, attorneys’ fees and costs, and unspecified relief. The parties have reached an agreement in

2024 Annual Meeting of Stockholders 69

principle to settle this case, under which Oracle will implement certain corporate governance measures, which shall remain in place for five years, and Oracle will pay plaintiffs’ attorneys’ fees and costs of no more than $700,000. On April 5, 2024, plaintiffs filed a motion for preliminary approval of the proposed settlement. On August 8, 2024, the court held a hearing where it granted plaintiffs’ motion and preliminarily approved the settlement. A final fairness hearing is scheduled for November 14, 2024.

While Oracle continues to evaluate these claims, we do not believe these matters will have a material impact on our financial position or results of operations.

Netherlands Privacy Class Action

On August 14, 2020, The Privacy Collective (TPC), a foundation having its registered office in Amsterdam, filed a purported class action lawsuit against Oracle Nederland B.V, Oracle Corporation and Oracle America, Inc. (the Oracle Defendants), Salesforce.com, Inc. and SFDC Netherlands B.V. in the District Court of Amsterdam. TPC alleges that the Oracle Defendants’ Data Management Platform product violates certain articles of the EU Charter of Fundamental Rights, the General Data Protection Regulation and the Dutch Telecommunications Act (Telecommunicatiewet). TPC claims damages under a number of categories, including: “immaterial damages” (at a fixed amount of €500 per Dutch internet user); “material damages” (in that the costs of loss of control over personal data should be equated to the market value of the personal data for parties like the Oracle Defendants); compensation for losses suffered due to an alleged data breach (at a fixed amount of €100 per Dutch internet user); and compensation for the costs of the litigation funder (10% to 25% of the compensation awarded); and the (actual) cost of the proceedings and extrajudicial costs.

We filed our defense on March 3, 2021, and on December 29, 2021, the District Court issued a judgment, holding that all of TPC’s claims were deemed inadmissible because of fundamental procedural flaws. TPC filed an appeal with the Court of Appeal in Amsterdam challenging the District Court’s judgment, except for the claims regarding the alleged data breach, which were dropped. On June 18, 2024, the Court of Appeal overturned the District Court’s decision regarding admissibility, thus permitting the case to proceed. We requested that the Court of Appeal permit an interim appeal to the Dutch Supreme Court and/or the European Court of Justice, and the Court of Appeal granted this request on September 24, 2024. Further proceedings on the merits are stayed during the pendency of this appeal. We believe that we have meritorious defenses against this action, including defenses to the quantum of damages claimed, and we will continue to vigorously defend it.

While the final outcome of this matter cannot be predicted with certainty and we cannot estimate a range of loss at this time, we do not believe that it will have a material impact on our financial position or results of operations.

70 2024 Annual Meeting of Stockholders

PROPOSAL NO. 1: ELECTION OF DIRECTORS

At our Annual Meeting, stockholders will elect directors to hold office until the next annual meeting of stockholders and until the director’s successor is elected and qualified, or until the director’s earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each nominee has agreed to be named in this proxy statement and to serve if elected. If any nominee for any reason is unable or unwilling to serve, the proxies may be voted for such substitute nominee as the proxy holder may determine, unless the Board, in its discretion, reduces the number of directors serving on the Board.

Directors

The following directors are being nominated for election by our Board, including our CEO and our other executive officers on our Board:

Awo Ablo	George H. Conrades	Leon E. Panetta

Jeffrey S. Berg	Lawrence J. Ellison	William G. Parrett

Michael J. Boskin	Rona A. Fairhead	Naomi O. Seligman

Safra A. Catz	Jeffrey O. Henley

Bruce R. Chizen	Charles W. Moorman

For details regarding Board qualifications and the specific experiences, qualifications and skills of each of our director nominees, see “Board of Directors—Nominees for Directors” beginning on page 9.

Required Vote

Directors are elected by a plurality of votes cast. Our majority voting and mandatory resignation policy for directors in our Corporate Governance Guidelines states that in an uncontested election, if any director nominee receives an equal or greater number of votes WITHHELD from his or her election as compared to votes FOR such election (a Majority Withheld Vote) and no successor has been elected at such meeting, the director must promptly tender his or her resignation following certification of the stockholder vote.

The Governance Committee will promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant.

The Board will act on the Governance Committee’s recommendation within 90 days following certification of the stockholder vote. The Board may accept or reject a director’s resignation. Thereafter, the Board will promptly publicly disclose in a report furnished to the SEC its decision regarding the tendered resignation, including its rationale for accepting or rejecting the tendered resignation. If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board, in each case pursuant to our Bylaws. If a director’s resignation is not accepted by the Board, the director will continue to serve until the next annual meeting of stockholders and until his or her successor is duly elected, or his or her earlier resignation or removal.

Full details of our majority voting and mandatory resignation policy for directors are set forth in our Corporate Governance Guidelines, available at www.oracle.com/goto/corpgov.

The Board of Directors recommends a vote FOR the election of each of the nominated directors.

2024 Annual Meeting of Stockholders 71

PROPOSAL NO. 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to cast a non-binding, advisory vote on the compensation of our NEOs (a “say-on-pay” vote). We currently hold our say-on-pay vote annually and we expect the next say-on-pay vote will occur in 2025. In deciding how to vote on this proposal, we urge you to consider the following factors, as well as the information contained in “Executive Compensation—Compensation Discussion and Analysis” beginning on page 36.

Fiscal 2024 Named Executive Officers (NEOs)

Lawrence J. Ellison Chairman and CTO*
Safra A. Catz CEO**
Jeffrey O. Henley Vice Chairman
Stuart Levey Executive Vice President, Chief Legal Officer
Edward Screven Executive Vice President, Chief Corporate Architect

*Although Mr. Ellison is not an NEO for fiscal 2024, we have included his compensation in the presentation of the compensation tables as voluntary disclosure

** Ms. Catz also serves as our principal financial officer

Fiscal 2024 Executive Compensation Highlights For Our NEOs

Mr. Ellison and Ms. Catz

•  No increase in Mr. Ellison’s base salary of $1 or Ms. Catz’s base salary of $950,000

•  Each earned $5,292,260 in connection with the annual performance-based cash bonus program

•  No new equity awards and three tranches of PSOs have vested since the PSOs were granted in fiscal 2018

Messrs. Henley, Levey and Screven

•  No increase in the base salaries for Messrs. Henley, Levey and Screven and each received an RSU award

•  Each of these three NEOs also received a cash bonus

•  The total compensation mix for these NEOs was heavily weighted toward equity-based awards, whose value correlates with our stock price, thus aligning their total direct compensation with the interests of our stockholders

72 2024 Annual Meeting of Stockholders

Human Capital and Compensation Best Practices

Best Practices We Employ

✓	Compensation Committee has general oversight over all matters related to human capital management and reviews attrition, engagement data and diversity metrics for employees at all career levels

✓	Diversity metrics and EEO-1 statement are publicly available on our Culture and Inclusion website

✓	High proportion of compensation for our CEO and CTO is performance-based and aligned with stockholders’ interests

✓	Caps on maximum payout of bonuses and performance-based equity awards

✓	Robust stock ownership guidelines

✓	Disciplined dilution rates from equity awards

✓	Robust compensation recovery (clawback) policy in the event of a financial restatement or significant misconduct

✓	Independent Compensation Committee

✓	Annual risk assessment of compensation programs

✓	Independent compensation consultant

✓	Anti-pledging policy applicable to all employees and directors except Mr. Ellison (whose pledging activities are carefully monitored by our Governance Committee)

✓	Anti-hedging policy applicable to all employees and directors

✓	Executive Bonus Plan applicable to executive officers directly responsible for Oracle’s financial performance uses pre-established financial performance metrics

✓	Compensation-focused stockholder engagement

Practices We Avoid

×	No severance benefit arrangements for executives except as required by law or provided under our equity incentive plan to employees generally

×	No “single-trigger” change in control vesting of equity awards

×	No change in control acceleration of performance-based cash bonuses

×	No minimum guaranteed vesting for performance-based equity awards granted to our NEOs

×	No “golden parachute” tax reimbursements or gross-ups for our NEOs

×	No payout or settlement of dividends or dividend equivalents on unvested equity awards

×	No supplemental executive retirement plans, executive pensions or excessive retirement benefits

×	No repricing, cash-out or exchange of “underwater” stock options without stockholder approval

Required Vote

We are asking our stockholders to support the compensation of our NEOs and our compensation philosophy as described in this proxy statement. You may vote FOR or AGAINST the following resolution, or you may ABSTAIN. This non-binding advisory vote on NEO compensation will be approved if it receives the affirmative vote of the holders of a majority of shares of Oracle common stock present or represented and entitled to vote on this matter at the Annual Meeting.

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in Oracle’s proxy statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, which includes the Compensation Discussion and Analysis, the compensation tables and related narrative disclosures that accompany the compensation tables.”

2024 Annual Meeting of Stockholders 73

Your vote is advisory, and therefore not binding on Oracle, the Board or the Compensation Committee, and will not be interpreted as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board or the Compensation Committee. Nevertheless, our Board and Compensation Committee value the opinions of our stockholders and view this vote as one of the modes of communication with stockholders. As in prior years, the Board and Compensation Committee will review and consider the outcome of this vote in determining future compensation arrangements for our NEOs.

The Board of Directors unanimously recommends a vote FOR the advisory approval of the compensation of our NEOs.

74 2024 Annual Meeting of Stockholders

PROPOSAL NO. 3: RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our F&A Committee is responsible for overseeing the engagement, independence, compensation, retention and services of our independent registered public accounting firm retained to audit our consolidated financial statements. The F&A Committee has selected Ernst & Young LLP (EY) as our independent registered public accounting firm to perform the audit of our consolidated financial statements for fiscal 2025. Representatives of EY will be present at the Annual Meeting, will be given an opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.

EY has served as our independent registered public accounting firm since 2002. In conjunction with the mandated rotation of EY’s lead engagement partner, the F&A Committee is involved in the selection of EY’s lead engagement partner. The F&A Committee also periodically considers whether there should be a rotation of independent registered public accounting firms because the F&A Committee believes that it is important for the registered public accounting firm to maintain independence and objectivity. In deciding to engage EY, our F&A Committee reviewed, among other factors, registered public accounting firm independence issues raised by commercial relationships we have with the other major accounting firms. We have no commercial relationship with EY that would impair its independence. Consequently, at this time, the F&A Committee does not believe that a rotation of registered public accounting firms is merited and believes that the continued retention of EY to serve as our independent registered public accounting firm is in the best interests of Oracle and its stockholders.

The F&A Committee reviews audit and non-audit services performed by EY, as well as the fees charged by EY for such services. In its review of non-audit service fees, the F&A Committee considers, among other things, the possible effect of the performance of such services on the registered public accounting firm’s independence. Additional information concerning the F&A Committee and its activities with EY can be found in the following sections of this proxy statement: “Board of Directors—Committees, Membership and Meetings” and “Report of the Finance and Audit Committee of the Board of Directors.”

Pre-approval Policy and Procedures

We have a policy that outlines procedures intended to ensure that our F&A Committee pre-approves all audit and non-audit services provided to us by EY. The current policy provides for (1) general pre-approval of audit and audit-related services which do not exceed certain aggregate dollar thresholds approved by the F&A Committee, and (2) specific pre-approval of all other permitted services and any proposed services which exceed these same dollar thresholds. Throughout the year, the F&A Committee reviews updates regarding the nature and extent of services provided by EY.

The term of any general pre-approval is twelve months from the date of pre-approval unless the F&A Committee considers a different period and states otherwise. The F&A Committee will annually review and pre-approve a dollar amount for each category of services that may be provided by EY without requiring further approval from the F&A Committee. The policy describes the audit, audit-related, tax and all other services that have this general pre-approval, and the F&A Committee may add to, or subtract from, the list of general pre-approved services from time to time.

In connection with this pre-approval policy, the F&A Committee will consider whether the categories of pre-approved services are consistent with the SEC’s rules on auditor independence. The F&A Committee will also consider whether the independent registered public accounting firm may be best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor is necessarily determinative.

The F&A Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services. It may determine, for each fiscal year, the appropriate ratio between the total amount of fees for audit, audit related and tax services and the total amount of fees for certain permissible non-audit services classified as “all other fees.”

The F&A Committee pre-approved all audit and non-audit fees of EY during fiscal 2024.

2024 Annual Meeting of Stockholders 75

Ernst & Young Fees

The following table sets forth approximate aggregate fees billed to us by EY for fiscal 2024 and fiscal 2023:

	2024	2023

Audit Fees (1)	$26,129,621	$26,808,264
Audit Related Fees (2)	4,123,923	5,054,189
Tax Fees (3)	1,436,692	1,567,137
All Other Fees (4)	11,200	—
Total Fees	$31,701,436	$33,429,590

(1)

Audit fees consisted of professional services provided in connection with the audit of our financial statements and internal control over financial reporting, the review of our quarterly financial statements and registration statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Audit related fees consisted of services with respect to the Statement on Standards for Attestation Engagements (SSAE) No. 16, related to our and our acquired entities’ cloud services offerings.

(3)	Tax fees consisted principally of tax compliance and advisory services for Oracle and entities acquired by Oracle.

(4)	All other fees consisted principally of general training and advisory services.

Required Vote

The ratification of the selection of EY requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on this matter at our Annual Meeting.

The Board of Directors unanimously recommends a vote FOR the ratification of the selection of EY.

REPORT OF THE FINANCE AND AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Review of Oracle’s Audited Financial Statements for the Fiscal Year Ended May 31, 2024

The F&A Committee has reviewed and discussed with our management our audited consolidated financial statements for the fiscal year ended May 31, 2024.

The F&A Committee has discussed with Ernst & Young LLP (EY), our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the PCAOB) and the U.S. Securities and Exchange Commission (the SEC).

The F&A Committee has also received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the F&A Committee concerning independence and the F&A Committee has discussed the independence of EY with that firm.

Based on the F&A Committee’s review and discussions noted above, the F&A Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K, for the fiscal year ended May 31, 2024, for filing with the SEC.

Submitted by:	Michael J. Boskin, Chair
Jeffrey S. Berg
Bruce R. Chizen
Rona A. Fairhead

76 2024 Annual Meeting of Stockholders

PROPOSAL NO. 4: STOCKHOLDER PROPOSAL REGARDING A REPORT ON CLIMATE RISKS TO RETIREMENT PLAN BENEFICIARIES

As You Sow, on behalf of Remmer Family Foundation Inc, Edwards Mother Earth Foundation, Frances L. Bell T/W fbo Roger de Freitas, Humankind Benefit Corporation and The Pleiades Trust, have notified us that they intend to present the following proposal (the Retirement Plan Climate Risk Report Proposal) at the Annual Meeting. The address and share ownership information of the proponents is available upon oral or written request. The Retirement Plan Climate Risk Report Proposal is presented in the form in which it was received, and Oracle is not responsible for any inaccuracies it may contain.

The Board of Directors opposes the following Retirement Plan Climate Risk Report Proposal for the reasons stated after the proposal.

Proposal No. 4 – Retirement Plan Climate Risk Report

WHEREAS: Greenhouse gas emissions and the resulting warming is causing significant, deleterious consequences for the global economy. Those harms are predicted to grow. Prior studies estimate that unmitigated climate change will cut the world economy by $23 trillion by 2050; a recent study indicates that the long-term costs may be six times higher than previously estimated. 1,2

These effects will have a particularly significant impact on workers saving for retirement. Retirement plan beneficiaries have long investment horizons, and “[t]he longer term the investment horizon, the more likely it is that climate will not only be a material risk, but the most material risk.”3 Climate portfolio risk to retirement plans will be difficult to mitigate. An International Finance Corporation report concludes that “…the traditional way of managing risk through a shift in asset allocation into increased holdings of more conservative, lower risk, lower return asset classes may do little to offset climate risks.”4

While our Company has taken actions to address its operational greenhouse gas emissions,5 it has not acted to meaningfully address the emissions generated by its retirement plan investments. The plan’s most popular option by assets invested is the Vanguard Target Retirement fund series. The funds in this series account for 26% of plan assets.6 These funds invest heavily in high-carbon companies and companies contributing to deforestation.7

High-carbon and deforestation-risk retirement plan investments are especially perverse when made on behalf of younger workers with longer term investment time horizons.8 Such investments help fuel the climate crisis and make worst-case economic scenarios more likely by locking in future temperature increases. The retirement savings of younger workers will therefore suffer relatively higher impact from climate-related declines in global GDP than older workers’ retirement savings.

The Company’s high carbon retirement plan may also contribute to difficulty in worker recruitment and retention, as polling indicates employee demand for responsible retirement options.9

Federal law requires that retirement plan fiduciaries act in beneficiaries’ best interests and ensure prudence of the plan’s investments. Recent regulatory amendments have confirmed that managing material climate risk is an appropriate consideration for retirement plan fiduciaries.10 The Company can best ensure that it is meeting its obligations to employees—especially younger employees—by appropriately mitigating climate risk in its retirement plan investments.

BE IT RESOLVED: Shareholders request Oracle publish a report disclosing if and how the Company is protecting plan beneficiaries—especially those with a longer investment time horizon—from increased future portfolio risk created by present-day investments in high-carbon companies.

1 https://www.nytimes.com/2021/04/22/climate/climate-change-economy.html

2 https://www.ucl.ac.uk/news/2021/sep/economic-cost-climate-change-could-be-six-times-higher-previously-thought

3 https://www.plansponsor.com/in-depth/climate-change-benchmarking-risk-retirement-plans/

4 https://www.calpers.ca.gov/docs/forms-publications/mercer-asset-allocation-report.pdf, p.2

5 https://www.oracle.com/sustainability/

6 https://investyourvalues.org/retirement-plans/oracle

7 https://investyourvalues.org/retirement-plans/oracle

8 https://www.bloomberg.com/news/features/2022-10-20/how-to-purge-fossil-fuel-investments-from-your-401-k-or-ira#xj4y7vzkg

9 https://www.benefitnews.com/news/employees-want-retirement-plans-to-include-esg-investing

10 https://www.federalregister.gov/documents/2022/12/01/2022-25783/prudence-and-loyalty-in-selecting-plan-investments-and-exercising-shareholder-rights

2024 Annual Meeting of Stockholders 77

Statement in Opposition to Proposal No. 4

At Oracle, we believe that our success is driven by the quality of our people, and this belief drives our benefits philosophy. We strive to attract and retain talented employees through our comprehensive employee benefits, including by helping our employees save for retirement through a flexible and thoughtfully designed 401(k) plan. In furtherance of our benefits philosophy, plan participants have the ability to direct their investments to a variety of options, including climate conscious and other environmental, social and governance (ESG)-focused options. However, by focusing too narrowly on climate issues, the proposal risks putting undue pressure on the plan fiduciary to prioritize those issues over plan participants’ financial interests. As a result, our Board believes the report requested by this proposal is an ineffective means of promoting environmental sustainability and would inappropriately interfere with the plan fiduciary’s discharge of its fiduciary duties under U.S. federal law.

Oracle’s 401(k) plan participants are already free to invest in a wide range of investments, including ESG-focused investment options.

Oracle’s 401(k) plan is designed to offer plan participants flexibility to pursue their retirement goals via a wide range of options and strategies, including target date funds, passive and active investments covering specific market sectors, and options to invest outside of the core fund offerings. Plan participants may also use the plan’s self-directed brokerage option, which provides even broader access to individual stocks, exchange-traded funds, mutual funds and bonds, some of which focus on ESG factors. Taken together, the diverse investment options under our 401(k) plan already enable participants to tailor their investment strategies in ways that align with their financial goals, risk tolerances and investment preferences, including ESG principles.

The plan fiduciary of our 401(k) plan is legally required to select investment options solely in the interest of plan participants and is not responsible for selecting the underlying investments that comprise such options.

As is customary for large plans like Oracle’s, investment options under our 401(k) plan are chosen and monitored by an internal plan committee, which reports to our Board and acts as an internal independent fiduciary (in conjunction with an external co-fiduciary investment advisor) to discharge its duties as plan fiduciary with respect to our 401(k) plan. U.S. federal law requires a plan fiduciary, including the fiduciary of our 401(k) plan, to exercise reasonable care, skill and prudence when selecting investment options under a retirement plan to be made available to plan participants, and to select investment options (including the default investment option under the plan) based on factors that it determines are relevant to a risk and return analysis. The plan fiduciary may not “subordinate the interests of the participants and beneficiaries in their retirement income or financial benefits under the plan to other objectives” or “sacrifice investment return or take on additional investment risk to promote benefits or goals unrelated” to such interests.

Consistent with this obligation under U.S. federal law, Oracle’s plan fiduciary selects investment options based on the risk and return factors that it deems relevant and appropriate to the independent discharge of its fiduciary duties. The plan fiduciary reviews these investment options each quarter to evaluate their appropriateness for a long-term investment horizon and thoughtfully analyzes, constructs and monitors investment options across a variety of different asset classes and investment styles, taking into account the potential risks, rewards and goals of each investment option. It also evaluates the third-party managers of our 401(k) plan’s core investment options on their ability to maximize the financial return on their strategies by reacting and responding to market changes over time adjusting to both long-term and short-term changes in the investment environment. These managers, and not Oracle, are ultimately responsible for selecting the investments that comprise their investment portfolios.

While the Board recognizes that climate, carbon and other ESG-related risks can be relevant to selecting investment options, the Board believes that the report requested by this proposal focuses too narrowly on these areas and risks putting undue pressure on the plan fiduciary to give greater weight to such factors than it considers appropriate in its evaluation of risks and returns or to prioritize such factors over plan participants’ financial interests. As a result, the proposal may subvert the ability of the plan fiduciary to exercise independent judgment in the discharge of its fiduciary duties.

The proposal is an ineffective means of promoting environmental sustainability.

While Oracle is committed to environmental sustainability, the Board believes that the report requested by this proposal would not do more to protect plan participants or provide any meaningful additional information to our

78 2024 Annual Meeting of Stockholders

stockholders or employees. The professional money managers who administer the investment options under our 401(k) plan are responsible for selecting specific portfolio investments, and the options available under our plan already enable plan participants to invest in climate conscious options. Plan participants—not Oracle—ultimately decide where to invest their savings.

In addition, the proposal inappropriately seeks to interfere with the plan fiduciary’s obligation to carefully and independently select the core investment options under our plan by emphasizing just one factor among the many factors that may be considered in that review.

For the reasons set forth above, the Board unanimously recommends a vote AGAINST adoption of Proposal No. 4.

Required Vote

The adoption of the Retirement Plan Climate Risk Report Proposal requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on this matter at our Annual Meeting.

The Board of Directors unanimously recommends a vote AGAINST adoption of Proposal No. 4.

2024 Annual Meeting of Stockholders 79

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING

Our Bylaws contain procedures governing how stockholders may submit proposals or director nominations to be considered at our annual meetings. The SEC has also adopted regulations (Exchange Act Rule 14a-8) that govern the inclusion of stockholder proposals in our annual proxy materials.

The table below summarizes the requirements for stockholders who wish to submit proposals or director nominations for our 2025 Annual Meeting of Stockholders. Stockholders should carefully review our Bylaws and Exchange Act Rules 14a-8 and 14a-19 to ensure that they have satisfied all of the requirements necessary to submit proposals or director nominations to be considered at our 2025 Annual Meeting of Stockholders. Our Bylaws are posted on our website at www.oracle.com/goto/corpgov.

	Proposals for inclusion in 2025 proxy statement	Director nominations for inclusion in 2025 proxy statement (proxy access)	Other proposals/nominations to be presented at 2025 Annual Meeting*

Type of Proposal or Nomination	SEC rules permit stockholders to submit proposals for inclusion in our proxy statement by satisfying the requirements described in Exchange Act Rule 14a-8.

A stockholder or a group of up to 20 stockholders meeting the ownership requirements described in Section 1.12 of our Bylaws may submit director nominees (constituting up to the greater of two directors or 20% of the Board) for inclusion in our proxy statement by satisfying the requirements described in Section 1.12 of our Bylaws.

Stockholders may present proposals or director nominations directly at the annual meeting (but not for inclusion in our proxy statement) by satisfying the requirements described in Section 1.11 of our Bylaws.

When Proposal or Nomination Must Be Received by Oracle	No later than the close of business on May 28, 2025. However, if we did not hold an annual meeting the previous year, or if the date of our annual meeting has changed by more than 30 days from the anniversary of the previous year’s meeting, we will announce a new deadline in our public filings with the SEC.

No earlier than April 28, 2025 and no later than the close of business on May 28, 2025. However, if our annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, a stockholder’s written notice will be timely if it is delivered by the later of the 120th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Exchange Act Rule 14a-19 no later than September 15, 2025. However, we note that this date does not supersede any of the requirements or timing required by our Bylaws.

No earlier than May 28, 2025 and no later than the close of business on June 27, 2025. However, if our annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, a stockholder’s written notice will be timely if it is delivered by the later of the 90th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting.

Where to Send Proposal or Nomination

By Mail: Corporate Secretary, Oracle Corporation, 2300 Oracle Way, Austin, Texas 78741, with a confirmation copy sent by email to the email address below

By Email: Corporate_Secretary@oracle.com, with a confirmation copy sent by mail to the address above

What Must Be Included with Proposal or Nomination	The information required by Exchange Act Rule 14a-8	The information required by our Bylaws	The information required by our Bylaws

*

If stockholders do not comply with the Bylaw notice deadlines in this column, we reserve the right not to submit the stockholder proposals or nominations to a vote at our annual meeting. If we are not notified of a stockholder proposal or nomination by June 27, 2025, then the management personnel who have been appointed as proxies may have the discretion to vote for or against such stockholder proposal or nomination, even though such proposal or nomination is not disclosed in the proxy statement.

Under our Bylaws, if the number of directors to be elected to the Board is increased and we do not make a public announcement specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s written notice of nominees for any new position will be considered timely if it is delivered to our Corporate Secretary by the 10th day following the announcement.

80 2024 Annual Meeting of Stockholders

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Who is soliciting my vote?

A:	The Board of Directors of Oracle is soliciting your vote at the 2024 Annual Meeting of Stockholders (Annual Meeting).

Q:	What is the purpose of the Annual Meeting?

A:	You will be voting on the following items of business:

•	the election of directors (Proposal 1);

•	an advisory vote to approve the compensation of our NEOs (Proposal 2);

•	the ratification of the selection of EY as our independent registered public accounting firm for fiscal 2025 (Proposal 3); and

•	one stockholder proposal, if properly presented at the Annual Meeting (Proposal 4).

If any other business properly comes before the meeting, you will be voting on those items as well.

Q:	What are the Board of Directors’ recommendations?

A:	The Board recommends that you vote your shares as follows:

•	for the election of each of the director nominees (Proposal 1);

•	for the approval, on an advisory basis, of the compensation of our NEOs (Proposal 2);

•	for the ratification of the selection of EY as our independent registered public accounting firm for fiscal 2025 (Proposal 3);

•	against the stockholder proposal (Proposal 4); and

•	for or against other matters that come before the Annual Meeting, if any, as the proxy holders deem advisable.

Q:	Who is entitled to vote at the Annual Meeting?

A:

The Board set September 16, 2024 as the record date for the Annual Meeting. All stockholders who owned Oracle common stock at the close of business on September 16, 2024 may vote at the Annual Meeting.

Q:	Who can attend the Annual Meeting?

A.

All stockholders as of the record date may attend the virtual 2024 Annual Meeting. We will also make the Annual Meeting viewable to any guests interested in Oracle’s business. Guests will not be able to vote shares or ask questions during the meeting.

Q:	Can stockholders ask questions during the Annual Meeting?

A.

Yes. We will answer stockholder questions submitted in advance of, and questions submitted live during, the Annual Meeting. Each stockholder may submit one question either in advance of or during the meeting. Stockholders wishing to submit a question in advance of the meeting may do so at www.proxyvote.com after logging in with the 16-digit control number included on the Notice of Internet Availability of Proxy Materials, on their proxy card (if they requested printed materials), or on the instructions that accompanied their proxy materials. Alternatively, each stockholder may submit their question during the Annual Meeting through www.virtualshareholdermeeting.com/ORCL2024. Please identify yourself when submitting a question. We will

2024 Annual Meeting of Stockholders 81

endeavor to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct, which will be available during the Annual Meeting at www.virtualshareholdermeeting.com/ORCL2024. We reserve the right to edit any inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Oracle’s business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition in the interest of time and fairness to all stockholders. The question and answer session will be accessible following the meeting as part of the recording of the meeting that will be available at www.virtualshareholdermeeting.com/ORCL2024 and on our website at www.oracle.com/investor following the Annual Meeting through November 21, 2024.

Q:	What do I need to attend the Annual Meeting and when should I access the Annual Meeting?

A:

This year’s Annual Meeting will be held in a virtual format only. The accompanying proxy materials and the meeting’s website (www.virtualshareholdermeeting.com/ORCL2024) include instructions on how to participate in the meeting and how you may vote your shares of Oracle stock. Stockholders may vote and submit questions while connected to the Annual Meeting on the Internet. To be admitted to the Annual Meeting, you must enter the 16-digit control number included on the Notice of Internet Availability of Proxy Materials, on your proxy card (if you requested or received printed materials) or on the voting instruction forms that accompanied your proxy materials.

We encourage you to access the Annual Meeting before it begins. You may access the meeting site 15 minutes before the meeting on November 14, 2024. If you have difficulty accessing the meeting, please call the technical support number that will be posted on the meeting log-in page. We will have technicians available to assist you beginning 30 minutes prior to the meeting at 8:30 a.m., Central Time, on November 14, 2024.

Q:	Will the Annual Meeting be recorded and available on the Internet?

A:	Yes, a recording of the meeting will be available at www.virtualshareholdermeeting.com/ORCL2024 and on our website at www.oracle.com/investor following the Annual Meeting through November 21, 2024.

Q:	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

A:

We are permitted to furnish proxy materials, including this proxy statement and our Annual Report on Form 10-K for fiscal 2024, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, explains how you may access and review all of the proxy materials on the Internet. The Notice also describes how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail or email will remain in effect until you revoke it.

Q:	Can I vote my shares by filling out and returning the Notice?

A:

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet and how to request paper copies of the proxy materials.

Q:	Why didn’t I receive a notice in the mail regarding the Internet availability of proxy materials?

A:

Stockholders who previously elected to access proxy materials over the Internet will not receive the Notice in the mail. You should have received an email with links to the proxy materials and online proxy voting. Additionally, if you previously requested paper copies of the proxy materials or if applicable regulations require delivery of the proxy materials, you will not receive the Notice.

If you received a paper copy of the proxy materials or the Notice by mail, you can eliminate all such paper mailings in the future by electing to receive an email that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of printing and mailing documents to your home or business and help us conserve natural resources. To request electronic delivery, please go to www.oracle.com/investor or the website provided on your proxy card or voting instruction card.

82 2024 Annual Meeting of Stockholders

Q:	How many votes do I have?

A:

You will have one vote for each share of Oracle common stock you owned at the close of business on the record date, provided those shares were either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and beneficial owner?

A:

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice or proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote electronically at the Annual Meeting. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.

Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice or these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. If you requested printed proxy materials, your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

Q:	How many votes can be cast by all stockholders?

A:

Each share of Oracle common stock is entitled to one vote. There is no cumulative voting. We had 2,771,063,110 shares of common stock outstanding and entitled to vote on the record date, September 16, 2024.

Q:	How many votes must be present to hold the Annual Meeting?

A:

A majority of the shares entitled to vote as of the record date must be present on the virtual meeting platform or by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Shares are counted as present at the Annual Meeting if you properly cast your vote electronically or telephonically, or a proxy card has been properly submitted by you or on your behalf. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:	What are the voting requirements and effect of abstentions, withheld votes and broker non-votes for each proposal?

A:

The following table summarizes the votes required for passage of each proposal and the effect of withheld votes or abstentions and broker non-votes for each proposal. See “—What if I don’t give specific voting instructions?” below for more information regarding broker non-votes.

2024 Annual Meeting of Stockholders 83

Proposal		Voting Options and Board Recommendation	Voting Requirements	Effect of Withheld Votes or Abstentions	Effect of Broker Non-Votes

1	Election of each of the directors	✓ FOR WITHHOLD	Directors are elected by a plurality of the votes cast. This means that the 13 individuals nominated for election to the Board who receive the most FOR votes will be elected.

Only votes FOR are counted in determining whether a plurality has been cast in favor of a director nominee. If you WITHHOLD authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated. For a WITHHOLD vote, your shares will be counted for purposes of determining whether there is a quorum and will have a similar effect as a vote against that director nominee under our majority voting and mandatory resignation policy for directors (as discussed below).

If you hold your shares in street name and do not provide the organization that holds your shares with voting instructions, your shares will be considered broker non-votes with regard to the proposal. Broker non-votes will be counted as present for purposes of establishing a quorum but will not affect the outcome of the vote.

2	Approval, on an advisory basis, of the compensation of our NEOs	✓ FOR AGAINST ABSTAIN	Affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on this matter at our Annual Meeting.

If your shares are represented at the Annual Meeting but you ABSTAIN, your shares will be counted as present and entitled to vote on a particular matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against the proposal.

If you hold your shares in street name and do not provide the organization that holds your shares with voting instructions, your shares will be considered broker non-votes with regard to the proposal. Broker non-votes will be counted as present for purposes of establishing a quorum but will not affect the outcome of the vote.

3	Ratification of the selection of EY as our independent registered public accounting firm for fiscal 2025	✓ FOR AGAINST ABSTAIN	Affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on this matter at our Annual Meeting.

If your shares are represented at the Annual Meeting but you ABSTAIN, your shares will be counted as present and entitled to vote on a particular matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against the proposal.

If you hold your shares in street name and do not provide the organization that holds your shares with voting instructions, the broker or other nominee may exercise discretion and vote on this matter.

4	One stockholder proposal, if properly presented at the Annual Meeting	FOR ✓ AGAINST ABSTAIN	Affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on this matter at our Annual Meeting.

If your shares are represented at the Annual Meeting but you ABSTAIN, your shares will be counted as present and entitled to vote on a particular matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against the proposal.

If you hold your shares in street name and do not provide the organization that holds your shares with voting instructions, your shares will be considered broker non-votes with regard to the proposal. Broker non-votes will be counted as present for purposes of establishing a quorum but will not affect the outcome of the vote.

84 2024 Annual Meeting of Stockholders

Q:	What is Oracle’s majority voting and mandatory resignation policy for directors?

A:

While directors are elected by a plurality of votes cast, our Corporate Governance Guidelines include a majority voting and mandatory resignation policy for directors. This policy states that in an uncontested election, any director nominee who receives an equal or greater number of votes WITHHELD from his or her election as compared to votes FOR such election and if no successor has been elected at such meeting, the director must tender his or her resignation following certification of the stockholder vote. The Governance Committee is required to make recommendations to the Board with respect to any such tendered resignation. The Board will act on the tendered resignation within 90 days from the certification of the vote and will publicly disclose its decision, including its rationale.

Full details of our majority voting and mandatory resignation policy are set forth in our Corporate Governance Guidelines available on our website at www.oracle.com/goto/corpgov.

Q:	What does an advisory vote mean?

A:

Your votes on Proposal 2 (vote on NEO compensation), Proposal 3 (selection of EY as our independent registered public accounting firm) and Proposal 4 (the stockholder proposal) are advisory, which means the result of the votes are non-binding on Oracle, the Board and the committees of the Board. Although the votes are non-binding, the Board and its committees value the opinions of our stockholders and will review and consider the voting results when making future decisions regarding these matters.

Q:	What if I don’t give specific voting instructions?

A:

Stockholders of Record. If you are a stockholder of record and you indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board, or you return a signed proxy card but do not indicate how you wish to vote, then your shares will be voted:

•	in accordance with the recommendations of the Board on all matters presented in this proxy statement; and

•	as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting.

If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions on such matter.

Beneficial Owners. If you are a beneficial owner and hold your shares in street name and do not provide the organization that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. In very limited circumstances, brokers have the discretion to vote on matters deemed to be routine. Under applicable law, brokers generally do not have discretion to vote on most matters. For example, if you do not provide voting instructions to your broker, the broker could vote your shares for the ratification of the selection of EY as our independent registered public accounting firm (Proposal 3) because that is deemed to be a routine matter, but the broker could not vote your shares for any of the other proposals on the agenda for the Annual Meeting. We encourage you to provide instructions to your broker regarding the voting of your shares.

If you do not provide voting instructions to your broker and the broker has indicated that it does not have discretionary authority to vote on a particular proposal, your shares will be considered “broker non-votes” with regard to that matter. Broker non-votes will be considered as represented for purposes of determining a quorum but generally will not be considered as entitled to vote with respect to a particular proposal. Broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Thus, a broker non-vote will help with obtaining a quorum, but the broker non-vote will not otherwise count toward the outcome of the vote on a proposal that requires the affirmative vote of a majority of the shares present and entitled to vote.

Q:	Can I change my vote after I voted?

A:

Yes. Even if you voted by telephone or on the Internet or if you requested paper proxy materials and signed the proxy card or voting instruction card in the form accompanying this proxy statement, you retain the power to

2024 Annual Meeting of Stockholders 85

revoke your proxy or change your vote at any time before it is voted at the Annual Meeting. You can revoke your proxy or change your vote at any time before it is exercised at the Annual Meeting by giving written notice to the Corporate Secretary of Oracle specifying such revocation. You may change your vote by a later-dated vote by telephone or on the Internet or timely delivery of a valid, later-dated proxy or by voting at the Annual Meeting.

Q:	What does it mean if I receive more than one Notice, proxy or voting instruction card?

A:

It generally means that some of your shares are registered differently or are in more than one account. Please provide voting instructions for all Notices, proxy cards and voting instruction cards you receive.

Q:	Who pays for the proxy solicitation and how will Oracle solicit votes?

A:

We will bear the expense of printing, mailing and distributing these proxy materials and soliciting votes. In addition to the solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, electronic communications or otherwise. They will not be paid any additional compensation for such solicitation. We will request brokers and nominees who hold shares of our common stock in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse such brokers and nominees for their expenses incurred in forwarding solicitation materials to such beneficial owners. We have also retained Innisfree M&A Incorporated to solicit proxies and to separately prepare a stockholder vote analysis of certain proposals for an aggregate fee of approximately $25,000, plus any applicable customary costs and expenses.

Q:	Who will count the votes?

A:

Broadridge Financial Services has been appointed as the inspector of elections for the Annual Meeting. A representative of Broadridge Financial Services will tabulate votes cast by proxy or electronically before and during the meeting.

Q:	How do I find out the voting results?

A:

Preliminary voting results may be announced at the Annual Meeting, and final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting www.oracle.com/investor, calling our Investor Relations Department at 1-650-506-4073, writing to Investor Relations Department, Oracle Corporation, 500 Oracle Parkway, Redwood City, California 94065 or sending an email to investor_us@oracle.com.

Q:	What if I have questions about lost stock certificates or I need to change my mailing address?

A:

Stockholders may contact our transfer agent, Equiniti Trust Company, LLC, by calling 1-888-430-9892 or by emailing helpast@equiniti.com. Also see our transfer agent’s website at www.equiniti.com to get more information about these matters.

Q:	What if I need to change my email address?

A:

Opting to receive all future proxy materials online will save us the cost of printing and mailing documents to your home or business and help us conserve natural resources. If you need to change the email address that we use to mail proxy materials to you or if you wish to sign up to receive future mailings via email, please go to the website provided on your proxy card or voting instruction card to request to receive materials solely by electronic delivery in the future and supply the appropriate email address.

Q:	Who should I contact if I have questions?

A:

Stockholders with questions or who need assistance in voting their shares may call our proxy solicitor, Innisfree M&A Incorporated, toll-free at 1-877-750-9497. Banks and brokers may call collect at 1-212-750-5833.

86 2024 Annual Meeting of Stockholders

NO INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Report of the Finance and Audit Committee of the Board of Directors” and the “Report of the Compensation Committee of the Board of Directors” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC and are not deemed to be “Soliciting Material.” In addition, this proxy statement includes several website addresses or references to additional company reports found on those websites. These website addresses are intended to provide inactive, textual references only. The information on these websites, including the information contained in those reports, is not part of this proxy statement and is not incorporated by reference.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the meeting, and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice included in this proxy statement. As to any business that may properly come before the meeting, however, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of the persons voting such proxies.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding.” If stockholders have the same address and last name, do not participate in electronic delivery of proxy materials and have requested householding in the past, they will receive only one copy of our printed annual report and proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees and conserves natural resources. Each stockholder who participates in householding will continue to have access to and use separate voting instructions.

If any stockholders in your household wish to receive a separate annual report and proxy statement, they may call our Investor Relations Department at 650-506-4073 or write to Investor Relations Department, Oracle Corporation, 500 Oracle Parkway, Redwood City, California 94065, and we will promptly deliver a separate copy of the proxy materials. They may also send an email to our Investor Relations Department at investor_us@oracle.com. See also www.oracle.com/investor. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and proxy statements by contacting Investor Relations.

By Order of the Board of Directors,

Brian S. Higgins

Senior Vice President and Corporate Secretary

All stockholders are urged to vote electronically via the Internet or by telephone or, if you requested paper copies of the proxy materials, complete, sign, date and return the proxy card or voting instruction card in the enclosed postage-paid envelope. Thank you for your prompt attention to this matter.

2024 Annual Meeting of Stockholders 87

Cautionary Note on Forward-Looking Statements

Statements in this proxy statement relating to Oracle’s future plans, expectations, beliefs, intentions and prospects, such as statements regarding our intentions related to future grants of equity to certain of our NEOs, are “forward-looking statements” and are subject to material risks and uncertainties. Many factors could affect our current expectations and our actual results, and could cause actual results to differ materially. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” All information in this proxy statement is current as of September 25, 2024. Oracle undertakes no duty to update any statement in light of new information or future events.

88 2024 Annual Meeting of Stockholders

Oracle Corporation

2024 Annual Meeting of Stockholders

November 14, 2024

9:00 a.m. Central Time

ORACLE CORPORATION ATTN: LUIS MONTANO 2300 ORACLE WAY AUSTIN, TX 78741

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 13, 2024 for shares held directly and by 11:59 p.m. Eastern Time on November 11, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ORCL2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 13, 2024 for shares held directly and by 11:59 p.m. Eastern Time on November 11, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	V56807-P17961	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ORACLE CORPORATION The Board of Directors recommends you vote FOR the following:					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors				☐	☐	☐
	Nominees:
	01)	Awo Ablo	08)	Rona A. Fairhead
	02)	Jeffrey S. Berg	09)	Jeffrey O. Henley
	03)	Michael J. Boskin	10)	Charles W. Moorman
	04)	Safra A. Catz	11)	Leon E. Panetta
	05)	Bruce R. Chizen	12)	William G. Parrett
	06)	George H. Conrades	13)	Naomi O. Seligman
	07)	Lawrence J. Ellison
The Board of Directors recommends you vote FOR the following proposals:									For	Against	Abstain
2.	Advisory Vote to Approve the Compensation of our Named Executive Officers								☐	☐	☐
3.	Ratification of the Selection of our Independent Registered Public Accounting Firm								☐	☐	☐
The Board of Directors recommends you vote AGAINST the following proposal:									For	Against	Abstain
4.	Stockholder Proposal Regarding a Report on Climate Risks to Retirement Plan Beneficiaries								☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

V56808-P17961

ORACLE CORPORATION

Annual Meeting of Stockholders

November 14, 2024 9:00 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Lawrence J. Ellison, Jeffrey O. Henley and Brian S. Higgins, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of ORACLE CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, CST on November 14, 2024, at www.virtualshareholdermeeting.com/ORCL2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side